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Filed Pursuant to Rule 424(b)(3)

Registration No. 333-211513

NortonLifeLock Inc.

60 E. Rio Salado Parkway, Suite 1000

Tempe, Arizona 85281

(650) 527-8000

Prospectus Supplement No. 8

(to Prospectus dated July 26, 2019)

This Prospectus Supplement No. 8 supplements the prospectus, dated July 26, 2019 (the “Prospectus”), which was declared effective by the U.S. Securities and Exchange Commission (the “Commission”) on August 6, 2019, and which forms a part of our Post-Effective Amendment No. 3 to our Registration Statement on Form S-3 on Form S-1 (Registration No. 333-211513). This Prospectus Supplement No. 8 is being filed to update, amend and supplement the information included or incorporated by reference in the Prospectus with the information contained in our Definitive Proxy Statement on Schedule 14A, filed with the Commission on November 7, 2019 (the “Proxy Statement”). Accordingly, we have attached the Proxy Statement to this Prospectus Supplement No. 8.

The Prospectus and this Prospectus Supplement No. 8 relate to the registration of $500,000,000 in aggregate principal amount of our 2.500% Convertible Senior Notes due 2021 (the “notes”) and the shares of our common stock, par value $0.01, issuable upon conversion of the notes for resale by the selling securityholders identified in the Prospectus.

This Prospectus Supplement No. 8 should be read in conjunction with the Prospectus and is qualified by reference to the Prospectus except to the extent that the information in this Prospectus Supplement No. 8 supersedes the information contained in the Prospectus.

The notes are not listed on any securities exchange. Our common stock is listed on the Nasdaq Global Select Market and trades under the symbol “NLOK.” On November 7, 2019, the closing sale price of our common stock was $24.34 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 7 of the Prospectus, as well as those risk factors contained in the accompanying prospectus supplements and the documents included or incorporated by reference herein or therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the Prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 8 is November 7, 2019.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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NORTONLIFELOCK INC.
(Name of Registrant as Specified In Its Charter)

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(formerly Symantec Corporation)
60 E. Rio Salado Parkway, Suite 1000
Tempe, Arizona 85281

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS
to be held on:
December 19, 2019
9:00 a.m. Pacific Time

Dear Stockholder:

         You are cordially invited to attend our 2019 Annual Meeting of Stockholders (the "Annual Meeting"), which will be held at 9:00 a.m. (Pacific Time) on Thursday, December 19, 2019. On November 4, 2019 we changed our name from Symantec Corporation to NortonLifeLock Inc. This year's meeting will again be completely virtual and conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions prior to or during the meeting by visiting www.virtualshareholdermeeting.com/NLOK2019. You will also be able to vote your shares electronically at the Annual Meeting.

         We are excited to embrace the latest technology to provide expanded access, improved communication and cost savings for our stockholders. Hosting a virtual meeting enables increased stockholder attendance and participation since stockholders can participate from any location around the world. In addition, the online format will allow us to communicate more effectively with you via a pre-meeting forum that you can enter by visiting www.virtualshareholdermeeting.com/NLOK2019 and submit questions in advance of the Annual Meeting.

         For your convenience, we are also pleased to offer a re-playable webcast of the Annual Meeting at investor.nortonlifelock.com.

         We are holding the Annual Meeting for the following purposes, which are more fully described in the proxy statement:

    1.
    To elect the eight nominees named in the proxy statement to NortonLifeLock's Board of Directors;

    2.
    To ratify the appointment of KPMG LLP as NortonLifeLock's independent registered public accounting firm for the 2020 fiscal year;

    3.
    To hold an advisory vote to approve executive compensation;

    4.
    To consider and vote upon a stockholder proposal, if properly presented at the meeting; and

    5.
    To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         We are furnishing proxy materials to our stockholders primarily via the Internet to expedite stockholders' receipt of proxy materials, lower the cost of the Annual Meeting and help conserve natural resources. On or about November 7, 2019, we expect to send to our stockholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our proxy statement and our annual report, and how to vote through the Internet or by telephone.

         Only stockholders of record as of the close of business on November 1, 2019 are entitled to notice of, and vote at, the Annual Meeting or any postponement or adjournment thereof. A list of stockholders entitled to vote will be available for inspection at our offices for ten days prior to the Annual Meeting. If you would like to view this stockholder list, please contact Investor Relations at (650) 527-8020.

         Your vote is very important. Whether or not you plan to virtually attend the Annual Meeting, please vote at your earliest convenience by following the instructions in the Notice of Internet Availability of Proxy Materials or in the proxy card you received in the mail. You may revoke your proxy at any time before it is voted. Please refer to the "2019 Annual Meeting of Stockholders Meeting Information" section of the proxy statement for additional information.

BY ORDER OF THE BOARD OF DIRECTORS

SCOTT C. TAYLOR Executive Vice President, General Counsel and Secretary

Tempe, Arizona
November 7, 2019

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON DECEMBER 19, 2019.    The proxy statement and NortonLifeLock's Form 10-K for the 2019 fiscal year are available at http://investor.NortonLifeLock.com/About/Investors/financial-information/Annual-Reports/default.aspx.

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PROXY SUMMARY

        This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

2019 ANNUAL MEETING OF STOCKHOLDERS INFORMATION

Date and Time:	Thursday, December 19, 2019 at 9:00 a.m. Pacific Time
Location:	Meeting live via the Internet by visiting www.virtualshareholdermeeting.com/NLOK2019
Record Date:	November 1, 2019
Admission:
To participate in the Annual Meeting, visit www.virtualshareholdermeeting.com/NLOK2019. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.

VOTING MATTERS

Proposals	Board Recommendation	Page Number for Additional Information
1. Election of Directors	FOR	17
2. Ratification of Independent Registered Public Accounting Firm	FOR	28
3. Advisory Vote to Approve Executive Compensation	FOR	29
4. Stockholder Proposal regarding Independent Chairman	AGAINST	31

OUR DIRECTOR NOMINEES

								Other Current Public Boards
		Director Since			Committee Memberships
Name	Age		Principal Occupation	Independent	AC	CC	NGC
Sue Barsamian	60	2019	Director	Yes				1
Frank E. Dangeard	61	2007	Managing Partner, Harcourt	Yes				1
Nora M. Denzel	57	n/a*	Nominee	Yes				3
Peter A. Feld	40	2018	Managing Member and Head of Research, Starboard Value LP	Yes				1
Kenneth Y. Hao	51	2016	Managing Partner and Managing Director, Silver Lake Partners	Yes				2
David W. Humphrey	42	2016	Managing Director, Bain Capital	Yes				1
Vincent Pilette	47	n/a*	Chief Executive Officer	No				0
V. Paul Unruh	71	2005	Director	Yes				0

AC = Audit Committee         CC = Compensation and Leadership Development Committee         NGC = Nominating & Corporate Governance Committee

=	Member	=	Chair

* Reflects our Board and committee composition following the Annual Meeting, assuming Ms. Denzel and Mr. Pilette are elected. Neither Ms. Denzel nor Mr. Pilette currently serve on the Board of Directors or on any committees of the Board. Also gives effect to the appointment of Mr. Pilette as our CEO as of November 8, 2019.

OVERVIEW OF DIRECTOR NOMINEE QUALIFICATIONS AND EXPERIENCE

SOUND CORPORATE GOVERNANCE PRACTICES

  ✓
  Separate Independent Chairman and CEO

  ✓
  Board Committees Consist Entirely of Independent Directors

  ✓
  All Current Directors Attended at least 75% of Meetings Held

  ✓
  Independent Directors Meet Regularly in Executive Session

  ✓
  Annual Board and Committee Self-Evaluations

  ✓
  Risk Oversight by Full Board and Committees

  ✓
  Annual Election of All Directors

  ✓
  Majority Voting for Directors

  ✓
  Stockholder Ability to Call Special Meetings (15% threshold)

  ✓
  Stockholder Ability to Act by Written Consent

  ✓
  Proxy Access Subject to Standard Eligibility Requirements

  ✓
  Insider Trading Policy Prohibits Short-selling, Hedging and Pledging NortonLifeLock Securities

  ✓
  Stock Ownership Requirements for Directors and Executive Officers

EXECUTIVE COMPENSATION PHILOSOPHY AND PRACTICES

        The overriding principle driving our compensation programs continues to be our belief that it benefits our employees, customers, partners and stockholders to have management's compensation tied to our near-and long-term performance. Our pay programs reward achievement of challenging performance goals that align with our business strategy.

Drive Business Success	Pay for Performance
Our executive compensation program is designed to drive our success as a market leader in cybersecurity.	We believe that executive compensation should be tied to our short and long-term performance. It is important to reward outstanding individual performance, team success, and Company-wide results.
Attract and Retain	Balancing and Aligning Interests with Stockholders
We focus on corporate and individual performance objectives and aim to attract and retain highly-qualified executive officers while maximizing long-term stockholder value.

We are sensitive to our need to balance and align the interests of our executive officers with those of our stockholders, especially when compensation decisions might increase our cost structure or stockholder dilution.

        Consistent with our pay-for-performance philosophy, our executive officers' compensation is structured so that a large portion of their total direct compensation is paid based on Company performance (modified by individual achievement). The total mix of our NEO compensation, including the portion at risk, is reflected in the graphs below. The major components of target compensation for our NEOs during fiscal 2019 ("FY19") were: (i) base salary, (ii) target annual incentive awards and (iii) grant date fair value of long-term equity incentive awards, with the exception of our CEO who did not receive any equity awards for FY19 (please see "Executive Compensation and Related Information — Compensation Discussion & Analysis (CD&A)" beginning on page 37 for more discussion of executive officer pay mix).

        The following factors demonstrate our continued and heightened commitment to pay-for-performance and to corporate governance best practices:

SOUND COMPENSATION POLICIES AND PRACTICES

What We Do:	What We Do Not Do:
The majority of pay for our CEO and other NEOs is at risk.	We do not pay performance-based cash or equity awards for unsatisfied performance goals.
We provide that short-term incentive compensation is linked directly to our financial results and also takes into account individual performance.	Our compensation plans do not have minimum guaranteed payout levels.
We reward performance that meets our predetermined goals.	We do not provide for automatic salary increases or equity awards grants in offer letters or employment agreements.
We cap payouts under our plans to discourage excessive or inappropriate risk taking by our NEOs.	We generally do not permit short-sales, hedging or pledging of our stock.
We have a relevant peer group and reevaluate the peer group annually.	We do not provide "golden parachute" excise tax gross-ups.
We have robust stock ownership guidelines for our executive officers and directors.	We do not provide excessive severance.
We have adopted a comprehensive "clawback" policy, applicable to all performance-based compensation granted to our executive officers.	We do not provide executive pension plans or SERPs.
We only provide for double-trigger change in control benefits.	We do not provide excessive perquisites.
We limit any potential cash severance payments to not more than 1x our executive officers' total target cash compensation and 2x our CEO's total base salary.	We do not permit the repricing or cash-out of stock options or stock appreciation rights without stockholder approval.
Our Compensation Committee retains an independent compensation consultant.	We do not permit the payment of dividend or dividend equivalents on unvested equity awards.
We hold an annual advisory vote on executive compensation.	We do not provide single-trigger change of control benefits to executive officers.
We seek feedback on executive compensation through stockholder engagement.
We generally require one-year minimum vesting on stock options and stock appreciation rights.

EFFECTIVELY ALIGNING PAY FOR PERFORMANCE

	Component	Metric(1)	Achievement (as a percent of target)	Funding

	FY19 Executive Annual	FY19 Non-GAAP operating income	87.5%	0%

	Incentive Plan ("EAIP")	FY19 Non-GAAP revenue	97.2%	71.2%

	FY19 EAIP Total			35.6%

FY19 Executive Compensation	FY19 Performance-based	FY19 earnings per share ("EPS")	88.3%	50.6%

	Restricted Stock Units	FY19 free cash flow	90.7%	91.2%

	FY18 Performance-based Restricted Stock Units	2-year total shareholder return ("TSR") relative to Nasdaq 100	-21.32%	0%

	Fiscal 2017 ('FY17') Performance-based Restricted Stock Units	FY18 Non-GAAP Operating Income	109.29%	268.2% (of which 250% vested and settled at the end of FY18, and the remaining 18.2% vested for eligible participants at the end of FY19).

	(1) Please see discussion below in Compensation Discussion and Analysis for more detail regarding how these metrics are calculated.

MEETING INFORMATION

        We provide information about NortonLifeLock's 2019 Annual Meeting of Stockholders (the "Annual Meeting"), voting and additional information starting on page 73.

CORPORATE GOVERNANCE

        NortonLifeLock is strongly committed to good corporate governance practices. These practices provide an important framework within which our Board of Directors (the "Board") and management can pursue our strategic objectives for the benefit of our stockholders.

Corporate Governance Guidelines

        Our Corporate Governance Guidelines generally specify the distribution of rights and responsibilities of NortonLifeLock's Board, management and stockholders, and detail the rules and procedures for making decisions on corporate affairs. In general, the stockholders elect the Board and vote on certain extraordinary matters; the Board is responsible for the general governance of our Company, including selection and oversight of key management; and management is responsible for running our day-to-day operations.

        Our Corporate Governance Guidelines are available on the Investor Relations section of our website, which is located at investor.NortonLifeLock.com, by clicking on "Company Charters," under "Corporate Governance." The Corporate Governance Guidelines are reviewed at least annually by our Nominating and Governance Committee, and changes are recommended to our Board for approval as appropriate. Our Board represents the interests of the stockholders in perpetuating a successful business and optimizing long term stockholder value. The Board is responsible for ensuring that the Company is managed in a manner that is designed to serve those interests.

Code of Conduct and Code of Ethics

        We have adopted a code of conduct that applies to all of our Board members, officers and employees. We have also adopted a code of ethics for our Chief Executive Officer and senior financial officers, including our principal financial officer and principal accounting officer. Our Code of Conduct and Financial Code of Ethics are posted on the Investor Relations section of our website located at investor.NortonLifeLock.com, by clicking on "Company Charters," under "Corporate Governance." Any amendments or waivers of our Code of Conduct and Code of Ethics for Chief Executive Officer and Senior Financial Officers pertaining to a member of our Board or one of our executive officers will be disclosed on our website at the above-referenced address.

Insider Trading, Hedging and Pledging Policies

        Our Insider Trading Policy prohibits all directors and employees from short-selling NortonLifeLock stock or engaging in transactions involving NortonLifeLock-based derivative securities, including, but not limited to, trading in NortonLifeLock-based option contracts (for example, buying and/or writing puts and calls). It also prohibits pledging NortonLifeLock stock as collateral for a loan. In connection with our settlement with Starboard Value LP in September 2018, we agreed to waive these requirements with respect to certain forward contracts held by Starboard and have since granted Starboard waivers for other forward contracts on a limited basis.

        In addition, our Insider Trading Policy prohibits our directors, officers, employees and contractors from purchasing or selling NortonLifeLock securities while in possession of material, non-public information. It also requires that each of our directors, our Chief Executive Officer, our President, and our Chief Financial Officer conduct any open market sales of our securities only through the use of stock trading plans adopted pursuant to Rule 10b5-1 of the Exchange Act. Rule 10b5-1 allows insiders to sell and diversify their holdings in our stock over a designated period by adopting pre-arranged stock trading plans at a time when they are not aware of material nonpublic information about us, and thereafter sell shares of our common stock in accordance with the terms of their stock trading plans without regard to whether or not they are in possession of material nonpublic information about the Company at the time of the sale. All other executives are strongly encouraged to trade using Exchange Act Rule 10b5-1 plans.

Stock Ownership Guidelines

        Our Board adopted stock ownership guidelines to better align our directors' and officers' interests with those of our stockholders. Details of our directors' stock ownership guidelines are disclosed under "Summary of Director Qualifications and Experience" on page 26, and details of our executive officers' stock ownership guidelines are disclosed under "Stock Ownership Requirements" in the "Compensation Discussion & Analysis" section on page 57. The Compensation Committee determines the stock ownership guidelines and the Nominating and Governance Committee monitors compliance under such guidelines.

Stockholder Engagement

        We are committed to ongoing engagement with our stockholders to gain valuable insight into the issues that matter most to them and to enable our Company to address them effectively. During fiscal 2019 we engaged in discussions with stockholders representing approximately 55% of our outstanding shares to discuss among other things, our strategy, and focus on delivering financial results that create significant stockholder value, as well as corporate governance and executive compensation. Our stockholders were generally supportive of the direction of the Company and provided valuable insights and feedback, which was shared with the full Board for review and consideration.

Majority Vote Standard and Director Resignation Policy

        Our Bylaws and Corporate Governance Guidelines provide for a majority voting standard for the election of directors. Under the majority vote standard, each nominee must be elected by a majority of the votes cast with respect to such nominee at any meeting for the election of directors at which a quorum is present. A "majority of the votes cast" means the votes cast "for" a nominee's election must exceed the votes cast "against" that nominee's election. A plurality voting standard will apply instead of the majority voting standard if: (i) a stockholder has provided us with notice of a nominee for director in accordance with our Bylaws; and (ii) that nomination has not been withdrawn as of 10 days before we first deliver proxy materials to stockholders.

        To effectuate this policy with regard to incumbent directors, the Board will not nominate an incumbent director for re-election unless prior to such nomination the director has agreed to promptly tender a resignation if such director fails to receive a sufficient number of votes for re-election at the stockholder meeting with respect to which such nomination is made. Such resignation will be effective upon the earlier of (i) the Board's acceptance of such resignation or (ii) the 90th day after certification of the election results of the meeting; provided, however, that prior to the effectiveness of such resignation, the Board may reject such resignation and permit the director to withdraw such resignation.

        If an incumbent director fails to receive the required vote for re-election, the Nominating and Governance Committee shall act on an expedited basis to determine whether to recommend acceptance or rejection of the director's resignation and will submit such recommendation for prompt consideration by the Board. The Board intends to act promptly on the Committee's recommendation and will decide to accept or reject such resignation and publicly disclose its decision within 90 days from the date of certification of the election results. The Nominating and Governance Committee and the Board may consider such factors they deem relevant in deciding whether to accept or reject a resignation tendered in accordance with this policy. The Board expects a director whose resignation is under consideration to abstain from participating in any decision regarding the resignation.

Proxy Access

        Our Bylaws contain "proxy access" provisions which permit a stockholder, or a group of up to 50 stockholders, owning continuously for at least three years a number of shares of our common stock that constitutes at least 3% of our outstanding shares of common stock, to nominate and include in our proxy materials director nominees constituting up to the greater of two individuals or 20% of the Board, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the Bylaws. Our Bylaws specifically allow funds under common management to be treated as a single stockholder, and permit share lending with a five-day recall. They do not contain any post-meeting holding requirements, do not have any limits on resubmission of failed nominees, and do not contain restrictions on third-party compensation.

Board Leadership Structure

        Our Board does not have a policy on whether the roles of Chief Executive Officer and Chairman should be separate. Instead, it retains the flexibility to determine on a case-by-case basis whether the Chief Executive Officer, or an independent director, should serve as Chairman. During those periods in which the positions of Chairman and Chief Executive Officer are combined, the independent directors appoint an independent director as a Lead Independent Director. Currently, the roles of Chief Executive Officer and Chairman are separate. Daniel Schulman, one of our independent directors not standing for re-election at this meeting, was appointed as non-executive Chairman of the Board in January 2013. Accordingly, the Board expects to appoint one of our current independent directors to serve as our non-executive Chairman of the Board, effective as of the Annual Meeting.

        The Board believes that separating the roles of Chief Executive Officer and Chairman is the appropriate leadership structure for our Company at this time because it results in an effective balancing of responsibilities, experience and perspectives that meets the current corporate governance needs and oversight responsibilities of the Board. The Board also believes that this structure allows our Chief Executive Officer to focus on executing our Company's strategic plan and managing our Company's operations and performance, while allowing the Chairman of the Board to focus on the effectiveness of the Board and independent oversight of our senior management team.

        The duties of the Chairman of the Board and Chief Executive Officer are set forth in the table below:

Chairman of the Board		CEO

•	Sets the agenda of Board meetings	•	Sets strategic direction for the Company
•	Presides over meetings of the full Board	•	Creates and implements the Company's vision and mission
•	Contributes to Board governance and Board processes	•	Leads the affairs of the Company, subject to the overall direction and supervision of the Board and its committees and subject to such powers as reserved by the Board and its committees
•	Communicates with all directors on key issues and concerns outside of Board meetings
•	Presides over meetings of stockholders

Board Independence

        It is the policy of the Board and The Nasdaq Stock Market LLC's ("Nasdaq") rules require that listed companies have a board of directors with at least a majority of independent directors, as defined under Nasdaq's Marketplace Rules. Currently, each member of our Board, other than any person serving on our Board who also serves as our CEO, is an independent director, and all standing committees of the Board are composed entirely of independent directors. The Nasdaq independence definition includes a series of objective tests, such as that the director is not an employee of the company and has not engaged in various types of business dealings with the company. In addition, the Board has made a subjective determination as to each independent director that no relationship exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and our Company with regard to each director's business and other activities as they may relate to NortonLifeLock and our management. Based on this review and consistent with our independence criteria, the Board has affirmatively determined that the following current directors and director nominees are independent: Sue Barsamian, Frank E. Dangeard, Nora M. Denzel, Peter A. Feld, Dale L. Fuller, Kenneth Y. Hao, David W. Humphrey, David L. Mahoney, Anita M. Sands, Daniel H. Schulman, V. Paul Unruh and Suzanne M. Vautrinot.

Change in Director Occupation

        Our Corporate Governance Guidelines include a policy that our Board should consider whether a change in any director's professional responsibilities directly or indirectly impacts that person's ability to fulfill his or her directorship obligations. To facilitate the Board's consideration, all directors shall submit a resignation as a matter of course upon retirement, a change in employer, or other significant change in their professional roles and responsibilities. Such resignation may be accepted or rejected in the discretion of the Board.

Board and Committee Effectiveness

        It is important to NortonLifeLock that our Board and its committees are performing effectively and in the best interests of our Company and its stockholders. The Nominating and Governance Committee reviews the size, composition and needs of the Board with established criteria to ensure the Board has the appropriate skills and expertise to effectively carry out its duties and responsibilities. In addition, an evaluation of the Board's and its committees' operations and performance is conducted annually by the Nominating and Governance Committee. Changes are recommended by the Nominating and Governance Committee for approval by the full Board as appropriate.

Board's Role in Risk Oversight

        The Board executes its risk management responsibility directly and through its committees.

        The Board is kept abreast of its committees' risk oversight and other activities via reports of the committee chairmen to the full Board during the Board meetings. In addition, the Board participates in regular discussions with our senior management on many core subjects, including strategy, operations and finance, in which risk oversight is an inherent element. The Board believes that its leadership structure, as described above under "Board Leadership Structure," facilitates the Board's oversight of risk management because it allows the Board, with leadership from the independent, non-executive Chairman and each independent committee chair, to participate actively in the oversight of management's actions.

Board's Role in Oversight of Company Strategy

        One of the Board's most important responsibilities is collaborating with management to establish the Company's long-term strategy and then overseeing and providing guidance to management in the execution of the articulated strategy. Various elements of our strategy are discussed in depth at every quarterly Board meeting, with management providing the Board with an update on performance with an update on execution against short and longer-term elements of strategy. The Board also meets annually for a multi-day session where long-term strategy is the primary topic. While the full Board, with leadership of the Chairman, has responsibility for overseeing overall Company strategy, each of our key Committees provides input to the full Board on strategic and execution-oriented issues related to their respective areas of focus. The Board receives regular updates from the management team (including those below the executive level) regarding the Company's strategy and performance to inform its perspective on progress and ensure that it is able to effectively perform its oversight responsibilities.

Board's Role in Oversight of Human Capital Management

        The Board has long recognized that our employees are one of our most important assets and is engaged with management on ensuring that our Company is an employer of choice for the most talented employees in our industry. While the full Board discusses human capital management with regards to its role in overseeing our overall long-term strategy, our

Compensation Committee has responsibility for overseeing human capital management. The Compensation Committee, together with our Nominating and Governance Committee, are tasked with overseeing specific initiatives on a regular basis.

        Our Compensation Committee is responsible for, among other tasks:

  •
  Monitoring employee turnover on a quarterly basis; and

  •
  Overseeing compensation philosophies and incentive plans across our workforce.

        Our Nominating and Governance Committee has regular touchpoints with management on the following topics:

  •
  Employee engagement and work-life integration initiatives;

  •
  Monitoring our workforce planning, including required capabilities and skills development;

  •
  Understanding our workforce demographics and diversity, equity and inclusion strategies; and

  •
  Monitoring our corporate culture.

Outside Advisors

        The Board and its committees are free to engage independent outside financial, legal and other advisors as they deem necessary to provide advice and counsel on various topics or issues, at NortonLifeLock's expense, and are provided full access to our officers and employees.

Board Structure and Meetings

        The Board and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time. The Board held a total of 24 meetings during fiscal 2019. During this time, no directors attended fewer than 75% of the aggregate of the total number of meetings held by the Board and the total number of meetings held by all committees of the Board on which such director served (during the period which such director served).

        Agendas and topics for board and committee meetings are developed through discussions between management and members of the Board and its committees. Information and data that are important to the issues to be considered are distributed in advance of each meeting. Board meetings and background materials focus on key strategic, operational, financial, governance and compliance matters applicable to us, including the following:

  •
  Reviewing annual and longer-term strategic and business plans;

  •
  Reviewing key product, industry and competitive issues;

  •
  Reviewing and determining the independence of our directors;

  •
  Reviewing and determining the qualifications of directors to serve as members of committees, including the financial expertise of members of the Audit Committee;

  •
  Selecting and approving director nominees;

  •
  Selecting, evaluating and compensating the Chief Executive Officer;

  •
  Reviewing and discussing succession planning for the senior management team, and for lower management levels to the extent appropriate;

  •
  Reviewing and approving material investments or divestitures, strategic transactions and other significant transactions that are not in the ordinary course of business;

  •
  Evaluating the performance of the Board;

  •
  Overseeing our compliance with legal requirements and ethical standards; and

  •
  Overseeing our financial results.

Executive Sessions

        After each regularly scheduled Board meeting, the independent members of our Board hold a separate closed meeting, referred to as an "executive session." These executive sessions are used to discuss such topics as the independent directors deem necessary or appropriate. At least annually, the independent directors hold an executive session to evaluate the Chief Executive Officer's performance and compensation. Executive sessions of the Board are led by the independent, non-executive Chairman.

Succession Planning

        Our Board recognizes the importance of effective executive leadership to NortonLifeLock's success, and meets to discuss executive succession planning at least annually. Our Board develops and reviews emergency and long-term succession plans and evaluates succession candidates for the CEO and other senior leadership positions under both. The Board also oversees management's senior executive talent development plans, including ensuring that our succession candidates have regular interactions with the Board.

Attendance of Board Members at Annual Meetings

        We encourage our directors to attend our annual meetings of stockholders. All directors who were elected to the Board at our 2018 Annual Meeting attended that meeting.

THE BOARD AND ITS COMMITTEES

        There are three primary committees of the Board: the Audit Committee, Compensation and Leadership Development Committee and Nominating and Governance Committee. The Board has delegated various responsibilities and authorities to these different committees, as described below and in the committee charters. The Board committees regularly report on their activities and actions to the full Board. Each member of the Audit Committee, Compensation Committee and Nominating and Governance Committee was appointed by the Board. Each of the Board committees has a written charter approved by the Board and available on our website at investor.NortonLifeLock.com, by clicking on "Company Charters," under "Corporate Governance."

        The following table shows the proposed composition of the Board of Directors and its committees, and other information, following the Annual Meeting. Current committee composition is provided in the text below the table.

								Other Current Public Boards
		Director Since			Committee Memberships
Name	Age		Principal Occupation	Independent	AC	CC	NGC
Sue Barsamian	60	2019	Director	Yes				1
Frank E. Dangeard	61	2007	Managing Partner, Harcourt	Yes				1
Nora M. Denzel	57	n/a*	Nominee	Yes				3
Peter A. Feld	40	2018	Managing Member and Head of Research, Starboard Value LP	Yes				1
Kenneth Y. Hao	51	2016	Managing Partner and Managing Director, Silver Lake Partners	Yes				2
David W. Humphrey	42	2016	Managing Director, Bain Capital	Yes				1
Vincent Pilette	47	n/a*	CEO	No				0
V. Paul Unruh	71	2005	Director	Yes				0

AC = Audit Committee         CC = Compensation and Leadership Development Committee         NGC = Nominating & Corporate Governance Committee

 = Member      = Chair

*
Reflects our Board and committee composition following the Annual Meeting. Neither Ms. Denzel nor Mr. Pilette is currently serving on the Board of Directors or on any committees of the Board. Also gives effect to the appointment of Mr. Pilette as our CEO as of November 8, 2019.

        During fiscal 2019, our Board of Directors held 24 meetings, the Audit Committee held 32 meetings, the Compensation Committee held 15 meetings and the Nominating Committee held 4 meetings.

Audit Committee

        Our Audit Committee is currently comprised of Mr. Unruh, who is the chair of the Audit Committee, Mmes. Sands and Vautrinot, and Messrs. Dangeard and Fuller. Our Audit Committee oversees our Company's accounting and financial reporting processes and the audits of our financial statements, including oversight of our systems of internal control over financial reporting and disclosure controls and procedures, compliance with legal and regulatory requirements, internal audit function and the appointment, retention and compensation of our independent auditors. Its duties and responsibilities include, among other things:

  •
  Reviewing and discussing with management our Company's quarterly and annual financial statements.

  •
  Reviewing the adequacy and effectiveness of our Company's accounting and financial reporting processes.

  •
  Appointing and, if necessary, terminating any registered public accounting firm engaged to render an audit report or to perform other audit, review or attest services for our Company.

  •
  Reviewing and approving processes and procedures to ensure the continuing independence of our Company's independent auditors.

  •
  Reviewing the internal audit function of our Company, including the independence and authority of its reporting obligations and the coordination of our Company's internal audit function with the independent auditors.

  •
  Reviewing our Company's practices with respect to risk assessment and risk management and meet with management and members of internal audit to discuss our Company's significant risk exposures and the steps management has taken to monitor, control and mitigate such exposures.

  •
  Reviewing our Company's ethics compliance program, including policies and procedures for monitoring compliance, and the implementation and effectiveness of our Company's ethics and compliance program.

  •
  Directing and supervising investigations into any matters within the scope of its duties, and authority and funding to retain such outside counsel, experts and other advisors as it determines to be necessary to carry out its responsibilities.

        Our Board has unanimously determined that all Audit Committee members are independent as defined by current Nasdaq listing standards for Audit Committee membership and financially literate under current Nasdaq listing standards, and at least one member has financial sophistication as required pursuant to the Nasdaq listing standards. In addition, our Board has unanimously determined that Mr. Unruh qualifies as an "audit committee financial expert" under the SEC rules and regulations. Designation as an "audit committee financial expert" is an SEC disclosure requirement and does not impose any additional duties, obligations or liability on any person so designated.

Compensation and Leadership Development Committee

        Our Compensation Committee is currently comprised of Mr. Feld, who is the chair of the Compensation Committee, and Ms. Barsamian and Messrs. Dangeard and Mahoney. Our Compensation Committee oversees our compensation policies and practices so that they align with the interests of our stockholders; encourage a focus on our Company's long-term success and performance; and incorporate sound corporate governance principles. It also oversees our programs to attract, retain and develop our executive officers. Its duties and responsibilities include, among other things:

  •
  Reviewing executive and leadership development practices that support our Company's ability to retain and develop the executive and leadership talent required to deliver against our Company's short term and long term business strategies, including succession planning for the executive officers.

  •
  Reviewing our Company's compensation policies, plans and programs to confirm they: (i) are designed to attract, motivate and retain talented executive officers; (ii) compensate the executive officers effectively in a manner consistent with the strategy of our Company and the interests of stockholders; (iii) are consistent with a competitive framework; and (iv) support the achievement of our Company's overall financial results and individual contributions.

  •
  Reviewing and recommending to the independent directors of our Board all compensation arrangements for our Chief Executive Officer.

  •
  Determining stock ownership guidelines for our Board and executive officers.

  •
  Reviewing our Company's overall compensation and benefits programs.

  •
  Administering our equity incentive and stock purchase plans.

  •
  Reviewing and recommending to the Board compensation for non-employee members of the Board.

  •
  Reviewing and approving policies and procedures relating to perquisites of our executive officers.

  •
  Reviewing our Company's compensation policies and practices to confirm that such policies and practices are not likely to have a material /adverse effect on our Company and do not encourage excessive or inappropriate risk-taking by our executives.

  •
  Reviewing and making recommendations regarding Company policies on recoupment of incentive-based compensation.

  •
  Reviewing and making recommendations to the Board with respect to stockholder proposals and stockholder advisory votes related to executive compensation matters.

        Each member of the Compensation Committee is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and an outside director, as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

Nominating and Governance Committee

        Our Nominating and Governance Committee is currently comprised of Mr. Mahoney, who is the chair of the Nominating and Governance Committee, and Messrs. Dangeard, Feld, Fuller and Schulman. Our Nominating and Governance Committee oversees our Company's corporate governance procedures and policies, and ensures that they represent best practices and are in the best interests of our Company and its stockholders, which includes establishing appropriate criteria for nominating qualified candidates to the Board. Its duties and responsibilities include, among other things:

  •
  Establishing the criteria and determining the desired qualifications, expertise and characteristics of the Board, with the goal of developing a diversity of perspectives, backgrounds, experiences, knowledge and skills on the Board.

  •
  Considering the size, composition and needs of the Board and evaluate and recommending qualified candidates for election to the Board consistent with the established criteria to ensure the Board has the appropriate skills and expertise.

  •
  Advising the Board on corporate governance matters and recommend to the Board appropriate or necessary actions to be taken by our Company, the Board and the Board's committees.

  •
  Identifying best corporate governance practices and develop and recommend to the Board a set of corporate governance guidelines applicable to our Company.

  •
  Reviewing and assessing the adequacy of our Company's corporate governance policies, including our Company's Corporate Governance Guidelines and Code of Conduct, and recommend modifications to the Board as appropriate.

  •
  Overseeing and reviewing our Company's policies and programs concerning: (i) corporate social responsibility; (ii) public policy; (iii) philanthropy; (iv) political activities and expenditures; (v) our Company's participation and visibility as a global corporate citizen; and (vi) our Company's sustainability performance, including impacts to our business of environmental, social and governance issues.

  •
  Monitoring compliance under the stock ownership guidelines as set by the Compensation Committee for the Board and executive officers.

  •
  Implementing and overseeing the processes for evaluating the Board, its committees and the CEO on an annual basis.

  •
  Overseeing the management of risks that may arise in connection with our Company's governance structures and processes.

DIRECTOR NOMINATIONS AND COMMUNICATION WITH DIRECTORS

Criteria for Nomination to the Board

        The Nominating and Governance Committee will consider candidates submitted by NortonLifeLock stockholders, as well as candidates recommended by directors and management, for nomination to the Board. The Nominating and Governance Committee has generally identified nominees based upon recommendations by outside directors, management and executive recruiting firms. The goal of the Nominating and Governance Committee is to assemble a Board that offers a diverse portfolio of perspectives, backgrounds, experiences, knowledge and skills derived from high-quality business and professional experience. The Nominating and Governance Committee annually reviews the appropriate skills and characteristics required of directors in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders.

        The key attributes, experience and skills we consider important for our directors in light of our current business and structure are:

  •
  Industry and Technology Expertise.  As a security and technology company, understanding new technologies and emerging industry trends or having experience in security and related technologies is useful in understanding our business and the market segments in which we compete, our research and development efforts, competing technologies, the various products and processes that we develop, and evolving customer requirements.

  •
  Global Expertise.  We are a global organization with employees, offices, customers and partners in many countries. Directors with global operating expertise and an understanding of global economic and regulatory frameworks, can provide a useful business and cultural perspective regarding many significant aspects of our business.

  •
  Leadership Experience.  Directors who have served in a senior leadership position, as a general manager of a business, or as the functional leader of a global sales, marketing or product development organization, are important to us, because they bring experience and perspective in analyzing, shaping, and overseeing the execution of important strategic, operational and policy issues at a senior level.

  •
  Public Company Board Experience.  Directors who have served on other public company boards can offer advice and insights with regard to the dynamics and operation of a board of directors, the relations of a board to the company's chief executive officer and other senior management personnel, the importance of public-company corporate governance, including oversight matters, strategic decisions and operational and compliance-related matters.

  •
  Business Combinations and Partnerships Experience.  Directors who have a background in mergers and acquisitions and strategic partnership transactions can provide insight into developing and implementing strategies for growing our business through combining and/or partnering with other organizations and helping to evaluate operational integration plans.

  •
  Financial Expertise.  Knowledge of financial markets, financing operations, complex financial management and accounting and financial reporting processes is important because it assists our directors in understanding, advising, and overseeing NortonLifeLock's capital structure, financing and investing activities, financial reporting, and internal control of such activities.

  •
  Diversity.  In addition to a diverse portfolio of professional background, experiences, knowledge and skills, the composition of the Board should reflect the benefits of diversity as to gender, race, ethnic, cultural and geographic backgrounds that reflect the composition of our global investors, customers, employees and partners.

        The information provided under "Director Qualifications" below each of the brief biographical descriptions set forth under Proposal No. 1, "Election of Directors — Nominees for Director" below includes the key individual attributes, experience and skills of each of our directors that led to the conclusion that each director should serve as a member of the Board of Directors at this time.

Process for Identifying and Evaluating Nominees

        The Nominating and Governance Committee typically considers candidates by first evaluating the current members of the Board who intend to continue in service, balancing the value of continuity of service with that of obtaining new perspectives, skills and experience. If the Nominating and Governance Committee determines that an opening exists, it identifies the desired skills and experience of a new nominee, including the need to satisfy rules of the SEC and Nasdaq.

        The Nominating and Governance Committee generally will evaluate each candidate based on the extent to which the candidate contributes to the range of talent, skill and expertise appropriate for the Board generally, as well as the candidate's integrity, business acumen, diversity, availability, independence of thought, and overall ability to represent the interests of NortonLifeLock's stockholders. The Nominating and Governance Committee does not assign specific weights to particular criteria, and no particular criterion is necessarily applicable to all prospective nominees. Although the Nominating and Governance Committee uses these and other criteria as appropriate to evaluate potential nominees, it has no stated minimum criteria for nominees. In addition, we do not have a formal written policy with regard to the consideration of diversity in identifying candidates; however, as discussed above, diversity is one of the numerous criteria the Nominating and Governance Committee reviews before recommending a candidate. We have from time to time engaged, for a fee, a third- party independent search firm to identify and assist the Nominating and Governance Committee with identifying, evaluating and screening Board candidates for NortonLifeLock and may do so in the future.

Stockholder Proposals for Nominees

        The Nominating and Governance Committee will consider potential nominees properly submitted by stockholders. Stockholders seeking to do so should provide the information set forth in our corporate Bylaws regarding director nominations. The Nominating and Governance Committee will apply the same criteria for candidates proposed by stockholders as it does for candidates proposed by management or other directors.

        To be considered for nomination by the Nominating and Governance Committee at next year's annual meeting of stockholders, submissions by stockholders must be submitted by mail and must be received by the Corporate Secretary no later than July 10, 2020 to ensure adequate time for meaningful consideration by the Nominating and Governance Committee. Each submission must include the following information:

  •
  the full name and address of the candidate;

  •
  the number of shares of NortonLifeLock common stock beneficially owned by the candidate;

  •
  a certification that the candidate consents to being named in the proxy statement and intends to serve on the Board if elected; and

  •
  biographical information, including work experience during the past five years, other board positions, and educational background, such as is provided with respect to nominees in this proxy statement.

        Information regarding requirements that must be followed by a stockholder who wishes to make a stockholder nomination for election to the Board for next year's annual meeting is described in this proxy statement under "Additional Information — Stockholder Proposals for the 2020 Annual Meeting."

        Pursuant to the proxy access provisions of our Bylaws, an eligible stockholder or group of stockholders may nominate one or more director candidates to be included in our proxy materials. The nomination notice and other materials required by these provisions must be delivered or mailed to and received by our Corporate Secretary in writing between June 10, 2020 and July 10, 2020 (or, if the 2020 annual meeting is called for a date that is not within 30 calendar days of the anniversary of the date of the 2019 Annual Meeting, by the later of the close of business on the date that is 180 days prior to the date of the 2019 annual meeting or within 10 calendar days after our public announcement of the date of the 2020 annual meeting) to the Corporate Secretary at the address listed below. When submitting nominees for inclusion in our proxy materials pursuant to the proxy access provisions of our Bylaws, stockholders must follow the notice procedures and provide the information required therein.

Contacting the Board of Directors

        Any stockholder who wishes to contact members of our Board may do so by mailing written communications to:

NortonLifeLock Inc.
60 E. Rio Salado Parkway, Suite 1000
Tempe, Arizona 85281
Attn: Corporate Secretary

        The Corporate Secretary will review all such correspondence and provide regular summaries to the Board or to individual directors, as relevant, will retain copies of such correspondence for at least six months, and make copies of such correspondence available to the Board or individual directors upon request. Any correspondence relating to accounting, internal controls or auditing matters will be handled in accordance with our policy regarding accounting complaints and concerns.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        At the recommendation of the Nominating and Governance Committee, the Board has nominated the following eight persons to serve as directors for the term beginning at the Annual Meeting on December 19, 2019: Sue Barsamian, Frank E. Dangeard, Nora M. Denzel, Peter A. Feld, Kenneth Y. Hao, David W. Humphrey, Vincent Pilette and V. Paul Unruh. Each director will be elected on an annual basis.

        In September 2018, we entered into an agreement with Starboard Value LP and certain of its affiliates, regarding, among other things, the membership and composition of the Company's Board of Directors (the "Board") and committees thereof. Pursuant to this agreement, among other things, we appointed Sue Barsamian to the Board in January 2019.

        Nora M. Denzel, a director nominee, was recommended by the Nominating and Governance Committee after an extensive and careful search was conducted by a global search firm, and numerous candidates were considered. Vincent Pilette, who has served as our CFO since May 2019 and as our CEO since November 2019, was recommended by the Nominating and Governance Committee in connection with his appointment as our new CEO.

        In addition, on November 4, 2019, the Company completed the sale of certain assets of its enterprise security business to Broadcom Inc. (the "Broadcom Sale"). In connection with this sale, the Board determined that it was the proper time to reduce the size of the Board, effective as of the Annual Meeting. Accordingly, Dale L. Fuller, a member of our Board of Directors since 2018, Richard S. Hill, a member of our Board since January 2019, David L. Mahoney, a member of our Board of Directors since 2003, Anita M. Sands, a member of our Board of Directors since 2013, Daniel H. Schulman, a member of our Board of Directors since 2000 and Suzanne M. Vautrinot, a member of our Board of Directors since 2013 are not standing for re-election at the Annual Meeting. The Board thanks Messrs. Fuller, Hill, Mahoney and Schulman and Mmes. Sands and Vautrinot for their leadership and years of service to NortonLifeLock.

        Unless proxy cards are otherwise marked, the persons named as proxies will vote all proxies FOR the election of each nominee named in this section. Proxies submitted to NortonLifeLock cannot be voted at the Annual Meeting for nominees other than those nominees named in this proxy statement. However, if any director nominee is unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee designated by the Board. Alternatively, the Board may reduce the size of the Board. Each nominee has consented to serve as a director if elected, and the Board does not believe that any nominee will be unwilling or unable to serve if elected as a director. Each director will hold office until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified or until his or her earlier resignation or removal.

Nominees for Director

        The names of each nominee for director, their ages as of October 25, 2019, after giving effect to the appointment of Mr. Pilette as our CEO as of November 8, 2019, and other information about each nominee is shown below.

Name	Age	Principal Occupation	Director Since
Sue Barsamian	60	Director	2019
Frank E. Dangeard	61	Managing Partner, Harcourt	2007
Nora M. Denzel	57	Nominee	n/a	*
Peter A. Feld	40	Managing Member and Head of Research, Starboard Value LP	2018
Kenneth Y. Hao	51	Managing Partner and Managing Director, Silver Lake Partners	2016
David W. Humphrey	42	Managing Director, Bain Capital	2016
Vincent Pilette	47	CEO	n/a	*
V. Paul Unruh	71	Director	2005

*
Director nominee.

Sue Barsamian Director Age: 60 Director Since: 2019 Proposed Committee Memberships: • Compensation • Nominating & Governance (Chair) Other Current Public Boards: • Box, Inc.

        Ms. Barsamian has served as a member of our Board since January 2019. Ms. Barsamian previously served as Executive Vice President, Chief Sales and Marketing Officer of Micro Focus International plc, an infrastructure software company, from September 2017 through April 2018 and as Executive Vice President, Chief Sales and Marketing Officer of HPE Software at Hewlett Packard Enterprise from November 2016 until it was acquired by Micro Focus in September 2017. From 2006 to November 2016, Ms. Barsamian served in various executive roles at Hewlett-Packard, including Senior Vice President and General Manager of Enterprise Security Products and Senior Vice President of Worldwide Indirect Sales. Prior to joining Hewlett-Packard, Ms. Barsamian was Vice President, Global Go-to-Market at Mercury Interactive Corporation and held leadership positions at Critical Path, Inc. and Verity, Inc. Ms. Barsamian serves on the board of directors of Box, Inc. Ms. Barsamian served on the Board of the National Action Council for Minorities in Engineering (NACME), and she served as Chairman of the Board of NACME from 2016 to 2017. She received a Bachelor of Science degree in electrical engineering from Kansas State University and completed her post-graduate studies at the Swiss Federal Institute of Technology.

        Director Qualifications:

•

Industry and Technology Experience — Executive Vice President, Chief Sales and Marketing Officer of Micro Focus International plc and Executive Vice President, Chief Sales and Marketing Officer, HPE Software.

•

Global Experience — Executive Vice President, Chief Sales and Marketing Officer of Micro Focus International plc.

•

Leadership Experience — Executive Vice President, Chief Sales and Marketing Officer of Micro Focus International plc and Executive Vice President, Chief Sales and Marketing Officer, HPE Software.

•

Public Company Board Experience — member of the board of directors of Box, Inc.

Frank E. Dangeard Managing Partner, Harcourt Age: 61 Director Since: 2007 Proposed Committee Memberships: • Audit • Compensation • Nominating & Governance Other Current Public Boards: • RBS Group

        Mr. Dangeard has served as a member of our Board since 2007. He has been the Managing Partner of Harcourt, an advisory firm, since 2008. Mr. Dangeard was Chairman and Chief Executive Officer of Thomson, a provider of digital video technologies, solutions and services, from 2004 to 2008. From 2002 to 2004, he was Deputy Chief Executive Officer of France Telecom, a global telecommunications operator. From 1997 to 2002, Mr. Dangeard was Senior Executive Vice President of Thomson and served as its Vice Chairman in 2000. Prior to joining Thomson, he was Managing Director of SG Warburg & Co. Ltd. from 1989 to 1997 in London, Paris and Madrid and Chairman of SG Warburg France from 1995 to 1997. Prior to that, Mr. Dangeard was a lawyer with Sullivan & Cromwell, in New York and London. He serves on the board of directors of Arqiva PLC ("Arqiva"), The Royal Bank of Scotland Group plc ("RBS Group") and as chairman of the board of directors of Nat West Markets plc, the investment bank of the RBS Group ("NatWest Markets"), and on a number of advisory boards. Mr. Dangeard has previously served as a director of a variety of companies, including Crédit Agricole CIB, Eutelsat, Home Credit, SonaeCom, Thomson, Electricité de France and Telenor. He graduated from the École des Hautes Études Commerciales, the Paris Institut d'Études Politiques and holds an LLM degree from Harvard Law School.

        Director Qualifications:

•

Industry and Technology Experience — former Chairman and Chief Executive Officer of Thomson; former Deputy Chief Executive Officer of France Telecom; former Deputy Chairman of Telenor; and former member of the boards of directors of Eutelsat, SonaeCom and RPX Corporation.

•

Global Experience — member of the board of directors of RBS Group (UK) and Arqiva (UK) and chairman of NatWest Markets (UK); former Chairman and Chief Executive Officer of Thomson (France); former Deputy Chief Executive Officer of France Telecom (France); former Deputy Chairman of Telenor (Norway); and former member of the boards of directors of Crédit Agricole CIB (France), Eutelsat (France), Home Credit (Czech Republic), Electricité de France (France) and SonaeCom (Portugal).

•

Leadership Experience — managing partner of Harcourt; former Chairman and Chief Executive Officer of Thomson; former Deputy Chief Executive Officer of France Telecom; former Deputy Chairman of Telenor and former Chairman of SG Warburg France and Managing Director of SG Warburg & Co. Ltd; and chairman of the board of directors of NatWest Markets.

•

Public Company Board Experience — member of the board of directors of RBS Group; former Deputy Chairman of Telenor; and former member of the boards of directors of Eutelsat, Electricité de France, Thomson, and SonaeCom.

•

Business Combinations and Partnerships Experience — former Chairman and Chief Executive Officer of Thomson; former Deputy Chief Executive Officer of France Telecom; former Deputy Chairman of Telenor; former Chairman of SG Warburg France; and former lawyer at Sullivan & Cromwell LLP.

•

Financial Experience — former Chairman and Chief Executive Officer of Thomson; former Deputy Chief Executive Officer of France Telecom; former Chairman of the Audit Committee of Electricité de France and former Deputy Chairman of Telenor; member of the board of RBS Group; and Chairman of NatWest Markets.

Nora M. Denzel Director Age: 57 Director Since: N/A* Proposed Committee Memberships: • Audit Other Current Public Boards: • Advanced Micro Devices, Inc. • Ericsson • Talend S.A. *Director nominee.

        Ms. Denzel, a director nominee, previously served as interim Chief Executive Officer of Outerwall Inc, an automated retail solutions provider, from January to August 2015. Prior to Outerwall, Ms. Denzel held various executive management positions from February 2008 through August 2012 at Intuit Inc., a cloud financial management software company, including Senior Vice President of Big Data, Social Design and Marketing and Senior Vice President and General Manager of the QuickBooks Employee Management business unit. From 2000 to 2006, Ms. Denzel held several executive level positions at HP Enterprise (formerly Hewlett-Packard Company), including Senior Vice President and General Manager, Software Global Business Unit from May 2002 to February 2006 and Vice President of Storage Organization from August 2000 to May 2002. Prior to that, Ms. Denzel held executive positions at Legato Systems Inc. and IBM Corporation. Ms. Denzel serves on the board of directors of Advanced Micro Devices, Inc., Ericsson and Talend S.A. She holds a Master of Business Administration degree from Santa Clara University and a Bachelor of Science degree in Computer Science from the State University of New York.

        Director Qualifications:

•

Industry and Technology Experience — Interim Chief Executive Officer of Outerwall Inc., executive positions at Intuit, Inc. and HP Enterprise.

•

Global Experience — Interim Chief Executive Officer of Outerwall Inc., executive positions at Intuit, Inc. and HP Enterprise; member of the board of directors of Advanced Micro Devices, Inc., Ericsson and Talend S.A.

•

Leadership Experience — Interim Chief Executive Officer of Outerwall Inc., executive positions at Intuit, Inc. and HP Enterprise.

•

Public Company Board Experience — member of the board of directors of Advanced Micro Devices, Inc., Ericsson and Talend S.A.

•

Business Combinations and Partnerships Experience — Interim Chief Executive Officer of Outerwall Inc., executive positions at Intuit, Inc. and HP Enterprise; member of the board of directors of Advanced Micro Devices, Inc., Ericsson and Talend S.A.

Peter A. Feld

Managing Member and Head of Research, Starboard Value LP

Age: 40

Director Since:
2018

Proposed Committee Memberships:

•  Compensation

(Chair)

•  Nominating &

Governance

Other Current Public Boards:

•  Magellan

Health, Inc.

        Mr. Feld has served as a member of our Board since September 2018. Mr. Feld has served as a Managing Member and Head of Research of Starboard Value LP since 2011. Mr. Feld has served on the board of directors of Magellan Health, Inc. since April 2019. Mr. Feld previously served on the boards of directors of several companies, including Marvell Technology Group Ltd. from May 2016 to June 2018, The Brink's Company from January 2016 to November 2017, Insperity, Inc. from March 2015 to June 2017, Darden Restaurants, Inc. from October 2014 to September 2015, Xperi Corporation from 2013 to April 2014, Integrated Device Technology, Inc. from 2012 to February 2014 and Unwired Planet, Inc. (n/k/a Great Elm Capital Group, Inc.) from 2011 to March 2014 and as Chairman from 2011 to 2013. Mr. Feld received a Bachelor of Arts degree in economics from Tufts University.

        Director Qualifications:

•

Industry and Technology Experience — current or former member of the boards of directors of many public and private technology companies.

•

Global Expertise — Managing Member and the Head of Research of Starboard Value LP; former member of the boards of directors of Marvell Technology Group, Insperity, Inc., and Darden Restaurants,  Inc.

•

Leadership Experience — Managing Member and the Head of Research of Starboard Value LP.

•

Public Company Board Experience — member of the board of directors of Magellan Health Inc.; and former member of the boards of directors of Marvell Technology Group, Insperity, Inc., and Darden Restaurants, Inc.

•

Business Combinations and Partnerships Experience — Managing Member and the Head of Research of Starboard Value LP.

•

Financial Experience — over 10 years of capital markets and corporate governance experience.

Kenneth Y. Hao

Managing Partner and Managing Director, Silver Lake Partners

Age: 51

Director Since:
2016

Proposed Committee Memberships:

•  None

Other Current Public Boards:

•  Smart Global

Holdings, Inc.

•  SolarWinds

Corporation

        Mr. Hao has served as a member of our Board since 2016. Mr. Hao joined Silver Lake Partners in 2000 and currently serves Silver Lake as a Managing Partner and Managing Director. Mr. Hao also serves on the boards of directors of SMART Global Holdings, Inc. and SolarWinds Corporation, as well as on the boards of directors of a number of private companies in Silver Lake's portfolio. Prior to joining Silver Lake, he was an investment banker with Hambrecht & Quist, where he served as a Managing Director in the Technology Investment Banking group. He also serves on the Executive Council for UCSF Health. Mr. Hao graduated from Harvard University with a Bachelor's degree in economics.

        Director Qualifications:

•

Industry and Technology Experience — over 25 years of technology investment experience; member of the boards of directors of many public and private technology companies.

•

Global Experience — extensive experience investing in large global businesses and established Silver Lake's Asia business.

•

Leadership Experience — Managing Partner and Managing Director of Silver Lake and member of the boards of directors of numerous major technology companies.

•

Public Company Board Experience — members of the board of directors of SMART Global Holdings, Inc. and SolarWinds Corporation; former board member of Broadcom Inc. and Netscout Systems, Inc.

•

Business Combinations and Partnerships Experience — Managing Partner and Managing Director of Silver Lake Partners and former investment banker with Hambrecht & Quist.

•

Financial Experience — over 25 years of investment experience in complex transactions.

David W. Humphrey Managing Director, Bain Capital Age: 42 Director Since: 2016 Proposed Committee Memberships: • None Other Current Public Boards: • Genpact Limited

        Mr. Humphrey has served as a member of our Board since August 2016 when he joined in connection with Bain Capital's investment in NortonLifeLock, prior to which he served on Blue Coat's board of directors since May 2015. He is a Managing Director of Bain Capital, a private equity firm, where he co-leads the firm's investing efforts in technology, media and telecom investments and where he has worked since 2001. Prior to joining Bain Capital, Mr. Humphrey was an investment banker in the mergers and acquisitions group at Lehman Brothers from 1999 to 2001. He serves on the board of directors of Genpact Limited and on the board of directors of a number of private companies in Bain Capital's portfolio. Mr. Humphrey previously served on the boards of directors of Bright Horizons Family Solutions,  Inc. Burlington Coat Factory Warehouse Corporation, Skillsoft PLC and Bloomin' Brands, Inc. He received a Master of Business Administration degree from Harvard Business School and a Bachelor's degree from Harvard University.

        Director Qualifications:

•

Industry and Technology Experience — former member of the board of directors of Blue Coat; Managing Director of Bain Capital; and member of the boards of directors of BMC Software, Inc., Viewpoint Construction Software, Waystar and Genpact Limited.

•

Global Experience — extensive experience investing in large global businesses.

•

Leadership Experience — Managing Director of Bain Capital and leader of its technology, media and telecom vertical; and member of the boards of directors of BMC Software, Inc., Viewpoint Construction Software, Waystar and Genpact Limited.

•

Public Company Board Experience — member of the board of directors of BMC Software and Genpact Limited. and former member of the boards of directors of Bright Horizons Family Solutions, Inc. Burlington Coat Factory Warehouse Corporation, Skillsoft PLC and Bloomin' Brands, Inc.

•

Business Combinations and Partnerships Experience — Managing Director of Bain Capital and former investment banker with Lehman Brothers.

•

Financial Experience — Managing Director of Bain Capital and former investment banker with Lehman Brothers.

Vincent Pilette Chief Executive Officer Age: 47 Director Since: N/A* Proposed Committee Memberships: • None Other Current Public Boards: • None *Director nominee.

        Mr. Pilette has been appointed to serve as our Chief Executive Officer, effective November 8, 2019. From May 2019 to November 2019, he served as our Chief Financial Officer. Prior to joining us, he served as Chief Financial Officer of Logitech International S.A. from September 2013 to May 2019 and from January 2011 through August 2013, he was Chief Financial Officer of Electronics for Imaging, Inc. Prior to that, he served in a variety of capacities at Hewlett-Packard Company from 1997 to December 2010, including Vice President of Finance for the Enterprise Server, Storage and Networking and vice president of finance for the HP Software Group. Mr. Pilette received a Master of Business Administration degree from Kellogg School of Management at Northwestern University and Master's degree in engineering and business from Université Catholique de Louvain.

        Director Qualifications:

•

Industry and Technology Experience — former Chief Financial Officer of Logitech International S.A.; former Chief Financial Officer of Electronics for Imaging, Inc; served in a variety of capacities at Hewlett-Packard Company, including Vice President of Finance for the Enterprise Server.

•

Global Experience — former Chief Financial Officer of Logitech International S.A.; former Chief Financial Officer of Electronics for Imaging, Inc; served in a variety of capacities at Hewlett-Packard Company, including Vice President of Finance for the Enterprise Server.

•

Leadership Experience — former Chief Financial Officer of Logitech International S.A.; former Chief Financial Officer of Electronics for Imaging, Inc; former Vice President of Finance for the Enterprise Server at Hewlett-Packard Company.

•

Business Combinations and Partnerships Experience — former Chief Financial Officer of Logitech International S.A.; former Chief Financial Officer of Electronics for Imaging, Inc; former Vice President of Finance for the Enterprise Server at Hewlett-Packard Company.

•

Financial Experience — former Chief Financial Officer of Logitech International S.A.; former Chief Financial Officer of Electronics for Imaging, Inc; former Vice President of Finance for the Enterprise Server at Hewlett-Packard Company.

V. Paul Unruh Director Age: 71 Director Since: 2005 Proposed Committee Memberships: • Audit (chair) Other Current Public Boards: • None

        Mr. Unruh has served as a member of our Board since 2005 following the acquisition of Veritas, where he had served on the board of directors since 2003. Mr. Unruh retired as Vice Chairman of Bechtel Group, Inc., a global engineering and construction services company, in 2003. During his 25-year tenure at Bechtel Group, he held a number of management positions including Treasurer, Controller and Chief Financial Officer. Mr. Unruh also served as President of Bechtel Enterprises, the finance, development and ownership arm from 1997 to 2001. He is a member of the board of directors of Aconex Ltd., which is traded on the Australian Stock Exchange, and a private company. Mr. Unruh is a Certified Public Accountant.

        Director Qualifications:

•

Global Experience — former Vice Chairman of and held various executive positions at Bechtel Group, Inc.; former President of Bechtel Enterprises and member of the board of directors of Aconex Ltd. (Australia).

•

Leadership Experience — former Vice Chairman of and held various executive positions at Bechtel Group, Inc. and former President of Bechtel Enterprises.

•

Public Company Board Experience — former member of the boards of directors of Heidrick & Struggles International Inc., Move, Inc., URS Corporation and Aconex Ltd. (Australia).

•

Business Combinations and Partnerships Experience — former member of the board of directors of Veritas Corporation, Move, Inc., and URS Corporation.

•

Financial Experience — certified public accountant; former Chief Financial Officer, Treasurer and Controller of Bechtel Group, Inc.; former President of Bechtel Enterprises; served on the Audit Committees of Heidrick & Struggles International,  Inc. and Move, Inc.

Summary of Director Qualifications and Experience

        Our Board is comprised of directors with complementary skills and qualifications needed to effectively oversee our business strategy. The Nominating and Governance Committee annually reviews the skills and characteristics required of members of the Board in the context of the composition of the Board and the stage of the business of the Company.

Director Compensation

        The policy of the Board is that compensation for independent directors should be a mix of cash and equity-based compensation. NortonLifeLock does not pay employee directors for Board service in addition to their regular employee compensation. Independent directors may not receive consulting, advisory or other compensatory fees from the Company. The Compensation Committee, which consists solely of independent directors, has the primary responsibility to review and consider any revisions to director compensation.

        Director Stock Ownership Guidelines: The Compensation Committee adopted the following stock ownership guidelines for our non-employee directors to better align our directors' interests with those of our stockholders:

  •
  Directors must maintain a minimum holding of Company stock with a fair market value equal to ten times (10x) such director's total annual cash retainer;

  •
  In the event the annual retainer (or any portion thereof) is paid to a non-employee director in equity instead of cash, the value of such annual retainer for purposes of calculating the minimum holding requirement means the grant date fair value of the annual equity award (or applicable portion thereof);

  •
  New directors will have three years to reach the minimum holding level; and

  •
  Notwithstanding the foregoing, directors may sell enough shares to cover their income tax liability on vested grants.

        NortonLifeLock stock ownership information for each of our directors is shown under the heading "Security Ownership of Certain Beneficial Owners and Management" on page 35 of this proxy statement. As of October 25, 2019, our all our directors had either met their stock ownership requirement or had remaining time to do so.

        Annual Fees: In accordance with the recommendation of the Compensation Committee, the Board determined the non-employee directors' compensation for fiscal 2019 as follows. In connection with its annual review of non-employee director fees, the Compensation Committee reduced the annual fee for Lead Independent Director/Independent Chairman from $100,000 in fiscal 2019 to $75,000 effective fiscal 2020.

  •
  $50,000 annual cash retainer;

  •
  $15,000 annual fee for committee membership ($20,000 for Audit Committee membership);

  •
  $25,000 annual fee for chairing a committee of the Board ($15,000 for chairing the Nominating and Governance Committee); and

  •
  $100,000 (reduced to $75,000 effective fiscal 2020) annual fee for the Lead Independent Director/Independent Chairman.

        The payment of the annual cash retainer is subject to the terms of the 2000 Director Equity Incentive Plan, as amended, which allows directors to choose to receive common stock in lieu of cash for all or a portion of the retainer payable to each director for serving as a member. We pay the annual retainer fee and any additional annual fees to each director at the beginning of the fiscal year. Directors who join the Company after the beginning of the fiscal year receive a prorated cash payment in respect of their annual retainer fee and fees. These payments are considered earned when paid. Accordingly, we do not require them to be repaid in the event a director ceases serving in the capacity for which he or she was compensated.

        Annual Equity Awards. Pursuant to a Non-Employee Director Grant Policy adopted by our Board, each non-employee member of the Board receives an annual award of fully-vested restricted stock units ("RSUs") under the 2013 Plan, having a fair market value on the grant date equal to a pre-determined dollar value, which was $275,000 for fiscal 2019.

        The following table provides information for fiscal year 2019 compensation for all of our current and former non-employee directors:

Fiscal 2019 Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)(2)	Stock Awards ($)(3)(4)		Total ($)
Susan P. Barsamian(5)	3,383	73,210	(6)	76,593
Frank E. Dangeard	85,018	274,982		360,000
Peter A. Feld(7)	16,071	174,108	(8)	190,179
Dale L. Fuller(7)	34,821	147,321		182,142
Kenneth Y. Hao	21	324,979	(9)	325,000
Richard S. Hill(5)	15,772	61,948		77,720
David W. Humphrey	21	324,979	(9)	325,000
Geraldine B. Laybourne(10)	80,018	274,982		355,000
David L. Mahoney	105,024	274,976		380,000
Robert S. Miller(10)(11)	120,639	124,635		245,274
Anita M. Sands	70,018	274,982		345,000
Daniel H. Schulman	195,018	274,982		470,000
V. Paul Unruh	95,018	274,982		370,000
Suzanne M. Vautrinot	70,018	274,982		345,000

(1)
Non-employee directors receive an annual retainer fee of $50,000 plus an additional annual fee of $15,000 (Compensation Committee and Nominating and Governance Committee) or $20,000 (Audit Committee) for membership on each committee. The chair of each committee receives an additional annual fee of $15,000 (Nominating and Governance Committee) or $25,000 (Audit Committee and Compensation Committee). The Lead Independent Director/Independent Chairman receives an annual fee of $100,000 (reduced to $75,000 for 2020).

(2)
Includes payments for fractional share(s) from stock awards granted to each non-employee director.

(3)
Amounts shown in this column reflect the aggregate full grant date fair value calculated in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718 for awards granted during FY19.

(4)
Each non-employee director, other than Ms. Barsamian and Messrs. Feld, Fuller, Hill and Miller, was granted 12,320 RSUs on May 17, 2018, with a per-share fair value of $22.32 and an aggregate grant date fair value of $274,982.40. Each such director's fees were paid in cash as reported in the "Fees Earned or Paid in Cash" column in the table above. No non-employee director had any outstanding stock awards as of March 29, 2019.

(5)
Ms. Barsamian and Mr. Hill were appointed to our Board on January 7, 2019 and received a pro-rated portion of non-employee director fees from the date of such director's appointment on January 7, 2019 through the end of FY19. Ms. Barsamian and Mr. Hill were each granted 2,717 RSUs on February 5, 2019, with a per-share fair value of $22.80 and an aggregate grant date fair value of $61,947.60. The balance of each such director's fees was paid in cash as reported in the "Fees Earned or Paid in Cash" column in the table above.

(6)
In lieu of cash, Ms. Barsamian elected to receive 100% of the pro-rated portion of her annual retainer fee of $50,000 in the form of our common stock. Accordingly, pursuant to the terms of the 2000 Director Equity Incentive Plan, Ms. Barsamian was granted 494 shares at a per share fair value of $22.80 and an aggregate grant date fair value of $11,263. The balance of Ms. Barsamian's fee was paid in cash as reported in the "Fees Earned or Paid in Cash" column in the table above.

(7)
Messrs. Feld and Fuller were appointed to our Board on September 16, 2018 and each received pro-rated portions of such director's non-employee director fees from the date of his appointment on September 16, 2018 through the end of FY19. Messrs. Feld and Fuller were granted 6,764 RSUs on December 7, 2018, with a per-share fair value of $21.78 and an aggregate grant date fair value of $147,320. The balance of each such director's fees was paid in cash as reported in the "Fees Earned or Paid in Cash" column in the table above.

(8)
In lieu of cash, Mr. Feld elected to receive 100% of the pro-rated portion of his annual retainer fee of $50,000 in the form of our common stock. Accordingly, pursuant to the terms of the 2000 Director Equity Incentive Plan, Mr. Feld was granted 1,229 shares at a per share fair value of $21.78 and an aggregate grant date fair value of $26,767. The balance of Mr. Feld's fee was paid in cash as reported in the "Fees Earned or Paid in Cash" column in the table above.

(9)
In lieu of cash, Messrs. Hao and Humphrey each received 100% of his respective annual retainer fee of $50,000 in the form of our common stock. Accordingly, pursuant to the terms of the 2000 Director Equity Incentive Plan, each was granted 2,240 shares at a per share fair value of $22.32 and an aggregate grant date fair value of $49,997. The balance of each such director's fee was paid in cash as reported in the "Fees Earned or Paid in Cash" column in the table above.

(10)
Ms. Laybourne and Mr. Miller served on the Board through December 3, 2018, the date of the Company's 2019 Annual Meeting of Stockholders.

(11)
Mr. Miller's non-employee director fees were prorated through December 3, 2018, the date of the Company's 2019 Annual Meeting of Stockholders. Mr. Miller was granted 5,584 RSUs on May 17, 2018, with a per-share fair value of $22.32 and an aggregate grant date fair value of $124,635. The balance in director's fees was paid in cash as reported in the "Fees Earned or Paid in Cash" column in the table above.

THE BOARD RECOMMENDS A VOTE "FOR" ELECTION OF
EACH OF THE EIGHT NOMINATED DIRECTORS.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed KPMG LLP ("KPMG") as our principal independent registered public accounting firm to perform the audit of our consolidated financial statements for fiscal 2020. As a matter of good corporate governance, the Audit Committee has decided to submit its selection of independent audit firm to stockholders for ratification. In the event that this appointment of KPMG is not ratified by a majority of the shares of common stock present or represented at the Annual Meeting and entitled to vote on the matter, the Audit Committee will review its future selection of KPMG as our independent registered public accounting firm.

        The Audit Committee first approved KPMG as our independent auditors in September 2002, and KPMG audited our financial statements for fiscal 2019. Representatives of KPMG are expected to attend the meeting with the opportunity to make a statement and respond to appropriate questions from stockholders present at the meeting with respect to this proposal.

Principal Accountant Fees and Services

        We regularly review the services and fees from our independent registered public accounting firm, KPMG. These services and fees are also reviewed with the Audit Committee annually. In accordance with standard policy, KPMG periodically rotates the individuals who are responsible for our audit. Our Audit Committee has determined that the providing of certain non-audit services, as described below, is compatible with maintaining the independence of KPMG.

        In addition to performing the audit of our consolidated financial statements, KPMG provided various other services during fiscal years 2019 and 2018. Our Audit Committee has determined that KPMG's provisioning of these services, which are described below, does not impair KPMG's independence from NortonLifeLock. The aggregate fees billed for fiscal years 2019 and 2018 for each of the following categories of services are as follows:

Fees Billed to NortonLifeLock	FY19	FY18
Audit fees(1)	$12,464,329	$11,370,525
Audit related fees(2)	1,142,383	753,689
Tax fees(3)	161,685	469,449
All other fees(4)	0	311,000

Total fees	$13,768,398	$12,904,663

        The categories in the above table have the definitions assigned under Item 9 of Schedule 14A promulgated under the Exchange Act, and these categories include in particular the following components:

(1)
"Audit fees" include fees for audit services principally related to the year-end examination and the quarterly reviews of our consolidated financial statements, consultation on matters that arise during a review or audit, review of SEC filings, audit services performed in connection with our acquisitions and divestitures and statutory audit fees.

(2)
"Audit related fees" include fees which are for assurance and related services other than those included in Audit fees.

(3)
"Tax fees" include fees for tax compliance and advice.

(4)
"All other fees" include fees for all other non-audit services, principally for services in relation to certain information technology audits.

        An accounting firm other than KPMG performs supplemental internal audit services for NortonLifeLock. Another accounting firm provides the majority of NortonLifeLock's outside tax services.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

        The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

        All of the services relating to the fees described in the table above were approved by the Audit Committee.

THE BOARD RECOMMENDS A VOTE "FOR" APPROVAL OF PROPOSAL NO. 2

PROPOSAL NO. 3

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

        In accordance with Section 14A of the Exchange Act, stockholders are entitled to cast an advisory vote to approve the compensation of our named executive officers, as disclosed in this proxy statement. Accordingly, you are being asked to vote on the following resolution at the Annual Meeting:

        "RESOLVED, that the compensation paid to NortonLifeLock Inc.'s named executive officers, as disclosed in this proxy statement pursuant to the SEC's compensation disclosure rules, including the Compensation Discussion & Analysis, compensation tables and narrative discussion, is hereby approved."

        As described more fully in the Compensation Discussion & Analysis section of this proxy statement, our named executive officers are compensated in a manner consistent with our pay-for-performance philosophy and corporate governance best practices. Our executive compensation programs for fiscal 2019 reflect these significant changes to our management team and to our business while promoting our pay-for-performance philosophy and corporate governance best practices. A few highlights, which are discussed further in the Compensation Discussion & Analysis, are:

	Component	Metric(1)	Achievement (as a percent of target)	Funding

	FY19 Executive Annual	FY19 Non-GAAP operating income	87.5%	0%

	Incentive Plan ("EAIP")	FY19 Non-GAAP revenue	97.2%	71.2%

	FY19 EAIP Total			35.6%

FY19 Executive Compensation	FY19 Performance-based	FY19 earnings per share ("EPS")	88.3%	50.6%

	Restricted Stock Units	FY19 free cash flow	90.7%	91.2%

	FY18 Performance-based Restricted Stock Units	2-year total shareholder return ("TSR") relative to Nasdaq 100	-21.32%	0%

	Fiscal 2017 ('FY17') Performance-based Restricted Stock Units	FY18 Non-GAAP Operating Income	109.29%	268.2% (of which 250% vested and settled at the end of FY18, and the remaining 18.2% vested for eligible participants at the end of FY19).

	(1) Please see discussion below in Compensation Discussion and Analysis for more detail regarding how these metrics are calculated.

        We believe that our compensation program balances the interests of all of our constituencies — our stockholders, our executive officers, the remainder of our employee base, our business partners and our community — by, among other things, focusing on achievement of corporate objectives, attracting and retaining highly-qualified executive management and maximizing long-term stockholder value. We encourage you to read the Compensation Discussion & Analysis, compensation tables and narrative discussion related to executive compensation in this proxy statement.

        The vote to approve the compensation of our named executive officers is advisory and, therefore, not binding. Although the vote is non-binding, the Compensation Committee and the Board value your opinion and will consider the outcome of the vote in establishing its compensation philosophy and making future compensation decisions. Our current policy is to hold such an advisory vote each year, and we expect to hold another advisory vote with respect to approve to executive compensation at the 2020 annual meeting of stockholders.

THE BOARD RECOMMENDS A VOTE "FOR" APPROVAL OF PROPOSAL NO. 3

PROPOSAL NO. 4

STOCKHOLDER PROPOSAL REGARDING INDEPENDENT BOARD CHAIRMAN

        Proposal 4 is a stockholder proposal. If the stockholder proponent, or representative who is qualified under state law, is present at the Annual Meeting and submits the proposal for a vote, then the proposal will be voted upon. The stockholder proposal is included in this proxy statement exactly as submitted by the stockholder proponent. The Board's recommendation on the proposal is presented immediately following the proposal. We will promptly provide you with the name, address and, to NortonLifeLock's knowledge, the number of voting securities held by the proponent of the stockholder proposal, upon receiving a written or oral request directed to: NortonLifeLock Inc., Attn: Scott C. Taylor, Corporate Secretary, 60 E. Rio Salado Parkway, Suite 1000, Tempe, Arizona 85281, telephone: (650) 527-8000.

Proposal 4 — Independent Board Chairman

        Shareholders request our Board of Directors to adopt as policy, and amend our governing documents as necessary, to require that the Chairman of the Board be an independent member of the Board whenever possible. Although it would be better to have an immediate transition to an independent Board Chairman, the Board would have the discretion to phase in this policy for the next Chief Executive Officer transition.

        If the Board determines that a Chairman who was independent when selected is no longer independent, the Board shall select a new Chairman who satisfies the requirements of the policy within a reasonable amount of time. Compliance with this policy is waived in the unlikely event that no independent director is available and willing to serve as Chairman.

        Shareholders can vote in favor of this proposal to send a message that they are not satisfied with NortonLifeLock' s performance.

        Shares of NortonLifeLock fell 22% in May 2019, according to a Motley Fool article. NortonLifeLock stock sold off in the wake of disappointing earnings that were combined with the announcement that CEO Greg Clark had stepped down.

        Shares traded down 15% on the day of the news, marking NortonLifeLock's worst daily performance in over a year. The company had yet to name a permanent replacement by early July.

        Adjusted earnings per share for the fourth quarter were $0.39 down significantly from $0.44 in the prior-year quarter. Adjusted sales were also lower, dropping 2% year over year to $1.195 billion and missing the average analyst estimate for sales.

        NortonLifeLock shareholders have had to endure ups and downs tied to the 2018 audit and growth initiatives failing to live up to targets. In addition to this there was the uninspiring quarterly performance combined with the unexpected news of Clark's departure that sent the shares tumbling.

        The price of NortonLifeLock stock was also flat for the 5-years leading up to July 2019.

        This proposal will cost NortonLifeLock virtually nothing to adopt -yet can create an important incentive for management to improve company performance.

Please vote to enhance the oversight of our CEO:
Independent Board Chairman — Proposal 4

        Our Board of Directors' Statement in Opposition to Proposal 4

        NortonLifeLock's Board of Directors unanimously recommends a vote "AGAINST" the stockholder proposal.

        The Board has considered the stockholder proposal and, for the reasons described below, believes that the proposal is not in the best interests of NortonLifeLock and its stockholders.

For nearly seven years, NortonLifeLock has had an independent Chairman of the Board who has provided strong independent oversight during the Company's most transformative events.

        Since January 2013, Daniel H. Schulman, one of our independent directors, has served as non-executive Chairman of the Board. Prior to that, he served as Lead Independent Director from July 2012 to December 2012 while our prior non-executive Chairman of the Board was transitioning into the CEO role. Mr. Schulman has demonstrated strong leadership, independent thinking and a deep understanding of our business as a result of his tenure as an independent director since March 2000. Since being appointed as the Chairman of the Board, Mr. Schulman has worked with the rest of the Board to oversee multiple significant strategic and leadership changes at the Company, including the transformative divestiture of

Veritas and acquisitions of Blue Coat and LifeLock. Although Mr. Schulman is not standing for re-election at the Annual Meeting, our board intends to nominate an independent member of our Board to serve as our non-executive Chairman of the Board effective as of the Annual Meeting.

While our Board's longstanding Board leadership structure reflects separation in the roles of Chairman and CEO, the Board believes that it should ultimately have the flexibility to tailor its Board leadership structure to fit NortonLifeLock's changing needs.

        As discussed above under "Board Leadership Structure," our Board retains the flexibility to determine on a case-by-case basis whether the Chief Executive Officer, or an independent director, should serve as Chairman. Our Board believes that it should retain the ability to choose the person best suited for the role at a particular time in accordance with its fiduciary duty to act in the best interests of the Company and stockholders as circumstances warrant. This flexibility has been important to our Board from time to time in the past and has increased importance today, as the Company is conducting a search for a permanent CEO while at the same time undergoing a major transition with the divestiture of its enterprise security business.

        Our Board's decisions in connection with the appointment of Mr. Schulman as our Lead Independent Director and subsequent appointment as our Chairman illustrate why our Board should retain flexibility to appoint the best person for the role. He was appointed to the position of non-executive Chairman after our prior non-executive Chairman served as both Chairman and CEO for six months in connection with a prior CEO transition. At that time, our Board believed appointing Mr. Schulman Lead Independent Director while Mr. Schulman's predecessor served as Chairman and CEO was in the best interest of our Company and stockholders since it provided independent Board leadership while providing the benefit of having our CEO chair regular Board meetings as our Board and CEO developed NortonLifeLock's new strategy and addressed the key business and strategic issues at that time. Following the initial phase of CEO transition, NortonLifeLock entered a new phase and the Board determined that Mr. Schulman's extensive management experience and deep knowledge of our company made him best-suited to lead our Board and provide independent oversight of our senior management team while our CEO focused on executing our new strategic plan and managing our operations and performance.

        The Board believes that this flexibility benefits NortonLifeLock and our stockholders because the Board is in the best position to determine its leadership structure given its knowledge of NortonLifeLock's leadership team, strategic goals, opportunities and challenges. Additionally, our Board believes limiting the Board's ability to determine the appropriate Board leadership structure could be harmful to NortonLifeLock's long-term prospects as our Board is currently conducting a CEO search and may decide our next CEO should also serve as our Chairman. We cannot rule out the possibility that our next CEO will also serve as Chairman as it does not serve the interests of the Company or its stockholders to limit the pool of CEO candidates based on this factor alone.

        Importantly, regardless of what leadership structure the Board may determine to adopt in the future, our Corporate Governance Guidelines provide for appointment of a Lead Independent Director in situations where the Chairman of the Board is not independent. The Board commitment to independent Board oversight at all times does not end there. All the members of the Board of Directors, other than the CEO, are independent. All the committees of the Board of Directors are composed entirely of independent directors. The Board also has been significantly refreshed as five of the six independent directors standing for election at the annual meeting have served since 2016 or later. Our Board believes that eliminating flexibility in the structure of Board leadership as facts and circumstances require, as the proponent requests, is unnecessary given the safeguards on Board independence already in place and could adversely impact our Company's ability to adapt to new challenges and attract suitable CEO candidates.

Our corporate governance policies and practices further promote effective, independent Board oversight.

        In addition to having an independent Chairman of the Board, our Board has adopted policies and practices that provide our stockholders with meaningful rights and further promote Board independence and effective oversight of management.

        As mentioned above, all members of our Board (other than any person serving on our Board who also serves as our CEO) and its committees are independent and our Board has been substantially refreshed in recent years. Additionally, if our Chairman is not independent in the future, the independent Directors of the Board will appoint a Lead Independent Director who will have well-defined powers and duties. Our Corporate Governance Guidelines require that our key Board committees be composed entirely of independent directors and that the independent directors meet in executive session without the presence of management for a portion of each regularly scheduled meeting of the Board.

        To ensure our Board remains robust and engaged, we engage in an annual self-evaluation process to determine whether the Board and its committees are functioning effectively. Our Nominating and Governance Committee also annually evaluates each individual director and recommends to our Board whether each Director should be nominated for election to a further one-year term. When nominated, our Directors are elected annually, with a majority voting standard for uncontested elections and a director resignation policy.

        Stockholders have meaningful proxy access and special meeting rights. We have no supermajority voting provisions. As evidenced by our discussions with stockholders representing approximately 55% of our outstanding shares in 2019, we are deeply committed to ongoing engagement with our stockholders to gain valuable insight into the issues that matter most to them and to enable our Company to address them effectively. We also enable increased stockholder attendance and participation by utilizing a virtual meeting format for our annual meetings of stockholders.

Vote Required

        This Proposal No. 4 is advisory in nature and would constitute a recommendation to our Board if it is approved by stockholders. The affirmative vote of a majority of the stock having voting power present in person or represented by proxy and entitled to vote is required to approve this Proposal No. 4. Unless you indicate otherwise, your proxy will be voted "AGAINST" this proposal.

        For the foregoing reasons, the Board unanimously believes that this proposal is not in the best interests of NortonLifeLock or our stockholders, and recommends that you vote "AGAINST" Proposal 4.

THE BOARD RECOMMENDS A VOTE "AGAINST" PROPOSAL NO. 4.
PROXIES RECEIVED BY THE COMPANY WILL BE VOTED "AGAINST"
THIS PROPOSAL UNLESS OTHERWISE INSTRUCTED.

OUR EXECUTIVE OFFICERS

        The names of our current executive officers, their ages as of October 25, 2019 and their positions, after giving effect to the appointment of Mr. Pilette as our CEO, Mr. Kapuria as our President and Mr. Brown as our Interim Chief Financial Officer as of November 8, 2019, are shown below.

Name	Age	Position
Vincent Pilette	47	CEO
Matthew Brown	39	Interim Chief Financial Officer
Amy L. Cappellanti-Wolf	54	Senior Vice President and Chief Human Resources Officer
Samir Kapuria	46	President
Scott C. Taylor	55	Executive Vice President, General Counsel and Secretary

        The Board chooses executive officers, who then serve at the Board's discretion. There is no family relationship between any of the directors or executive officers and any other director or executive officer of NortonLifeLock.

        For information regarding Mr. Pilette, please refer to Proposal No. 1, "Election of Directors" above.

        Mr. Brown has been appointed to serve as our Interim Chief Financial Officer, effective November 8, 2019. From January 2019 to November 2019, he served as our Vice President of Finance and Chief Accounting Officer. Prior to that, he served as our Vice President, Finance from August 2016 to January 2019 and as Vice President, Corporate Controller of Blue Coat, Inc. from October 2015 until we acquired that company in August 2016. Previously, he served in various positions at NETGEAR, Inc., a computer networking hardware company, from 2010 to October 2015, most recently as Senior Director, Assistant Controller. Mr. Brown holds a Bachelor of Science degree in business administration from the Walter A. Haas School of Business at U.C. Berkeley.

        Ms. Cappellanti-Wolf has served as our Senior Vice President and Chief Human Resources Officer since July 2014. Prior to joining us, she served as Chief Human Resources Officer at Silver Spring Networks, Inc., a smart grid products provider, from June 2009 to July 2014. From September 2001 to June 2009, Ms. Cappellanti-Wolf served as Vice President, Human Resources of Cisco Systems, Inc. From 2000 to 2001, she served as a Human Resources Director at Sun Microsystems, Inc. Ms. Cappellanti-Wolf served as Human Resources Director for The Walt Disney Company from 1995 to 2000 and held various roles in human resources with Frito-Lay, Inc., a division of PepsiCo, Inc., from 1988 to 1995. She has a Bachelor's degree in journalism from West Virginia University and a Master's degree in industrial and labor relations from West Virginia University.

        Mr. Kapuria has been appointed to serve as our President, effective November 8, 2019. From May 2018 to November 2019, he served as our Executive Vice President, Consumer Business Unit and Cyber Security Services. Prior to that, he served as our Senior Vice President and General Manager, Cyber Security Services from November 2014 to May 2018, as our Vice President, Products and Services from July 2012 to November 2014, and as our Vice President, Business Strategy and Security Intelligence from April 2011 to July 2012. From October 2004 to April 2011, Mr. Kapuria held numerous other director-level management positions with NortonLifeLock. Mr. Kapuria holds a Bachelor's degree in finance from the University of Massachusetts.

        Mr. Taylor has served as or Executive Vice President, General Counsel and Secretary since August 2008. From February 2007 to August 2008, he served as our Vice President, Legal. Prior to joining NortonLifeLock, Mr. Taylor held various legal and administrative positions at Phoenix Technologies Ltd., a provider of core systems software, from January 2002 to February 2007, including most recently as Chief Administrative Officer, Senior Vice President and General Counsel. From May 2000 to September 2001, he was Vice President and General Counsel at Narus, Inc., a venture-backed private company that designs IP network management software. Mr. Taylor is a director of Piper Jaffray Companies, a national advisory board member of the Stanford University Center for Comparative Studies on Race and Ethnicity and serves on the board of trustees of Menlo School. He holds a Juris Doctorate from George Washington University and a Bachelor's degree from Stanford University.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information, as of October 25, 2019 with respect to the beneficial ownership of NortonLifeLock common stock by (i) each stockholder known by NortonLifeLock to be the beneficial owner of more than 5% of NortonLifeLock common stock, (ii) each current member of the Board or director nominee, (iii) the named executive officers of NortonLifeLock included in the Summary Compensation Table appearing on page 60 of this Proxy Statement and (iv) all current executive officers and directors of NortonLifeLock as a group.

        Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Percentage ownership is based on 622,918,522 shares of NortonLifeLock common stock outstanding as of October 25, 2019. Shares of common stock subject to stock options and restricted stock units vesting on or before December 24, 2019 (within 60 days of October 25, 2019) are deemed to be outstanding and beneficially owned for purposes of computing the percentage ownership of such person but are not treated as outstanding for purposes of computing the percentage ownership of others.

        Unless otherwise indicated, the address of each of the individuals and entities named below is c/o NortonLifeLock Inc., 60 E. Rio Salado Parkway, Suite 1000, Tempe, Arizona 85281.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
5% Beneficial Owners
Vanguard Group Inc.(1)	66,828,879	10.7%
T. Rowe Price Associates, Inc.(2)	51,293,114	8.2%
Starboard Value LP(3)	43,600,796	7.0%
BlackRock, Inc.(4)	42,309,498	6.8%
Capital World Investors(5)	41,378,550	6.6%

Total	245,410,837	39.3%
Directors and Named Executive Officers
Gregory S. Clark *(6)	5,964,117	1.0%
Nicholas R. Noviello *(7)	1,347,260	**
Vincent Pilette(8)	785,906	**
Scott C. Taylor	408,724	**
Amy L. Cappellanti-Wolf	218,251	**
David L. Mahoney(9)	201,423	**
Samir Kapuria(10)	191,579	**
Daniel H. Schulman	170,989	**
Frank E. Dangeard	113,936	**
V. Paul Unruh(11)	101,711	**
Anita M. Sands	63,830	**
Kenneth Y. Hao(12)	60,670	**
David W. Humphrey	49,882	**
Dale L. Fuller	35,088	**
Suzanne M. Vautrinot(13)	32,269	**
Richard S. Hill(14)	32,072	**
Peter A. Feld(15)	24,685	**
Susan P. Barsamian(16)	19,903	**

Total	9,822,295	1.6%
Current Directors and Executive Officers
As a group (18 people)(17)	2,542,151	0.4%

*
Former officer.

**
Less than 1%.

(1)
Based solely on a Schedule 13G/A filing made by The Vanguard Group on February 13, 2019, The Vanguard Group has sole voting power over 736,173 shares, shared voting power over 135,657 shares, sole dispositive power over 65,971,054shares and shared dispositive power over 857,825 shares. This stockholder's address is 100 Vanguard Blvd., Malvern, PA 19355.

(2)
Based solely on a Schedule 13G/A filing made by T. Rowe Price Associates on October 10, 2019, T. Rowe Price Associates, Inc. has sole voting over 18,962,995 shares and sole dispositive power over 51,293,114 shares. This stockholder's address is 100 E. Pratt Street, Baltimore, MD 21202

(3)
Based solely on a Schedule 13D/A filing made by Starboard Value LP on August 15, 2019, Starboard Value LP has sole voting and sole dispositive power over 43,600,796 shares. This stockholder's address is 777 Third Avenue, 18th Floor, New York, New York 10017. Mr. Feld is a Managing Member of Starboard Value LP and may be deemed to share voting and dispositive power over these shares.

(4)
Based solely on a Schedule 13G/A filing made by the BlackRock, Inc. on February 6, 2019, BlackRock, Inc. has sole voting power over 37,349,816 and sole dispositive power over 42,309,498 shares. This stockholder's address is 55 East 52nd Street, New York, NY 10055.

(5)
Based solely on a Schedule 13G/A filing made by Capital World Investors on February 14, 2019, Capital World Investors has sole voting power over 41,358,274 shares and sole dispositive power over 41,378,550 shares. This stockholder's address is 333 South Hope Street, Los Angeles, CA 90071.

(6)
Beneficial ownership data is current through Mr. Clark's departure date of May 9, 2019 and includes 1,122,938 shares held by the Gregory S. Clark Living Trust for which Mr. Clark exercises voting and dispositive power and 3,604,101 shares subject to options that were fully exercisable as of his departure date.

(7)
Beneficial ownership data is current through Mr. Noviello's departure date of May 24, 2019 and includes 775,028 shares subject to options that were fully exercisable as of his departure date.

(8)
Includes 165,429 shares held by Vincent Pilette and 620,477 shares held by the VPJW Revocable Trust for which Mr. Pilette exercises voting and dispositive power.

(9)
Includes 16,959 shares held by the Winnifred C. Ellis & David L. Mahoney Trust for which Mr. Mahoney exercises voting and dispositive power.

(10)
Includes 4,844 shares issuable upon the settlement of RSUs as of December 1, 2019.

(11)
Shares held by the Unruh Family Living Trust for which Mr. Unruh exercises voting and dispositive power.

(12)
These securities are held by Mr. Hao for the benefit of Silver Lake Technology Management LLC, certain of its affiliates and certain of the funds they manage ("Silver Lake") and pursuant to Mr. Hao's arrangement with Silver Lake, upon the sale of these securities, the proceeds are expected to be remitted to Silver Lake.

(13)
Shares held by the William C. Keller and Suzanne Vautrinot Living Trust for which Ms. Vautrinot exercises voting and dispositive power.

(14)
Includes 3,953 shares issuable upon the settlement of RSUs as of November 1, 2019 and 3,953 shares as of December 1, 2019.

(15)
Excludes 43,600,796 shares of common stock beneficially owned by Starboard Value LP and its affiliates. Mr. Feld is a Managing Member of Starboard Value LP and may be deemed to share voting and dispositive power over these shares.

(16)
Shares held by the S. Barsamian and W. Romans Revocable Trust for which Ms. Barsamian exercises voting and dispositive power.

(17)
Includes for Matthew C. Brown: 14,134 shares, 2,099 shares subject to RSUs that will vest on December 1, 2019, and 15,000 shares subject to fully exercisable options.

        NortonLifeLock has adopted a policy that executive officers and members of the Board hold an equity stake in the Company. The policy requires each executive officer to hold a minimum number of shares of NortonLifeLock common stock. Newly appointed executive officers are not required to immediately establish their position but are expected to make regular progress to achieve it. The Nominating and Governance Committee reviews the minimum number of shares held by the executive officers and directors from time to time. The purpose of the policy is to more directly align the interests of our executive officers and directors with our stockholders. See "Stock Ownership Requirements" under the Compensation Discussion & Analysis section for a description of the stock ownership requirements applicable to our executive officers.

Delinquent Section 16(a) Reports

        Section 16 of the Exchange Act requires NortonLifeLock's directors, executive officers and any persons who own more than 10% of NortonLifeLock's common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish NortonLifeLock with copies of all Section 16(a) forms that they file.

        Based solely on its review of the copies of such forms furnished to NortonLifeLock and written representations from the directors and executive officers, NortonLifeLock believes that all of its executive officers and directors filed the required reports on a timely basis under Section 16(a), except for (i) Mr. Schulman who did not timely report on a Form 4, the distribution of shares held by DHS 2017 Annuity Trust Agreement II (for which Mr. Schulman exercises voting and dispositive power) to his individual account on April 19, 2019, which transaction was reported on a Form 5 that was filed on May 10, 2019, and (ii) Mr. Brown, who inadvertently omitted ownership of 5,393 shares of common stock on a Form 3 that was filed on February 7, 2019, which was subsequently amended on March 8, 2019 to include the correct number of shares.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

COMPENSATION DISCUSSION & ANALYSIS (CD&A)

        This compensation discussion and analysis ("CD&A") summarizes our executive compensation philosophy, our fiscal 2019 ("FY19") executive compensation program and the FY19 compensation decisions made by the Compensation Leadership and Development Committee (the "Compensation Committee") with respect to the following named executive officers ("NEOs"):

  •
  Gregory S. Clark, Former President and Chief Executive Officer ("CEO");

  •
  Nicholas R. Noviello, Former Executive Vice President and Chief Financial Officer ("CFO");

  •
  Amy L. Cappellanti-Wolf, Senior Vice President and Chief Human Resources Officer;

  •
  Samir Kapuria, President (effective November 8, 2019); and

  •
  Scott C. Taylor, Executive Vice President, General Counsel and Secretary.

FY19 Financial Results, Compensation and New Leadership

	(In millions, except for per share amounts)	Fiscal 2019 ("FY19")	Fiscal 2018 ("FY18")

	Net revenues	$4,731	$4,834

FY19 Financial Results	Operating income	380	49

	Net income	31	1,138

	Net income per share — diluted	0.05	1.70

	Net cash provided by operating activities	1,495	950

FY19 Challenges	While we saw improvements in some areas of our business, our overall performance and stock price was negatively impacted by several significant factors:

•

Revenue and business momentum in our former Enterprise Security segment declined in FY19.

•

The Company was subject to an internal investigation, which was commenced and completed by the Audit Committee of the Board (the "Audit Committee") in connection with concerns raised by a former employee.

•

We announced a restructuring plan pursuant to which we targeted reductions of our global workforce of up to approximately 8%.

•

Our executive leadership team was in transition with announced executive officer departures in November 2018 and January 2019.

Commitment to Pay-For-Performance

•

Mr. Clark, our former CEO, did not receive a FY19 equity award.

•

None of our NEOs received an annual base salary increase for FY19, except for those executives who were promoted.

•

Our former CEO did not receive a payment under his annual cash incentive award.

	Component	Metric(1)	Achievement (as a percent of target)	Funding

	FY19 Executive Annual	FY19 Non-GAAP operating income	87.5%	0%

	Incentive Plan ("EAIP")	FY19 Non-GAAP revenue	97.2%	71.2%

	FY19 EAIP Total			35.6%

FY19 Executive Compensation	FY19 Performance-based	FY19 earnings per share ("EPS")	88.3%	50.6%

	Restricted Stock Units	FY19 free cash flow	90.7%	91.2%

	FY18 Performance-based Restricted Stock Units	2-year total shareholder return ("TSR") relative to Nasdaq 100	-21.32%	0%

	Fiscal 2017 ("FY17") Performance-based Restricted Stock Units	FY18 Non-GAAP Operating Income	109.29%	268.2% (of which 250% vested and settled at the end of FY18, and the remaining 18.2% vested for eligible participants at the end of FY19).

	(1) Please see discussion below for more detail regarding how these metrics are calculated.

New Leadership

•

The composition of our Board changed materially with the appointment of four new independent directors, two of whom replaced long-tenured directors, and with the further changes reflected herein to occur at the Annual Meeting.

•

In November 2018, Michael Fey resigned as President and COO.

•

In May 2019, Richard S. "Rick" Hill became our Interim President and CEO, replacing Gregory S. Clark.

•

In May 2019, Vincent Pilette became our CFO, replacing Nicholas R. Noviello.

•

In November 2019, Mr. Pilette was named our permanent CEO and Samir Kapuria became our President, replacing our interim President and CEO, Mr. Hill.

•

In November 2019, Matthew Brown became our interim CFO.

        Despite the challenges we faced in FY19, we remain confident in our business strategies and our competitive product portfolio. We will continue to execute on multiple initiatives to drive revenue growth. With industry-leading solutions, we believe that we are well positioned to participate in a growing opportunity in the cyber defense market. We have an opportunity to enhance stockholder value by building on the leadership and momentum of our business.

Our Compensation Philosophy and Practices

Drive Business Success Our executive compensation program is designed to drive our success as a market leader in cybersecurity.	Pay for Performance

We believe that executive compensation should be tied to our short and long-term performance. It is important to reward outstanding individual performance, team success, and Company-wide results.

Attract and Retain We focus on corporate and individual performance objectives and aim to attract and retain highly-qualified executive officers while maximizing long-term stockholder value.
Balancing and Aligning Interests with Stockholders

We are sensitive to our need to balance and align the interests of our executive officers with those of our stockholders, especially when compensation decisions might increase our cost structure or stockholder dilution.

Compensation Policies and Practices

What We Do:	What We Do Not Do:
The majority of pay for our CEO and other NEOs is at risk.	We do not pay performance-based cash or equity awards for unsatisfied performance goals.
We provide that short-term incentive compensation is linked directly to our financial results and also takes into account individual performance.	Our compensation plans do not have minimum guaranteed payout levels.
We reward performance that meets our predetermined goals.	We do not provide for automatic salary increases or equity awards grants in offer letters or employment agreements.
We cap payouts under our plans to discourage excessive or inappropriate risk taking by our NEOs.	We generally do not permit short-sales, hedging or pledging of our stock.
We have a relevant peer group and reevaluate the peer group annually.	We do not provide "golden parachute" excise tax gross-ups.
We have robust stock ownership guidelines for our executive officers and directors.	We do not provide excessive severance.
We have adopted a comprehensive "clawback" policy, applicable to all performance-based compensation granted to our executive officers.	We do not provide executive pension plans or SERPs.
We only provide for double-trigger change in control benefits.	We do not provide excessive perquisites.
We limit any potential cash severance payments to not more than 1x our executive officers' total target cash compensation and 2x our CEO's total base salary.	We do not permit the repricing or cash-out of stock options or stock appreciation rights without stockholder approval.
Our Compensation Committee retains an independent compensation consultant.	We do not permit the payment of dividend or dividend equivalents on unvested equity awards.
We hold an annual advisory vote on executive compensation.	We do not provide single-trigger change of control benefits to executive officers.
We seek feedback on executive compensation through stockholder engagement.

We generally require one-year minimum vesting on stock options and stock appreciation rights.

Strong stockholder support on say-on-pay and Stockholder Engagement

        At our 2018 annual meeting of stockholders, we requested that our stockholders cast a non-binding advisory vote on the compensation of our NEOs, also known as "say-on-pay" vote. This proposal passed with approximately 90% of the votes cast in favor. In evaluating our compensation practices in FY19, the Compensation Committee was mindful of the support our stockholders expressed for our philosophy of linking compensation to financial objectives and the enhancement of stockholder value. In addition, management met with or spoke to institutional stockholders representing approximately 55% of outstanding shares and listened to any feedback regarding executive compensation program. As a result, the Compensation Committee retained its general approach to executive compensation and continued to apply the same general philosophy and objectives as in the prior fiscal year in determining executive compensation.

FY19 EXECUTIVE COMPENSATION

        The total mix of our NEO compensation, including the portion at risk, is reflected in the graphs below. The major components of target compensation for our NEOs during FY19 were: (i) base salary, (ii) target annual incentive awards and (iii) grant date fair value of long-term equity incentive awards, with the exception of our CEO who did not receive any equity awards for FY19.

Analysis of Compensation Components

        The elements of the FY19 compensation for our NEOs was as follows:

Compensation Component	Form of Award	Percent at Risk	Performance vs Time-Based

Base Salary	Cash	0%	NA
Executive Annual Incentive Plan	Cash(1)	100%	Performance-Based
Equity Incentive Awards — Restricted Stock Units ("RSUs")	RSUs(2)	100%	Time-Based
Equity Incentive Awards — Performance-based Restricted Stock Units ("PRUs")	PRUs(2)	100%	Performance-Based

(1)
For FY19, except for Mr. Noviello, this award was payable in RSUs, which were granted on May 20, 2019 and vested June 1, 2019. Beginning in fiscal 2020 ("FY20"), the award will be payable in cash.

(2)
For FY19, our former CEO did not receive any equity awards.

I. Base Salary

2019 Base Salary

Philosophy	Considerations

• Provide fixed compensation to attract and retain key executives.

•

Salary reviewed and set annually.

•

The factors used to determine the amount of salaries include skill set, experience performance contribution levels, the executive officer's role, positioning relative to peer group and market and our overall salary budget.

•

Recommendations of the CEO for other executive officers based upon his annual review of performance.

        The following table presents each NEO's base salary for FY19.

NEO	FY18 Annual Salary ($)		Change in Salary (%)		FY19 Annual Salary

Gregory S. Clark	1,000,000		—		1,000,000
Nicholas R. Noviello	650,000		—		650,000
Amy L. Cappellanti-Wolf	440,000		—		440,000
Samir Kapuria(1)	390,000	(1)	60,000	(1)	450,000
Scott C. Taylor	600,000		—		600,000

(1)
Mr. Kapuria was named an executive officer during FY19 and received a salary increase in connection with his promotion. His salary increased from $390,000 to $440,000 effective May 8, 2018.

        As presented in the table above, our named executive officers did not receive an increase in annual base salary other than in connection with a promotion for Mr. Kapuria. Our former CEO determined that none of our other NEOs would receive a base salary increase for FY19. In addition, our Board also determined that Mr. Clark would not receive a salary increase in FY19.

II. Executive Annual Incentive Plan

FY19 Annual Cash Incentive Awards

Philosophy	Target Amount Considerations	Award Design Considerations	Performance Conditions

•

Establish appropriate short-term performance measures that the Compensation Committee believes will drive our future growth and profitability.

•

Reward achievement of short-term performance measures.

•

Payout tied to Company performance consistent with FY19 financial plan.

•

Offer market competitive incentive opportunities.

• Factors used to determine target amounts included: (i) relevant market data; (ii) internal pay equity; and (iii) desired market position role of each NEO.

•

Non-GAAP Operating Income and Non-GAAP Revenue were the financial metrics selected because we believe: (i) they strongly correlate with stockholder value creation, are transparent to investors and are calculated on the same basis as described in our quarterly earnings releases and supplemental materials, and balance growth and profitability, and (ii) our executive team can have a direct impact on these metrics through skillful management and oversight.

•

Metrics established based on a range of inputs, including external market economic conditions, growth outlooks for our product portfolio, the competitive environment, our internal budgets and market expectations.

•

Non-GAAP Operating Income Metric (50% weighing). Non-GAAP Operating Income is defined as GAAP operating income, adjusted, as applicable, to exclude, among other things, stock-based compensation expense, charges related to the amortization of intangible assets, restructuring, separation, transition and other related expenses and contract liabilities fair value adjustment, calculated under 2019 plan exchange rates

•

Non-GAAP Revenue Metric (50% weighing). Non-GAAP Revenue is defined as GAAP revenue adjusted to exclude contract liabilities fair value adjustment calculated under 2019 plan exchange rates.

FY19 Annual Cash Incentive Awards

Philosophy	Target Amount Considerations	Award Design Considerations	Performance Conditions

•

Performance payout curves set to drive increased revenue and operating income and in accordance with our FY19 financial plan.

•

Goals established in first 90 days when performance is indeterminable.

•

Payable in fully vested RSUs for FY19.

•

CEO performance should be completely tied to Company financial performance.

• Individual performance assessment modifier (0-140%) except for CEO. • Employment through payout date. • See below for more information.

        Executive Annual Incentive Plan Target Opportunities: The following table presents each NEO's target incentive opportunity for FY19 under the FY19 Executive Annual Incentive Plan (the "FY19 EAIP"):

NEO	FY19 Individual Annual Incentive Target (%)	FY19 Target ($)

Gregory S. Clark	150	1,500,000
Nicholas R. Noviello	100	650,000
Amy L. Cappellanti-Wolf	70	308,000
Samir Kapuria(1)	100	450,000
Scott C. Taylor	100	600,000

(1)
In connection with Mr. Kapuria's promotion, his FY19 Individual Annual Incentive Target under the FY19 EAIP increased from 60% to 100% effective May 8, 2018. Mr. Kapuria's prorated target annual incentive value for FY19 is $427,451.

        FY19 EAIP Payout Formula: The determination of each NEO's payout amount under the FY19 EAIP is based on the following formula. The Compensation Committee has discretion to adjust individual awards downward as appropriate by up to 25% of the amount of the incentive award that would otherwise be earned.

        The payout curves for each of our metrics for FY19 are set forth in the table below. The non-GAAP operating income and non-GAAP revenue metrics are funded independently of each other and are weighted equally. Except for our CEO, the actual individual payouts could be further modified based on an individual performance factor generally in the range of 0% to 140% based on performance achievement against pre-established individual goals for FY19.

	Non-GAAP Operating Income Metric		Non-GAAP Revenue Metric

	Non-GAAP Operating Income ($ millions)	Funding (%)	Non-GAAP Revenue ($ millions)	Funding (%)	Individual Performance Modifier (%)	Total Payout as a Percentage of Target (%)
Threshold	$1,428	40	$4,760	40	35	14
Target	$1,630	100	$4,943	100	100	100
Maximum	$1,793	200	$5,141	200	140	280

Individual Performance Assessment

        Individual performance is evaluated, and taken into account in determining the FY19 EAIP payout for NEOs other than the CEO based on both quantitative and qualitative results in the following key areas:

Individual Performance Assessment Components

•

Financial and operational goals for the executive's area of responsibility and the entire Company.

•

Leadership qualities as well as functional competencies and knowledge for the executive's area of responsibility.

• Development and management of the executive's team of employees.

        Provided the threshold performance levels for both Company performance metrics are achieved, the CEO evaluates the level of each NEO's individual performance against the pre-determined goals at fiscal year-end and makes a recommendation to the Compensation Committee. The Compensation Committee makes the final determination with respect to each NEO's actual payout, which it did for our NEOs in FY19.

FY19 EAIP Payout Results:

Weighted Average Company Performance Funding

Company Performance Metric	Target ($) (millions)	Threshold ($) (millions)	Actual ($) (millions)		Threshold Funding (%)	Funding (%)

Non-GAAP Operating Income	1,630	1,428	1,427	(1)	40	0.0
Non-GAAP Revenue	4,943	4,760	4,804	(2)	40	71.2
FY19 Funding						35.6

(1)
Calculated in FY19 plan exchange rates and excludes stock-based compensation expense, charges related to the amortization of intangible assets, restructuring, separation, transition and other related expenses, contract liabilities fair value adjustment, acquisition-related costs and certain litigation settlement gains.

(2)
Calculated in FY19 plan exchange rates and excludes contract liabilities fair value adjustment.

FY19 EAIP NEO Payout Amounts

NEO	Base Salary	Annual Incentive Target (%)	Company Performance Funding (%)	Individual Performance Factor (%)	Individual Payout Amount ($)(4)

Gregory S. Clark(1)	1,000,000	150	n/a	n/a	0
Nicholas R. Noviello(2)	650,000	100	n/a	n/a	487,500
Amy L. Cappellanti-Wolf(3)	440,000	70	35.6	100	109,648
Samir Kapuria(3)	450,000	100	35.6	100	152,172
Scott C. Taylor(3)	600,000	100	35.6	100	213,600

(1)
Mr. Clark did not receive a FY19 EAIP payout.

(2)
Pursuant to the terms of Mr. Noviello's Transition Services Agreement dated January 31, 2019 (the "Transition Services Agreement"), Mr. Noviello received 75% of his target FY19 EAIP amount under the Company's Executive Severance Plan because it was greater than the amount that he would have earned under the FY19 EAIP irrespective of individual performance.

(3)
Ms. Cappellanti-Wolf and Messrs. Kapuria and Taylor each earned an individual performance factor of 100%. In determining the appropriate individual performance factor for each of these executives, the Compensation Committee, with recommendation of the CEO, considered leadership, contributions to NortonLifeLock's achievement of its goals, and strategic planning among other factors.

(4)
The Compensation Committee did not exercise its discretion to reduce any payouts.

III.    Equity Incentive Awards

        In FY19, we granted our NEOs (other than Mr. Clark who did not receive equity awards in FY19) a mix of RSUs and PRUs ("FY19 RSUs" and "FY19 PRUs", respectively). In FY19, Messrs. Taylor and Noviello, as FY18 NEOs, were granted a mix of PRUs and RSUs at 70% and 30%, respectively. All other executives, other than Mr. Clark, received a mix of PRUs and RSUs at 50% and 50%, respectively.

Equity Incentive Awards
Philosophy	Grant Mix	Award Amount Considerations	Award Design Considerations	Vesting Conditions

• Establish appropriate performance measures that the Compensation Committee believes will drive our future growth and profitability.	• Equity awards are a mix of RSUs and PRUs.	• NEOs' responsibilities and anticipated future contributions.	• Long-term payouts should depend on NEOs' ability to drive financial performance, including share price appreciation.	• RSUs are time-based and vest over three years: (30%/ 30%/ 40%), except for 2019, where they vest 40%/ 30%/ 30% with the exception of FY18 NEOs whose RSUs grant vest 30%/30%/40%.

Equity Incentive Awards
Philosophy	Grant Mix	Award Amount Considerations	Award Design Considerations	Vesting Conditions

• Provide meaningful and appropriate incentives for achieving annual financial goals that the Compensation Committee believes are important for our short- and long-term success.	• For our FY18 NEOs (Taylor and Noviello), the mix was 70% PRUs and 30% RSUs.	• NEOs' past grant amounts and amount of unvested equity held by each NEO.	• Metrics should align with long-term goal of generating cash and operational execution and allow us to evaluate our short- term strategy while taking into account the performance of our peers.

•

PRU Metrics:
Achievement of FY19 non-GAAP free cash flow ("FCF"); non- GAAP FCF is cash from operating activities less capital expenditures, as reported in the Company's audited financial statements.

• Equity awards should attract and retain talent in a highly competitive market for talent.	• For our other NEOs, the mix was 50% PRUs and 50% RSUs.	• Competitive market assessment, including practices of peers and similarly situated companies.	• Payout amounts should be designed to promote retention for valuable NEOs.	• FY19 Non-GAAP EPS; non-GAAP EPS is non-GAAP net income (consistent with the Board approved plan) divided by 680 million fully diluted shares.
• Reward NEOs for creating stockholder value over long term.	• Mr. Clark did not receive FY19 equity awards.	• Gains recognizable by the NEO from equity awards made in prior years.		• TSR over three years measured against the Nasdaq 100. • See below for more information

        Restricted Stock Units (RSUs): RSUs represent the right to receive one share of NortonLifeLock common stock for each vested RSU upon the settlement date, subject to continued employment through each vesting date.

NEO	FY19 RSU Award Amount (#)(2)	Grant Date Value ($)

Gregory S. Clark(1)	0	0
Nicholas R. Noviello	95,416	2,106,785
Amy L. Cappellanti-Wolf	78,620	1,683,254
Samir Kapuria	238,243	5,100,783
Scott C. Taylor	61,339	1,354,365

(1)
Mr. Clark did not receive an RSU award for FY19.

(2)
In FY19, Messrs. Taylor and Noviello, as FY18 NEOs, were granted a mix of PRUs and RSUs at 70% and 30%, respectively. All other executives, other than Mr. Clark, received a mix of PRUs and RSUs at 50% and 50%, respectively.

        Performance-based Restricted Stock Units (PRUs): FY19 PRUs granted to our NEOs vest based on the achievement of three metrics: (1) FY19 FCF; (2) FY19 EPS; and (3) three-year relative TSR at the end of fiscal 2021 as measured against the Nasdaq 100 and the completion of a service requirement. The Compensation Committee believed that using independently-measured corporate metrics would motivate our executive team by providing distinct separate opportunities to earn awards. The Compensation Committee also believed adding Free Cash Flow as an additional metric to those used in the FY18 PRUs aligned with the Company's priorities for FY19 of generating strong free cash flow growth.

FY19 PRU Performance Metrics Overview

Metric	Measurement Period	Metric Objectives	Vesting Conditions(1)

FY19 Free Cash Flow	FY19	Aligns with our long-term goal of generating cash and operational execution.	Earned portion vests at end of FY20 for FY18 NEOs, and as to 60%/40% at end of FY19/FY20, respectively, for non FY18 NEOs.
FY19 Earnings Per Share	FY19	Provides evaluation of strategy execution.	Earned portion vests at end of FY20 for FY18 NEOs, and as to 60%/40% at end of FY19/FY20, respectively, for non FY18 NEOs.
3-Year Total Shareholder Return vs. Nasdaq 100	FY19 through the end of fiscal 2021	Provides balance to measure our longer-term performance against comparable companies.	Earned portion vests at end of FY21.

(1)
In addition to the vesting components, the Compensation Committee has broad negative discretion to reduce the amount of the award earned by up to 50% as it determines reasonable and appropriate.

FY2019 PRU Design

        The Compensation Committee certifies the amount of PRUs earned under each of the relevant metrics shortly after the completion of the performance period for each metric.

Vesting of Earned FY19 PRU Awards

NEO	FY19 FCF Metric	FY19 EPS Metric	3-Year TSR Performance Metric

Gregory S. Clark(1)	n/a	n/a	n/a
Nicholas R. Noviello(2)(3)	n/a	n/a	n/a
Amy L. Cappellanti-Wolf(4)	60% - 3/29/2019;	60% - 3/29/2019;	4/2/2021
	40% - 4/3/2020	40% - 4/3/2020
Samir Kapuria(4)	60% - 3/29/2019;	60% - 3/29/2019;	4/2/2021
	40% - 4/3/2020	40% - 4/3/2020
Scott C. Taylor(3)	100% - 4/3/2020	100% - 4/3/2020	4/2/2021

(1)
Mr. Clark did not receive a PRU award for FY19.

(2)
Pursuant to the terms of Mr. Noviello's Transition Services Agreement, he is entitled to vesting and settlement of a portion of his FY19 PRUs, subject to the satisfaction of the applicable performance metrics, without having to satisfy any service requirement.

(3)
As FY18 NEOs, the FCF and EPS metric components of these awards vest at the end of FY20.

(4)
Mr. Kapuria and Ms. Cappellanti-Wolf were not NEOs in FY18. Non-NEOs' awards vest as to 60% of the FCF and EPS component at the end of FY19, and as to 40% of the FCF and EPS component at the end of FY20.

        FY19 Non-GAAP FCF Metric

        33% of the shares underlying the FY19 PRUs are eligible to be earned based on our achievement of non-GAAP FCF at the end of FY19. The following table presents threshold, target and maximum performance levels and payouts of the relative FCF metric:

	FY19 FCF Performance Metric
	FCF Performance Goal (millions)*	Funding (%)

Below Threshold	Less than $1,100	0
Threshold	$1,100	40
Target	$1,350	100
Maximum	$1,562 or more	200

*
To the extent actual non-GAAP FCF performance falls between two discrete points in the chart above, linear interpolation will be used to determine funding.

        FY19 Non-GAAP EPS Metric

        33% of the shares underlying the FY19 PRUs are eligible to be earned based on our achievement of non-GAAP EPS at the end of FY19. The following table presents threshold, target and maximum performance levels and payouts of the relative EPS metric:

	FY19 EPS Performance Metric
	EPS Performance Goal*	Funding (%)

Below Threshold	Less than $1.50	0
Threshold	$1.50	50
Target	$1.70	100
Maximum	$1.93 or more	200

*
To the extent actual non-GAAP EPS falls between two discrete points in the chart above, linear interpolation will be used to determine funding.

        3-Year TSR Component

        33% of the shares underlying the FY19 PRUs are eligible to be earned based on our TSR performance relative to the TSR performance of companies comprising the Nasdaq 100 index over the three-year performance period ending on the last day of FY21. The following table presents threshold, target and maximum performance levels and payouts of the relative TSR metric:

	3-Year TSR Performance
	TSR Performance vs. Nasdaq 100*	Funding (%)

Below Threshold	Below 25th percentile	0

Threshold	25th percentile	50
Target	50th percentile	100
Maximum	75th percentile	200

*
To the extent actual TSR performance falls between two discrete points in the chart above, linear interpolation will be used to determine funding.

        FY19 PRU Award Summary: The following table summarizes the number of FY19 PRUs granted to each NEO, and the amounts earned and vested as of the end of FY19, which are subject to change based on 3-year TSR component of the award and continued service requirements through the end of FY21. For the FY19 FCF metric, we achieved $1,288 million, resulting in funding at 91.2% for this metric. For the FY19 EPS metric, we achieved just over the threshold performance goal of $1.50, resulting in funding at 50.6% for this metric.

FY19 PRUs Granted, Earned and Vested

NEO	Total FY19 PRUs Granted (#)	Total FY19 PRU Value at Grant ($)	Total FY19 FCF PRUs Earned (#)	Total FY19 EPS PRUs Earned (#)	Total 3-Year TSR PRUs Earned (#)	Total FY19 PRUs Earned	Total FY19 PRUs vested

Gregory S. Clark(1)	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Nicholas R. Noviello(2)	222,636	4,825,264	40,608	22,530	n/a	63,138	63,138
Amy L. Cappellanti-Wolf	78,620	1,668,841	23,899	13,258	—	37,157	22,297
Samir Kapuria	238,242	5,057,084	72,424	40,182	—	112,606	67,566
Scott C. Taylor	143,123	3,101,953	43,508	24,138	—	67,646	0

(1)
Mr. Clark did not receive any FY19 equity awards.

(2)
Pursuant to the terms of Mr. Noviello's Transition Services Agreement, he will be entitled to vesting and settlement of a portion of his FY19 PRUs, subject to the satisfaction of the applicable performance metrics, without having to satisfy any service requirement.

Previously Granted Long Term Incentive Pay Outcomes

        FY17 PRU Achievement

FY2017 PRU Design

        The FY17 PRUs were designed with a performance metric that would focus our efforts on producing significantly increased profitability by the end of FY18. The Compensation Committee chose FY18 non-GAAP operating income as the appropriate metric for the FY17 PRUs because it provided a powerful incentive to both complete our business transformation goal while also requiring the executive team to deliver increased profitability. Depending on our achievement of this metric, 0% to 300% of the target shares were eligible to be earned at the end of FY18, subject to additional vesting conditions in certain cases as discussed below. To further encourage continued service to us and our stockholders, for any achievement above 250% of target to be earned, generally, the participant must have been employed by us through the end of FY19 when the additional payout in excess of 250% was made.

        Below is the summary of FY18 non-GAAP operating income metric achievement for the FY17 PRUs as of the end of FY18.

	FY18 non-GAAP Operating Income Target ($) (millions)	FY18 non-GAAP Operating Income Actual ($) (millions)		FY18 Non-GAAP Operating Income Performance as a % of Target	Vesting Level as a % of Target Award	Eligible Shares as a % of Target Shares at end of FY18	Eligible Shares as a % of Target Shares at end of FY19

FY17 PRUs	1,560	1,705	(1)	109.29	268.2	250	18.2

(1)
Defined as our FY18 GAAP operating income, adjusted, as applicable, to exclude website security and PKI results included in our third quarter of FY18 results, stock-based compensation expense, charges related to the amortization of intangible assets, restructuring, separation, transition and other related expenses, acquisition and integration expenses, certain gains or losses on litigation contingencies and settlements, the impact from deferred revenue and inventory fair value adjustments as part of business combination accounting entries and certain other income and expense items that management and/or the Compensation Committee considers unrelated to NortonLifeLock's core operations. Non-GAAP operating income was adjusted under FY17 PRUs to (i) allow for the negative impact of up to $91 million of foreign exchange rates on revenue, with no limit on the positive foreign exchange impact, and (ii) adjusted beneficially for changes to NortonLifeLock's capital structure that positively impacted NortonLifeLock's EPS on a non-GAAP Basis, such as cash interest expense savings due to prepayment of indebtedness.

        Below is the summary of the FY17 PRUs vested and earned by each NEO.

NEO	Total FY17 PRUs Vested at end of FY18	Total FY17 PRUs vested at end of FY19	Total FY17 PRUs Earned and Vested(1)

Gregory S. Clark	2,404,175	175,023	2,579,198
Nicholas R. Noviello	606,935	44,184	651,119
Amy L. Cappellanti-Wolf	207,142	15,080	222,222
Samir Kapuria	148,322	10,798	159,120
Scott C. Taylor	414,287	30,160	444,447

(1)
The Compensation Committee did not exercise its discretion to reduce any payouts.

  FY18 PRU Achievement

FY2018 PRU Design

        The Compensation Committee chose FY18 EPS and relative 2- and 3-year TSR against the Nasdaq 100 index as the applicable performance metrics for the FY18 PRUs. The Compensation Committee selected non-GAAP EPS because it believed this metric could be used to evaluate the execution of our short-term strategy. The one-year EPS metric is balanced by the 2- and 3-year relative TSR metrics, which require us to match or exceed median market results to achieve a payout at target or greater, and provides alignment with stockholders over a more extended time period.

        Below is the summary of the FY18 non-GAAP EPS metric performance metric achievement for the FY18 PRUs as of the end of FY18.

	FY18 non-GAAP EPS Target	FY18 non-GAAP EPS Actual(1)	Achievement as a Percentage of Target	Eligible Shares as a % of Target Shares at end of FY18

FY18 PRUs	$1.64 per share	$1.56 per share	95.20%	50.5% of the FY18 EPS shares (25.25% of the total FY18 PRUs) became eligible to be earned at the end of FY20.

(1)
We define non-GAAP EPS as non-GAAP net income, calculated in the manner consistent with the annual financial plan presented to and approved by our Board, divided by 675 million fully diluted shares. We calculate non-GAAP net income as GAAP profit before tax reflected in the Company's condensed consolidated statements of operations as adjusted for the following items: the impact from business combination accounting entries (such as deferred revenue fair value adjustments, and inventory fair value adjustments), stock-based compensation expense, restructuring, separation, transition and other related charges, integration and acquisition expenses, charges related to the amortization of intangible assets and acquired product rights, impairments of assets, income or loss from discontinued operations, non-cash interest expense and amortization of debt issuance costs and certain other items that are not included in the Company's non-GAAP results, further adjusted to reflect the Company's expected ongoing core tax rate, all calculated based on the applicable fiscal year plan level exchange rates.

        Below is the summary of FY18 non-GAAP EPS metric performance metric achievement for the FY18 PRUs as of the end of FY18.

	2-Year Relative TSR Target vs. Nasdaq 100	2-Year Relative TSR Actual vs. Nasdaq 100	Achievement as a Percentage of Target	Eligible Shares as a % of Target Shares at end of FY19 for the 2-Year TSR Component(1)

FY18 PRUs	50th Percentile	8th Percentile	0%	0

(1)
Under the FY18 PRU plan, any unearned shares below the target level for the 2-Year Relative TSR are added to the FY18 3-Year Relative TSR Shares to be earned.

IV.   Benefits

FY19 Benefits

Benefit	Philosophy/Rationale

401(k) plan and matching contributions, health and dental coverage, life insurance, disability insurance, paid time off, and paid holidays.	•	Provide our NEOs with competitive broad-based employee benefits on the same terms as are available to all employees generally.
Nonqualified deferred compensation plan.	•
Provide a standard package of benefits necessary to attract and retain executives. two of our named executive officers participated in this plan during FY19. The plan is described further under "Non-Qualified Deferred Compensation in Fiscal 2019," on page 65.
Reimbursement for up to $10,000 for financial planning services.	•	Provide financial planning assistance given the complexity of executive officer compensation and financial arrangements to allow executives to concentrate on responsibilities and our future success.
Car service for our former CEO.	•	Helps to ensure the security of our CEO, provides a more efficient means of transportation and allows him to concentrate on his responsibilities and our future success.
Aircraft lease agreement with our former CEO for Company use of his aircraft.	•	Helps to ensure the security of our CEO, provides a more efficient means of transportation and allows him to concentrate on his responsibilities and our future success.

V. Severance and Change of Control Benefits

        The following table provides information regarding the severance arrangements that we have with certain of our NEOs:

FY19 Severance and Change of Control Protections

Philosophy	Considerations	Terms

•

Attract and Retain Executives

Intended to ease an NEO's transition due to an unexpected employment termination or retain an NEO through a change in control event.

•

Align Interests with Stockholders

Mitigate any potential employer liability and avoid future disputes or litigation; retain and encourage our NEOs to remain focused on our business and the interests of our stockholders when considering or implementing strategic alternatives.

•

The employment of our NEOs is "at will," meaning we can terminate them at any time and they can terminate their employment with us at any time.

•

Severance arrangements should be designed to: (i) provide reasonable compensation to executive officers who leave our Company under certain circumstances to facilitate their transition to new employment and (ii) require a departing executive officer to sign a separation and release agreement acceptable to us as a condition to receiving post-employment compensation payments or benefits.

•

"Double-trigger" provisions preserve morale and productivity, and encourage executive retention in the event of a change of control.

•

Transition or retention arrangements should be designed retain and incentivize executive officers until a successor is found and to ensure a smooth transition.

•

Executive Severance Plan

Provides for cash severance and other benefits where the individual's employment is terminated without cause outside of the change in control context, contingent on a release.

•

Executive Retention Plan

Provides for double trigger acceleration of vesting of equity awards and cash severance benefits where the individual's employment is terminated without cause, or is constructively terminated, within 12 months after a change in control, contingent on a release; no "golden parachute" excise tax gross-ups.

•

Nicholas R. Noviello's Transition Services Agreement

Provides for certain transition and severance benefits, including continued vesting and participation in FY19 EAIP and severance benefits in the event of an earlier termination of employment.

•

Broadcom Sale Severance and Retention Arrangements

Provides for certain accelerated vesting and cash payments in the event the individual is employed through a transition period or is terminated without cause before the end of the transition period

        Details of each individual NEO's severance payments and benefits and Nicholas R. Noviello's Transition Services Agreement, including estimates of amounts payable in specified circumstances in effect as of the end of FY19, are disclosed under "Potential Payments Upon Termination or Change-in-Control" below.

Key Compensation and Governance Policies

Policy	Considerations	Material Features

Stock Ownership Guidelines	• Promote stock ownership in the Company. • More closely align the interests of our NEOs with those of our stockholders.

•

6x base salary for CEO.

•

CFO and President, 3x base salary.

•

Executive Vice Presidents, 2x base salary.

•

4 years from executive officer designation to comply.

•

During 4-year transition period, must retain at least 50% of net-settled equity award shares until ownership requirement is met.

•

Includes shares owned outright, excludes stock options and unvested RSUs and PRUs.

•

As of October 18, 2019, three NEOs have reached ownership requirements.

Anti-Hedging and Anti-Pledging Policies

•

Permitting hedging is viewed as a poor pay program practice, as it insulates executives from stock price movement and reduces alignment with stockholders.

•

Pledging raises potential risks to stockholder value, particularly if the pledge is significant.

•

No employee, officer or director may acquire, sell or trade in any interest or position relating to the future price of the Company's securities, such as a put option, a call option or a short sale.

•

Waiver granted for Mr. Feld to exercise forward contracts that were in existence before he became a board member.

•

Covered persons are prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan.

Insider Trading Policy	• Prohibit insiders from taking advantage of material non-public information.

•

Prohibits the purchase or sale of securities while in possession of material non-public information.

•

Directors, CEO, President and CFO must conduct any open market sales of our securities only through use of Rule 10b5-1 stock trading plans.

Clawback Policy	• Permit us to recoup performance-based cash and equity awards when such awards were not properly earned or when executives have engaged in inappropriate actions

•

Applies to all executive officers.

•

Allows recoupment of performance-based cash and equity awards if (i) we are required to restate our financial statements due to fraud or intentional misconduct or (ii) an executive officer violates certain Company policies

General Approach to Determining Compensation

  Compensation Committee Decision Process

        The Compensation Committee oversees the compensation of our NEOs and our executive compensation program and initiatives. The Compensation Committee typically reviews executive officer compensation, including base salary, short-term incentives and long-term incentives, in the first half of each fiscal year, to understand competitive market compensation levels and practices based on the most recently completed year. In connection with this review, the Compensation Committee considers any input it may receive from our CEO in evaluating the performance of each executive officer and sets each executive officer's total target direct compensation for the current year based on this review and the other factors described below.

        We have based most, if not all, of our prior compensation determinations, including those made for FY19, on a variety of factors, including:

  •
  A focus on pay-for-performance

  •
  A total rewards approach

  •
  An appropriate pay mix

  •
  Avoidance of compensation arrangements that encourage excessive or inappropriate risk taking by our executives

  •
  Appropriate market positioning

  •
  In the case of equity awards, burn rate and dilution

  •
  Company performance and individual performance

  •
  The Company's financial condition and available resources

  •
  The accounting and cash flow implications of various forms of executive compensation

  •
  Our need for a particular position to be filled

  •
  The recommendations of our CEO (other than with respect to his own compensation)

        As discussed under "Role of Compensation Consultant" below, for FY19, the Compensation Committee engaged a compensation consultant and once again conducted a formal benchmarking review. In establishing compensation for executive officers other than our CEO, the Compensation Committee gives weight to the recommendations of our CEO, but final decisions about the compensation of our NEOs are made by our Compensation Committee.

        From time to time, special business conditions may warrant additional compensation, such as sign-on bonuses, or equity awards in connection with promotions or in recognition of significant accomplishments, to attract, retain or motivate executive officers. In these situations, we consider our business needs and the potential costs and benefits of special rewards.

Role of Compensation Consultant

        The Compensation Committee generally retains an independent compensation consultant to help understand competitive compensation levels and incentive designs. The independent compensation consultant is solely hired by, and reports directly to, the Compensation Committee. The Compensation Committee has sole authority to retain and terminate the independent compensation consultant. At the Compensation Committee's discretion, the independent compensation consultant:

  •
  attends Compensation Committee meetings;

  •
  assists the Compensation Committee in determining peer companies and evaluating compensation proposals;

  •
  assists with the design of incentive compensation programs; and

  •
  conducts compensation-related research.

        In January 2019, the Compensation Committee replaced Mercer with Compensia as its compensation consultant.

Competitive Market Assessments

        Market competitiveness is one factor that the Compensation Committee considers each year in determining a NEO's overall compensation package, including pay mix. The Compensation Committee relies on various data sources to evaluate the market competitiveness of each pay element, including publicly-disclosed data from a peer group of companies and published survey data from both the peer group companies and a broader set of information technology companies that the Compensation Committee believes represent our competition in the broader talent market, based on the advice of Mercer and Compensia, outside consulting firms engaged by the Compensation Committee during FY19. The proxy statements of peer group companies provide detailed pay data for the highest-paid executives. Survey data, which we obtain from the Radford Global Technology Survey, provides compensation information on a broader group of executives, with positions matched based on specific job scope and responsibilities. The Compensation Committee considers data from these sources as a framework for making compensation decisions for each NEO's position.

        The Compensation Committee reviews our peer group on an annual basis, with input from its compensation consultants, and the group may be adjusted from time to time based on, among other factors, a comparison of revenues, market capitalization, industry, peer group performance, merger and acquisition activity and stockholder input. The Compensation Committee evaluated our peer group for FY19 and determined to keep the companies otherwise the same as the peer group for FY18. The following criteria were used to select our peer group for evaluating named executive officer pay levels in connection with setting compensation for FY19:

  •
  Business with software development focus including security related businesses where possible;

  •
  Similar breadth, complexity and global reach as us; and

  •
  Annual revenue 0.5x to 2.0x as a starting point but including companies based on an assessment of overlapping geography, engineering focus and executive talent competition.

        The Compensation Committee selected the following companies as our FY19 peer group:

FY19 NortonLifeLock Peer Group

Activision Blizzard, Inc.	eBay Inc.	Red Hat Inc.
Adobe Systems Incorporated	Electronic Arts Inc.	Salesforce.com, Inc.
Autodesk, Inc.	FireEye, Inc.	Synopsys, Inc.
Akamai Technologies Inc.	Intuit Inc.	VMware, Inc.
CA, Inc.	Palo Alto Networks Inc.
Citrix Systems, Inc.	PayPal Holdings, Inc.

        Toward the end of FY19, the Compensation Committee again reviewed our peer group for FY20 and made certain changes based on the following criteria:

  •
  Focus on software development, or software and engineering-driven companies

  •
  Compete with NortonLifeLock for talent

  •
  Are generally comparable in terms of complexity and global reach

  •
  Are generally comparable in terms of size (~0.3x –2.0x revenue, greater variability in market cap)

        The Compensation Committee selected the following companies as our FY20 peer group:

FY20 NortonLifeLock Peer Group

Akamai Technologies Inc.	F5 Networks Inc.*	Proofpoint Inc.*
Autodesk, Inc.	FireEye, Inc.	Red Hat Inc.
CA, Inc.	Fortinet, Inc.*	ServiceNow, Inc.*
Cadence Design Systems Inc.*	Intuit Inc.	Splunk Inc.*
Citrix Systems, Inc.	Juniper Networks Inc.*	Synopsys, Inc.
eBay Inc.	NetApp, Inc.*	VMware, Inc.
Electronic Arts Inc.	Palo Alto Networks Inc.

*
Newly added.

        Activision Blizzard, Adobe, PayPal Holdings and salesforce.com were also removed from our FY20 peer group to better align our peer group with the appropriate Company revenue and market cap size.

Compensation Risk Assessment

        The Compensation Committee, in consultation with Compensia, has conducted its annual risk analysis of NortonLifeLock's compensation policies and practices, and does not believe that our compensation programs encourage excessive or inappropriate risk taking by our executives or are reasonably likely to have a material adverse effect on NortonLifeLock.

        We believe that the design and objectives of our executive compensation program provide an appropriate balance of incentives for our NEOs, thereby discouraging them from taking inappropriate risks. Among other things, our executive compensation program includes the following design features:

  •
  A balanced mix of cash and equity; as well as appropriately balanced fixed (base salary) and variable compensation (cash incentives and equity-based awards)

  •
  A mix of short-term and long-term incentives, with short-term incentives currently representing a significantly lower proportion of the total mix

  •
  Cash and equity incentives solely based on achieving Company performance objectives and subject to our "claw-back" right under certain circumstances

  •
  Caps on annual cash incentive and PRU payouts

  •
  Stock ownership guidelines which align the interests of our executive officers with those of our stockholders

  •
  General alignment with prevalent low-risk pay practices

Burn Rate and Dilution

        We closely manage how we use our equity to compensate employees. We think of "gross burn rate" as the total number of shares granted under all of our equity incentive plans during a period divided by the weighted average number of shares of common stock outstanding during that period and expressed as a percentage. We think of "net burn rate" as the total number of shares granted under all of our equity incentive plans during a period, minus the total number of shares returned to such plans through awards cancelled during that period, divided by the weighted average number of shares of common stock outstanding during that period, and expressed as a percentage. "Overhang" we think of as the total number of shares underlying options and awards outstanding plus shares available for issuance under all of our equity incentive plans at the end of a period divided by the weighted average number of shares of common stock outstanding during that period and expressed as a percentage. The Compensation Committee determines the percentage of equity to be made available for our equity programs with reference to the companies in our market composite. In addition, the Compensation Committee considers the accounting costs that will be reflected in our financial statements when establishing the forms of equity to be granted and the size of the overall pool available. For fiscal 2019, our gross burn rate was 3.08%, our net burn rate was 2.51% and our overhang was 9.97%. In fiscal 2019, our burn rate was significantly higher than prior years primarily due to the lower stock prices used to convert the grant values into numbers of shares and the high number of shares vested and released under the FY17 PRU grants.

Independence of Compensation Consultants

        We paid Mercer approximately $358,500 for executive compensation services in FY19 and Compensia approximately $124,920 for executive compensation services in FY19. In addition, management engaged and NortonLifeLock paid Mercer and Compensia and its affiliates for other services, including approximately $3.592 million to Mercer for other unrelated consulting and business services. We also reimbursed Mercer and Compensia and its affiliates for reasonable travel and business expenses. The Compensation Committee did not review or approve the other services provided by Mercer or Compensia and its affiliates to NortonLifeLock, as those services were approved by management in the normal course of business within the scope of the Compensation Committee's pre-authorization for such services. Based in part on policies and procedures implemented by Mercer and Compensia to ensure the objectivity of its executive compensation consultants and the Compensation Committee's assessment of Mercer's independence pursuant to the SEC rules, the Compensation Committee concluded that the consulting advice it receives from Mercer is objective and not influenced by Mercer and its affiliates' other relationships with NortonLifeLock and that no conflict of interest exists that will prevent Mercer from being independent consultants to the Compensation Committee.

        The Compensation Committee establishes our compensation philosophy, approves our compensation programs and solicits input and advice from several of our executive officers and Mercer. As mentioned above, our CEO provides the Board and the Compensation Committee with feedback on the performance of our executive officers and makes compensation recommendations (other than with respect to his own compensation) that go to the Compensation Committee for their approval. Our CEO, Chief Human Resources Officer and General Counsel regularly attend the Compensation Committee's meetings to provide their perspectives on competition in the industry, the needs of the business, information regarding NortonLifeLock's performance and other advice specific to their areas of expertise. In addition, at the Compensation Committee's direction, Mercer works with our Chief Human Resources Officer and other members of management to obtain information necessary for Mercer to make their own recommendations as to various matters as well as to evaluate management's recommendations.

Equity Grant Practices

        The Compensation Committee generally approves grants to the named executive officers at its first meeting of each fiscal year, or shortly thereafter through subsequent action. The grant date for all equity grants made to employees, including the named executive officers, is generally the 10th day of the month following the applicable meeting. If the 10th day is not a business day, the grant is generally made on the previous business day. The Compensation Committee does not coordinate the timing of equity awards with the release of material, nonpublic information. RSUs may be granted from time to time throughout the year, but all RSUs generally vest on either March 1, June 1, September 1 or December 1 for administrative reasons. We expect future PRUs will be granted once a year and, subject to certain exceptions, vesting occurs only after a two- or three-year performance period.

SUPPLEMENTARY POLICIES AND CONSIDERATIONS

        We use several additional policies to ensure that the overall compensation structure is responsive to stockholder interests and competitive with the market. Specific policies include:

Stock Ownership Requirements

        We believe that in order to align the interests of our executive officers with those of our stockholders, our executive officers should have a financial stake in our Company. We have maintained stock ownership requirements for our executive officers since October 2005. For FY19, our executive officers were required to hold the following minimum number of shares:

  •
  CEO: 6x base salary;

  •
  CFO, COO and President: 3x base salary; and

  •
  Executive Vice Presidents: 2x base salary.

        Stock options and unvested RSUs and PRUs do not count toward stock ownership requirements.

        The executive officer is required to acquire and thereafter maintain the stock ownership required within four years of becoming an executive officer of NortonLifeLock (or four years following the adoption date of these revised guidelines). During the four-year transitional period, each executive officer must retain at least 50% of all net (after-tax) equity grants until the required stock ownership level has been met.

        As of October 25, 2019, Messrs. Kapuria, Pilette and Taylor reached the stated ownership requirements for FY19. Transitioning or former executive officers and non-executive officers are not included in the table below. See the table below for individual ownership levels relative to the executive's ownership requirement.

Executive Officer	Ownership Requirement(1) (# of shares)	Holdings as of October 25, 2019 (# of shares)
Samir Kapuria	39,665	186,735
Vincent Pilette	85,941	785,906
Scott C. Taylor	52,887	408,724

(1)
Based on the closing price for a share of our common stock of $22.69 on October 25, 2019.

Recoupment Policies (Clawback)

        In 2017, we adopted a recoupment, or "clawback", policy applicable to all performance-based compensation granted to the Company's officers (even after they leave NortonLifeLock). In August 2018, our Board further expanded this clawback policy to allow for recoupment for certain violations of the Company's policies. This updated policy supplements the contractual clawback rights we have had in all of our executive compensation plans since fiscal 2009 (providing for the return of any excess compensation received by an executive officer if our financial statements are the subject of a restatement due to error or misconduct).

Insider Trading, Hedging and Pledging Policies

        Our Insider Trading Policy prohibits all directors and employees from short-selling NortonLifeLock stock or engaging in transactions involving NortonLifeLock-based derivative securities, including, but not limited to, trading in NortonLifeLock-based option contracts (for example, buying and/or writing puts and calls). It also prohibits pledging NortonLifeLock stock as collateral for a loan. In connection with our settlement with Starboard Value LP in September 2018, we agreed to waive these requirements with respect to certain forward contracts held by Starboard and have since granted Starboard waivers for other forward contracts on a limited basis.

        In addition, our Insider Trading Policy prohibits our directors, officers, employees and contractors from purchasing or selling NortonLifeLock securities while in possession of material, non-public information. It also requires that each of our directors, our Chief Executive Officer, our President, and our Chief Financial Officer conduct any open market sales of our securities only through use of stock trading plans adopted pursuant to Rule 10b5-1 of the Exchange Act. Rule 10b5-1 allows insiders to sell and diversify their holdings in our stock over a designated period by adopting pre-arranged stock trading plans at a time when they are not aware of material nonpublic information about us, and thereafter sell shares of our common stock in accordance with the terms of their stock trading plans without regard to whether or not they are in possession of material nonpublic information about the Company at the time of the sale. All other executives are strongly encouraged to trade using Exchange Act Rule 10b5-1 plans.

Tax and Accounting Considerations on Compensation

        The financial reporting and income tax consequences to the Company of individual compensation elements are important considerations for the Compensation Committee when it reviews compensation practices and makes compensation decisions. While structuring compensation programs that result in more favorable tax and financial reporting treatment is a general principle, the Compensation Committee balances these goals with other business needs that may be inconsistent with obtaining the most favorable tax and accounting treatment for each component of its compensation.

        Deductibility by NortonLifeLock. Section 162(m) of the Code generally disallows public companies a tax deduction for federal income tax purposes of remuneration in excess of $1 million paid to certain executive officers. While the Compensation Committee may consider the deductibility of awards as one factor in determining our executive compensation, it also looks at other factors in making its executive compensation decisions and retains the flexibility to grant awards or pay compensation the Compensation Committee determines to be consistent with its goals for NortonLifeLock's executive compensation program, even if the awards may not be deductible by NortonLifeLock for tax purposes.

        Recent changes to Section 162(m) in connection with the passage of the Tax Cuts and Jobs Act repealed the exception to the deductibility limit that were previously available for "qualified performance-based compensation" (including stock option grants, performance-based cash and equity awards, such as performance-based restricted stock units) effective for taxable years beginning after December 31, 2017. Compensation paid to certain of our executive officers for taxable years beginning prior to December 31, 2017 remains deductible if such compensation would otherwise be deductible for such taxable year. The Tax Cuts and Jobs Act also increased the number of executive officers who are affected by the loss of deductibility effective for taxable years beginning after December 31, 2017. As a result, any compensation paid to certain of our executive officers for taxable years beginning after December 31, 2017 in excess of $1 million will be non-deductible unless it qualifies for transition relief afforded by the Tax Cuts and Jobs Act to compensation payable pursuant to certain binding arrangements in effect on November 2, 2017.

        Tax Implications for Officers. Section 409A of the Code imposes additional income taxes on executive officers for certain types of deferred compensation that do not comply with Section 409A. The Company attempts in good faith to structure compensation so that it either conforms with the requirements of or qualifies for an exception under Code Section 409A. Sections 280G and 4999 of the Code imposes an excise tax on payments to executives of severance or change of control compensation that exceed the levels specified in the Section 280G rules. Our named executive officers could receive the amounts shown in the section entitled "Potential Payments Upon Termination or Change-in-Control" (beginning on page 65 below) as severance or change of control payments that could implicate this excise tax. As mentioned above, we do not offer our officers as part of their change of control benefits any gross ups related to this excise tax under Code Section 4999.

        Accounting Considerations. The Compensation Committee also considers the accounting and cash flow implications of various forms of executive compensation. In its financial statements, the Company records salaries and cash-based performance-based compensation incentives as expenses in the amount paid, or estimated to be paid, to the named executive officers. Accounting rules also require the Company to record an expense in its financial statements for equity awards, even though equity awards are not paid in cash to employees. The accounting expense of equity awards to employees is calculated in accordance with the requirements of FASB Accounting Standards Codification Topic 718. The Compensation Committee believes, however, that the many advantages of equity compensation, as discussed above, more than compensate for the non-cash accounting expense associated with them.

Compensation Committee Interlocks and Insider Participation

        The members of the Compensation Committee during FY19 were Sue Barsamian, Frank Dangeard, Peter Feld, Geraldine B. Laybourne, David L. Mahoney, Robert S. Miller and Daniel H. Schulman. None of the members of the Compensation Committee in FY19 were at any time during FY19 or at any other time an officer or employee of NortonLifeLock or any of its subsidiaries, and none had or have any relationships with NortonLifeLock that are required to be disclosed under Item 404 of Regulation S-K. None of NortonLifeLock's executive officers has served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board or Compensation Committee during FY19.

Compensation Committee Report

        The information contained in the following report is not considered to be "soliciting material," "filed" or incorporated by reference in any past or future filing by NortonLifeLock under the Exchange Act or the Securities Act of 1933 unless and only to the extent that NortonLifeLock specifically incorporates it by reference.

        The Compensation Committee has reviewed and discussed with management the CD&A contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in this proxy statement and our Annual Report on Form 10-K for the fiscal year ended March 29, 2019.

  By: The Compensation and Leadership Development Committee of the Board:
  Peter A. Feld (Chair)
  Sue Barsamian
  Frank E. Dangeard
  David Mahoney

Summary of Compensation

        The following table shows for the fiscal year ended March 29, 2019, compensation awarded to or paid to, or earned by our Chief Executive Officer, our Chief Financial Officer and the three most highly compensated executive officers who were serving as executive officers (other than as our Chief Executive Officer or Chief Financial Officer) at the end of FY19 (the "named executive officers").

Summary Compensation Table for Fiscal 2019

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)	Stock Awards ($)(1)(2)(3)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(4)	Total ($)
Gregory S. Clark	2019	1,000,000		—	—	(5)	—	—	1,921,039	2,921,038
Former President and CEO*	2018	1,000,000		—	15,982,645		—	—	364,936	17,347,581
	2017	666,667		—	4,269,815	(6)	—	743,333	379,937	6,059,752
Nicholas R. Noviello	2019	650,000		1,000,000	10,706,470	(7)	—	—	943,325	13,299,795
Former Executive Vice President and	2018	650,000		—	7,458,549		—	—	47,606	8,156,155
CFO**	2017	433,333		—	1,077,917	(6)	—	479,673	172,740	2,163,663
Amy L. Cappellanti-Wolf	2019	440,000		—	3,462,911		—	—	558,163	4,461,075
Senior Vice President and CHRO
Samir Kapuria	2019	443,864	(8)	—	10,311,650		—	—	220,667	10,976,180
President (effective November 8, 2019)
Scott C. Taylor	2019	600,000		—	4,672,177		—	—	871,628	6,143,804
Executive Vice President, General Counsel	2018	600,000		—	4,794,772		—	—	621,788	6,016,560
and Secretary	2017	600,000		150,000	4,831,307	(6)	—	568,374	363,462	6,513,143

*
Mr. Clark resigned from the Company, effective May 9, 2019.

**
Mr. Noviello resigned from the Company, effective May 24, 2019.

(1)
The amounts shown in this column reflect the aggregate grant date fair value of RSUs and PRUs, calculated in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718 and was determined based on the fair value of our common stock as of the service inception date or on the date of modification. For details of the awards granted in FY19, see the table "Grants of Plan-Based Awards", below.

The table below sets forth the service inception or grant date fair value (prior to any applicable modifications) determined in accordance with ASC Topic 718 principles for the performance-related components of these awards. Also set forth below are the service inception or grant date fair values pertaining to the market-related component or the TSR adjustment, determined upon the service inception dates for FY19, and which are not subject to probable or maximum outcome assumptions. Additional details of assumptions used in the valuations of the awards are included in Note 13 of our FY19 Annual Report on Form 10-K.

Name	Maximum Outcome of Performance Conditions Fair Value ($)	Market-Related Component Fair Value ($)
Nicholas R. Noviello	6,554,404	1,548,062
Amy L. Cappellanti-Wolf	2,244,367	546,657
Samir Kapuria	6,801,015	1,656,576
Scott C. Taylor	4,213,571	995,168
(2)
The FY19 PRUs are based on three different performance metrics with one- or three-year performance periods, depending on the metric. The PRUs with the Earnings Per Share ("EPS") metric are eligible to be earned if we achieve at least the threshold level of the EPS performance goal for the one-year performance period ended March 29, 2019. The PRUs with the Free Cash Flow ("FCF") metric are eligible to be earned if we achieve at least the threshold level of the FCF performance goal for the one-year performance period ended March 29, 2019. The PRUs with the TSR metric are eligible to be earned if we achieve at least the threshold level of the TSR performance goal for the three-year performance period ending April 2, 2021. Depending on our achievement of the ESP metric, 0% to 200% of the target shares are eligible to be earned of which: (i) 60% is eligible for settlement at the end of FY19 and the remaining 40% is eligible for settlement at the end of FY20 for Ms. Cappellanti-Wolf and Mr. Kapuria; or (ii) 100% is eligible for settlement at the end of FY20 for Messrs. Noviello and Taylor. Depending on our achievement of the FCF metric, 0% to 200% of the target shares are eligible to be earned of which: (i) 60% is eligible for settlement at the end of FY19 and the remaining 40% is eligible for settlement at the end of FY20 for Ms. Cappellanti-Wolf and Mr. Kapuria and (ii) 100% is eligible for settlement at the end of FY20 for Messrs. Noviello and Taylor. Depending on our achievement of the TSR metric, 0% to 200% of the target shares are eligible to earned and settled at the end of fiscal year 2021. Mr. Noviello's awards were subsequently modified based on the terms of the Transition Services Agreement dated January 31, 2019, and described more fully in footnote 7 below.

Additional terms and conditions apply that may affect the actual number of shares that vest or are settled, which include, among other things, a change in control of the Company, the named executive officer's termination of employment and the nature of such termination, the Compensation Committee's authority to exercise negative discretion to reduce up to 50% of the number of shares to be delivered, and the Company's Compensation Recoupment Policy.

(3)
The FY19 amounts represent the executive officer's annual cash incentive award under the FY19 Executive Annual Incentive Plan ("FY19 EAIP"), which was earned in FY19 and paid in FY20. Ms. Cappellanti-Wolf and Messrs. Kapuria and Taylor's FY19 EAIP amounts were settled in RSUs with a grant date of May 20, 2019 and were fully vested on June 1, 2019. Mr. Noviello received his FY19 EAIP payment in cash at 75% of target pursuant to the terms of the Transition Services Agreement (see page 67 for additional information regarding this arrangement). Mr. Clark was not employed by us at the time the FY19 EAIP was paid out and did not receive any payout.

(4)
The FY19 amounts are comprised of the following:

Name	Dividend Equivalent on Stock Awards ($)	401(k) Employer Match ($)	Life & Disability Insurance Premiums ($)	Tax Planning Services ($)	Car and Driver ($)	Personal Use of Aircraft ($)	Patent Award ($)	Company- Sponsored Events ($)	Severance ($)	Total ($)
Gregory S. Clark	1,706,830	6,000	3,002	—	200,446	4,761	—	—		1,921,039
Nicholas R. Noviello	441,435	6,000	3,390	5,000	—	—	—	—	487,500	943,325
Amy L. Cappellanti-Wolf	533,137	6,000	3,629	15,397	—	—	—	—		558,163
Samir Kapuria	181,735	6,525	1,467	1,040	—	—	2,000	27,900		220,667
Scott C. Taylor	856,724	4,875	4,704	5,325	—	—	—	—		871,628
(5)
Mr. Clark did not receive a FY19 equity award as part his regular executive compensation package. Mr. Clark was not employed by us at the time the FY19 EAIP was paid out and did not receive any payout.

(6)
We adjusted the performance metrics under our FY17 PRU grants on March 8, 2017 to reflect both the impact of the acquisitions of Blue Coat and LifeLock on the FY17 financial plan and to account for the transformational impact on our business of our cost and complexity reduction initiatives. The incremental modification charges were based on the Company's stock price on the date of the modification ($29.60) multiplied by the incremental expected achievement percentage multiplied by the number of granted units. Volatility and interest rate were not factors. As a result of these adjustments, incremental fair values of the modified awards are included in the Stock Awards column above and further described in the table below.

	2017 PRU Stock Awards
Name	FY17 PRU Modification Charge ($)	FY17 PRU Total (Without Modification Charges) ($)
Gregory S. Clark	4,269,815	—
Nicholas R. Noviello	1,077,917	—
Scott C. Taylor	735,775	3,602,644

For Messrs. Clark and Noviello, these amounts represent the incremental fair values of modified PRUs that were granted prior to and assumed by us at the closing of the Blue Coat acquisition. Under SEC rules, we are required to disclose in the Stock Awards column the grant date fair value of each equity award computed in accordance with ASC 718. However, no grant date fair value was recorded by NortonLifeLock for these awards in accordance with ASC 718 because they were awarded by Blue Coat's board of directors prior to the closing of the Blue Coat acquisition. As a result, the amounts reported in the Stock Awards column above may understate the compensation awarded to these executive officers for FY17 because they do not include any grant date fair value for such awards.

(7)
On January 31, 2019, the Company announced that Mr. Noviello was stepping down from his role as Executive Vice President and CFO and entered into a Transition Services Agreement with Mr. Noviello pursuant to which Mr. Noviello would provide certain transition services to the Company. The agreement provided for, among other things, a FY19 retention bonus of $1,000,000 and modified certain of his stock awards which resulted in incremental fair value of the modified stock awards. The following table includes the incremental fair value of the stock awards modified by the Transition Service Agreement for FY19, calculated in accordance with FASB ASC Topic 718. For more information on the Transition Services Agreement, see "Potential Payments Upon Termination or Change-In-Control," below.

Grant Date	Award Type	Modified Stock Units (#)	Modification Date Fair Value per share ($)	Incremental Fair Value on Modification Date ($)
12/10/2018	FY19 EPS	74,212	21.02	1,559,936
12/10/2018	FY19 FCF	74,212	21.02	1,559,936
6/9/2017	FY18 PRU	31,139	21.02	654,548
(8)
Mr. Kapuria's base salary increased in FY19 from $390,000 to $440,000 in connection with his promotion.

        In May 2019, we appointed Richard S. "Rick" Hill as our Interim President and CEO and Vincent Pilette as our Executive Vice President and CFO. In August 2019, we agreed to sell certain assets of our Enterprise Security business to Broadcom Inc. Thereafter, we appointed Mr. Pilette to be our Chief Executive Officer, effective November 8, 2019. Under his employment offer letter, dated April 26, 2019, Mr. Pilette's current annual base salary is $650,000, and he is eligible to participate in our FY20 Executive Annual Incentive Plan and has an annual bonus target of 100% of his annual base salary. We also granted Mr. Pilette 206,211 RSUs, 481,159 PRUs and 155,429 restricted shares. Additionally, in connection with the Broadcom Sale, we agreed to provide Mr. Pilette and other executive officers enhanced severance and retention arrangements. See "— FY20 Severance and Retention Arrangements" below.

        During his employment as our Interim President and CEO, Mr. Hill earned base salary of approximately $500,000 through his termination date. Additionally, pursuant to Mr. Hill's September 2019 transition services agreement and conditioned upon his release of claims, we agreed to pay a pro-rated portion of his target bonus for fiscal 2020 (equal to 150% of his base salary) and modify equity awards granted to him in connection with his appointment as our Interim President and CEO. Specifically, we accelerated the vesting of 50,051 RSUs and 650,000 of the shares subject to Mr. Hill's performance-based stock option, and agreed that up to 975,000 shares subject to his performance-based stock option will vest and become exercisable if the average closing price of our common stock reaches predetermined levels based 50% on each of (i) a 20 consecutive business day measurement during the period ending on his resignation date and (ii) a 20 consecutive business day measurement during the period from July 1, 2020 through December 31, 2020.

        The following table shows for the fiscal year ended March 29, 2019, certain information regarding grants of plan-based awards to our named executive officers from our incentive plans:

Grants of Plan-Based Awards in Fiscal 2019

												Grant Date Fair Value of Stock and Option Awards(2) ($)
									All Other Stock Awards: Number of Shares of Stock or Units(1) (#)	All Other Option Awards: Number of Securities Underlying Options (#)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
											Exercise or Base Price of Option Awards ($/Sh)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Gregory S. Clark	6/28/18	(3)	—	—	—	27,573	68,933	137,867	—	—	—	1,500,000
Nicholas R. Noviello	6/28/18	(3)	—	—	—	4,181	29,871	83,639	—	—	—	650,000
	12/10/18	(4)	—	—	—	103,897	222,636	445,272	95,416	—	—	6,932,047
	1/31/19	(5)	—	—	—	—	—	—	—	—	—	3,774,420
Amy L. Cappellanti-Wolf	6/28/18	(3)	—	—	—	1,981	14,154	39,632	—	—	—	308,000
	7/10/18	(4)	—	—	—	36,689	78,620	157,240	78,620	—	—	3,352,096
Samir Kapuria	6/28/18	(3)	—	—	—	2,750	19,643	55,002	—	—	—	427,451
	7/10/18	(4)	—	—	—	111,180	238,242	476,484	238,243	—	—	10,157,867
Scott C. Taylor	6/28/18	(3)	—	—	—	3,860	27,573	77,205	—	—	—	600,000
	12/10/18	(4)	—	—	—	66,791	143,123	286,246	61,339	—	—	4,456,317

(1)
Ms. Cappellanti-Wolf and Mr. Kapuria's RSUs vest as to 40% on June 1, 2019, 30% on June 1, 2020, and 30% on June 1, 2021 and have a grant date fair value of $21.41. Messrs. Noveillo and Taylor's RSUs vest as to 30% on June 1, 2019, 30% on June 1, 2020, and 40% on June 1, 2021 and have a grant date fair value of $22.08. Mr. Noviello's RSU was subsequently modified based on the terms of his Transition Service Agreement.

(2)
The aggregate grant date fair value of the equity incentive plan awards is calculated to be the sum of (i) the target number of PRU shares multiplied by the fair value of our common stock as of the service inception date, plus (ii) the number of RSU shares multiplied by the fair value on grant date, plus (iii) the number of modified stock units multiplied by the incremental fair value of the stock award.

(3)
The amounts shown in these rows reflect the threshold, target and maximum potential payouts with respect to each applicable metric under the FY19 EAIP using the fair value of $21.76 on March June 28, 2018. The final payout was made in the form of RSUs with a grant date fair value of $20.05 on May 20, 2019 to all participants other than (i) Mr. Noviello's payout, which was made pursuant to his Transition Services Agreement, and (ii) Mr. Clark, who was not employed by us at the time the FY19 EAIP was paid out and did not receive any payout.

(4)
The amounts shown in these rows reflect the threshold, target, and maximum potential eligible shares to be earned for the PRUs awarded during FY19 and as further described in the CD&A section beginning on page 37.

(5)
On January 31, 2019, the Company announced that Mr. Noviello was stepping down from his role as Executive Vice President and CFO and entered into a Transition Services Agreement with Mr. Noviello pursuant to which Mr. Noviello would provide certain transition services to the Company. The agreement provided for, among other things, modification to certain of his stock awards which resulted in incremental fair value of the modified stock awards. A table showing the incremental fair value of the stock awards modified by the Transition Service Agreement, calculated in accordance with FASB ASC Topic 718, is included in the Summary Compensation Table footnotes above.

        For a summary of the terms of the FY19 Executive Annual Incentive Plan, see "Compensation Discussion & Analysis (CD&A) — Compensation Components — Executive Annual Incentive Plans" above. For a summary of the circumstances in which the equity awards described above will accelerate, see "Compensation Discussion & Analysis (CD&A) — Health and Welfare Benefits; Perquisites — Change in Control and Severance Arrangements" above and "Potential Payments Upon Termination or Change-in-Control" below.

        The following table shows for the fiscal year ended March 29, 2019, certain information regarding outstanding equity awards at fiscal year-end for our named executive officers.

Outstanding Equity Awards at Fiscal Year-End 2019

		Option Awards				Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Yet Vested (#)		Equity Incentive Plan Awards: Value of Unearned Shares, Units or Other Rights that Have Not Yet Vested ($)(1)
Gregory S. Clark	6/9/17					187,670	(2)(3)	4,314,526	84,919	(3)	1,952,276
	(4)					164,857	(5)	3,790,062
	(4)	3,665,271		6.73	9/9/25
Nicholas R. Noviello	12/10/18					200,649	(6)(7)	4,612,912	37,106	(7)	853,067
	6/9/17					87,579	(3)(8)	2,013,436	39,629	(3)	911,059
	(4)					41,618	(5)	956,798
	(4)	775,028		8.35	1/27/26
Amy L. Cappellanti-Wolf	7/10/18					93,485	(7)(9)	2,149,209	13,103	(7)	301,238
	6/9/17					43,789	(3)(10)	1,006,701	19,814	(3)	455,524
	6/10/16					14,204	(11)	326,550
Samir Kapuria	7/10/18					283,286	(7)(12)	6,512,746	39,707	(7)	912,864
	6/9/17					13,762	(3)(13)	316,383	6,227	(3)	143,159
	11/10/16					4,844	(14)	111,364
	6/10/16					5,326	(11)	122,445
Scott C. Taylor	12/10/18					128,989	(7)(15)	2,965,456	23,854	(7)	548,392
	6/9/17					56,300	(3)(16)	1,294,343	25,476	(3)	585,682
	6/10/16					28,408	(11)	653,100

(1)
The market value of the equity awards that have not vested is calculated by multiplying the number of units that have not vested by the closing price of the Company's stock on March 29, 2019, which was $22.99.

(2)
43,672 shares vest on June 1, 2019, 85,768 shares vest on April 3, 2020, and 58,230 shares vest on June 1, 2020. Mr. Clark resigned from the Company, effective May 9, 2019.

(3)
These FY18 PRUs are eligible to be earned at the end of FY20 and are based on the achievement of performance goals for adjusted non-GAAP EPS for the one-year performance period ended March 30, 2018 and the relative TSR ranking for our Company as compared to the Nasdaq 100 index for the two- and three- year performance periods ended March 29, 2019 and ending April 3, 2020, respectively. Based on our achievement of the EPS metric, 50.50% of the EPS target shares were earned, which are reflected in the "Number of Shares or Units of Stock That Have Not Vested" and "Market Value of Shares or Units of Stock That Have Not Vested" columns. The achievement level of the two-year TSR metric was below the threshold, therefore no two-year TSR target shares were earned. Depending on our achievement of the three-year TSR metric, 0% to 200% of the three-year TSR target shares are eligible to be earned and settled at the end of FY20. The number of shares and the payout value set forth above in the "Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Yet Vested" and "Equity Incentive Plan Awards: Value of Unearned Shares, Units or Other Rights that Have Not Yet Vested" columns reflect the threshold potential payout which represents 50.00% of the target number of PRUs. The Compensation Committee must certify the number of shares earned under each PRU.

(4)
Represents non-qualified stock options and RSU awards previously granted by Blue Coat and assumed by the Company upon the closing of the Blue Coat acquisition. Upon assumption, by their terms, these awards converted into the right to receive shares of our common stock, subject to applicable service or performance-based vesting conditions.

(5)
These RSUs vested in full on August 1, 2019.

(6)
28,625 shares vest on June 1, 2019, 105,233 shares on April 3, 2020, 28,625, shares vest on June 1, 2020, and 38,166 shares vest on June 1, 2021. Mr. Noviello resigned from the Company, effective May 24, 2019. See "Potential Payments Upon Termination or Change-in-Control" below for additional details regarding the Transition Services Agreement with Mr. Noviello.

(7)
These FY19 PRUs are eligible to be earned at the end of FY19, FY20 and fiscal 2021, and are based on the achievement of three different performance metrics with one- or three-year performance periods, depending on the metric. The PRUs with the EPS and FCF metrics are eligible to be earned if we achieve at least the threshold level of the performance goals for the one-year performance period ended March 29, 2019. The PRUs with the TSR metric are eligible to be earned if we achieve at least the threshold level of the TSR performance goal for the three-year performance period ending April 2, 2021. Based on our achievement of the ESP metric, 50.6% of the target shares were earned of which: (i) 60% was settled at the end of FY19 and the remaining 40% will be settled at the end of FY20 for Ms. Cappellanti-Wolf and Mr. Kapuria; and (ii) 100% will be eligible for settlement at the end of FY20 for Mr. Taylor. Based on our achievement of the FCF metric, 91.2% of the target shares were earned of which: (i) 60% was settled at the end of FY19 and the remaining 40% will be settled at the end of FY20 for Ms. Cappellanti-Wolf and Mr. Kapuria and (ii) 100% will be eligible for settlement at the end of FY20 for Mr. Taylor. Depending on our achievement of the TSR metric, 0% to 200% of the target shares are eligible to earned and settled at the end of FY21. The shares which are earned but not vested are reflected in the "Number of Shares or Units of Stock That Have Not Vested" and "Market Value of Shares or Units of Stock That Have Not Vested" columns. The number of shares and the payout value set forth above in the "Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Yet Vested" and "Equity Incentive Plan Awards: Value of Unearned Shares, Units or Other Rights that Have Not Yet Vested" columns reflect the threshold potential payout which represents 50.00% of the target number of PRUs. The Compensation Committee must certify the number of shares earned under each PRU. The vesting for Mr. Noviello's grants are governed by his Transition Services Agreement.

(8)
20,380 shares vest on June 1, 2019, 40,025 shares on April 3, 2020, and 27,174 shares vest on June 1, 2020.

(9)
31,448 shares vest on June 1, 2019, 14,865 shares on April 3, 2020, 23,586 shares vest on June 1, 2020, and 23,586 shares vest on June 1, 2021.

(10)
10,190 shares vest on June 1, 2019, 20,013 shares on April 3, 2020, and 13,586 shares vest on June 1, 2020.

(11)
The RSUs vest in full on June 1, 2019.

(12)
95,298 shares vest on June 1, 2019, 45,043 shares vest on April 3, 2020, 71,473 shares vest on June 1, 2020, and 71,472 shares vest on June 1, 2021.

(13)
3,202 shares vest on June 1, 2019, 6,290 shares on April 3, 2020, and 4,270 shares vest on June 1, 2020.

(14)
100% of the shares vest on December 1, 2019.

(15)
18,402 shares vest on June 1, 2019, 67,650 shares on April 3, 2020, 18,402 shares vest on June 1, 2020, and 24,535 shares vest on June 1, 2021.

(16)
13,102 shares vest on June 1, 2019, 25,730 shares on April 3, 2020, and 17,468 shares vest on June 1, 2020.

        The following table shows for the fiscal year ended March 29, 2019, certain information regarding option exercises and stock vested during the last fiscal year with respect to our named executive officers:

Option Exercises and Stock Vested in Fiscal 2019

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting(2) (#)	Value Realized on Vesting(3) ($)
Gregory S. Clark	—	—	342,338	7,467,791
Nicholas R. Noviello	332,155	4,699,993	111,855	2,419,818
Amy L. Cappellanti-Wolf	—	—	92,644	1,997,239
Samir Kapuria	—	—	112,125	2,497,640
Scott C. Taylor	—	—	103,798	2,216,595

(1)
The value realized upon option exercises is based on the difference between the closing price of our common stock at exercise and the option exercise price.

(2)
The number of shares and value realized for stock awards set forth above reflect (i) RSUs that vested and settled in FY19, (ii) RSUs granted under the FY19 EAIP on 5/20/2019, which vested and settled on 6/1/2019, and (iii) PRUs that vested in FY19 and were settled in FY20.

(3)
The value realized upon vesting is based on the closing price of our common stock upon vesting in the case of RSUs and the closing price of our common stock on March 29, 2019 in the case of PRUs.

Non-Qualified Deferred Compensation in Fiscal 2019

        The table below provides information on the non-qualified deferred compensation of the named executive officers for the fiscal year ended March 29, 2019.

	Non-Qualified Deferred Compensation
Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(3)
Gregory C. Clark	—	—	—	—	—
Nicholas R. Noviello	81,250	—	5,632	—	172,205
Amy L. Cappellanti-Wolf	—	—	—	—	—
Samir Kapuria	—	—	—	—	—
Scott C. Taylor	300,000	—	25,782	—	588,263

(1)
The amounts reflected include FY19 salary and the value of annual cash incentives earned under the FY19 EAIP. The salary portion of the amounts reflected above is included in the amount reported as "Salary" in the "Summary Compensation Table for FY19. The annual cash incentive portion of the amounts reflected above is included in the amount reported as "Non-Equity Incentive Plan Compensation" in the Summary Compensation Table for FY19.

(2)
The amounts reflected are not included in the Summary Compensation Table for FY19. These amounts consist of dividends, interest and change in market value attributed to each executive officer's entire account balance during FY19, which balance may include deferred compensation from previous periods. The amounts do not include the deferred compensation themselves. Such earnings were not preferential or above-market.

(3)
Includes the following amounts which previously were reported as compensation to the named executive officer in our Summary Compensation Table for fiscal years prior to FY19: Mr. Noviello: $81,250 and Mr. Taylor: $255,000.

        In FY19, certain management employees on our U.S. payroll with a base salary of $180,000 or greater, including each of the named executive officers, were eligible to participate in the NortonLifeLock Inc. Deferred Compensation Plan. The plan provides for the opportunity for participants to defer up to 75% of base salary and 100% of variable pay each year and up to 100% of sales commissions as a separate election. Variable pay included annual incentive plan and commission payments. Deferral elections must be made prior to the beginning of a calendar year and cannot be revoked as of the day immediately prior to commencement of that year. Participants have the opportunity to elect each year whether to receive that year's deferrals upon a specified date or upon termination of employment, and the form of payment elected will be honored regardless of a participant's length of service.

        The plan is "unfunded" and all deferrals are general assets of NortonLifeLock. Amounts deferred by each participant under the plan are credited to a bookkeeping account maintained on behalf of each participant. The bookkeeping account under the plan will then be adjusted based on the performance of the measurement funds that have been selected by the participant. The measurement funds available under the plan include the investment funds available under our 401(k) plan as well as additional asset classes. Each participant may change their measurement fund selections on a daily basis. The plan requires that benefits accumulated in the bookkeeping accounts for each participant not meeting a 5-year service requirement be distributed to the participant following his or her termination of employment with us for any reason. If a 5-year service requirement is met, accumulated benefits in the participant's account will be distributed according to the participant's designated payment election.

        Beginning January 1, 2018, upon first entering the Deferred Compensation Plan, a participant has the option to make a one-time election, which will apply to all future account balances to determine how they will be paid in the event of a change in control. By making the one-time election a participant will receive all remaining account balances in a lump sum in the month following the month of termination, if termination occurs within two (2) years following a change in control. If a participant's employment ended before the change in control, any remaining balances will be distributed in a lump sum within 90 days of the change in control.

Potential Payments Upon Termination or Change-In-Control

        Set forth below is a description of the plans and agreements (other than the Deferred Compensation Plan) that could result in potential payouts to our named executive officers in the case of their termination of employment and/or a change in control of NortonLifeLock. For information regarding potential payouts upon termination under the Deferred Compensation Plan, in which certain of executive officers participate, see "Non-Qualified Deferred Compensation in Fiscal 2019" above.

  NortonLifeLock Executive Retention Plan

        In January 2001, the Board approved the NortonLifeLock Executive Retention Plan, to deal with employment termination resulting from a change in control of the Company. The plan was modified by the Board in July 2002, April 2006, June 2007, April 2012, February 2016 and January 2018. Under the terms of the plan, all equity compensation awards (including, among others, stock options, RSUs and PRUs) granted by the Company to the Company's Section 16(b) officers (including our named executive officers) would become fully vested (at target or to the extent of achievement for PRUs) and, if applicable, exercisable following a change in control of the Company (as defined in the plan) after which the officer's employment is terminated without cause or constructively terminated by the acquirer within 12 months after the change in control.

        The plan also provides for the payment of a cash severance benefit for our named executive officers equal to one times such officer's base salary and target payout under the Executive Annual Incentive Plan applicable to such named executive officer in the circumstances described above (i.e., following a change in control of the Company after which the officer's employment is terminated without cause or constructively terminated by the acquirer within 12 months after the change in control.)

  NortonLifeLock Executive Severance Plan

        In April 2012, the Compensation Committee adopted the NortonLifeLock Executive Severance Plan to provide severance benefits to specified officers of NortonLifeLock, including our named executive officers and Messrs. Pilette and Brown, which was amended in fiscal 2016. The executive officers must meet certain criteria in order to participate in the plan, including, among other criteria, (i) the executive officer was involuntarily terminated from active employment other than for cause (as defined in the plan); (ii) the executive officer was not terminated due to the sale of a business, part of a business, divestiture or spin-off and offered employment upon terms and conditions substantially identical to those in effect immediately prior to such sale, divestiture or spin-off; and (iii) the executive officer is not entitled to severance under any other plan, fund, program, policy, arrangement or individualized written agreement providing for severance benefits that is sponsored or funded by NortonLifeLock.

        Under the terms of the plan, the executive officer will receive severance payments equal to one times the sum of his or her base salary in effect at the time of his or her involuntary termination. The executive officer will also receive a one-time bonus of $15,000, minus taxes and other legally required deductions. The executive officer is also entitled to receive six months of outplacement services, including counseling and guidance. The executive officer is solely responsible for all COBRA premiums for his or her continuation coverage. In addition, the executive officer will receive an additional payment equivalent to 75% of the executive officer's prorated target cash incentive award under the Executive Annual Incentive Plan in effect for such fiscal year to the executive officer who was terminated in the second half of such fiscal year and was employed in good standing for a minimum of six (6) months prior to his or her termination date. This payment was added to standardize benefits to all our executive officers and to be competitive with overall market practices.

        Payment of severance payments, one-time bonus payment, outplacement services and 75% of the prorated target cash incentive award under the Executive Annual Incentive Plan pursuant to the NortonLifeLock Executive Severance Plan is subject to the applicable executive officer returning a release of claims against NortonLifeLock.

Amy L. Cappellanti-Wolf

        The following table summarizes the value of the payouts to Ms. Cappellanti-Wolf pursuant to the NortonLifeLock Executive Retention Plan and the NortonLifeLock Executive Severance Plan, assuming a qualifying termination as of March 29, 2019 (intrinsic values of equity awards are based upon the closing price for a share of our common stock of $22.90 on March 29, 2019 minus the exercise price):

	Severance Pay ($)	Option Vesting ($)	RSU Vesting ($)	PRU Vesting ($)
Involuntary Termination Because of Market Conditions or Division Performance	689,836	—	—	1,859,826
Termination Without Cause or Constructive Termination Within 12 Months of a Change of Control	748,000	—	2,680,634	1,859,826
Termination Without Cause	689,836	—	2,680,634	1,859,826
Termination Due to Death or Disability	—	—	—	1,859,826

Samir Kapuria

        The following table summarizes the value of the payouts to Mr. Kapuria pursuant to the NortonLifeLock Executive Retention Plan and the NortonLifeLock Executive Severance Plan, assuming a qualifying termination as of March 29, 2019 (intrinsic values of equity awards are based upon the closing price for a share of our common stock of $22.90 on March 29, 2019 minus the exercise price):

	Severance Pay ($)	Option Vesting ($)	RSU Vesting ($)	PRU Vesting ($)
Involuntary Termination Because of Market Conditions or Division Performance	789,906	—	—	3,149,028
Termination Without Cause or Constructive Termination Within 12 Months of a Change of Control	900,000	—	5,882,796	3,149,028
Termination Without Cause	789,906	—	5,882,796	3,149,028
Termination Due to Death or Disability	—	—	—	3,149,028

Scott C. Taylor

        The following table summarizes the value of the payouts to Mr. Taylor pursuant to the NortonLifeLock Executive Retention Plan and the NortonLifeLock Executive Severance Plan, assuming a qualifying termination as of March 29, 2019 (intrinsic values of equity awards are based upon the closing price for a share of our common stock of $22.90 on March 29, 2019 minus the exercise price):

	Severance Pay ($)	Option Vesting ($)	RSU Vesting ($)	PRU Vesting ($)
Involuntary Termination Because of Market Conditions or Division Performance	1,068,836	—	—	3,829,276
Termination Without Cause or Constructive Termination Within 12 Months of a Change of Control	1,200,000	—	2,766,088	3,829,276
Termination Without Cause	1,068,836	—	2,766,088	3,829,276
Termination Due to Death or Disability	—	—	—	3,829,276

Former Officers:

  Gregory S. Clark

        The following table summarizes the value of the payouts to Mr. Clark pursuant to Mr. Clark's Employment Agreement, assuming a qualifying termination as of March 29, 2019 (intrinsic values of equity awards are based upon the closing price for a share of our common stock of $22.90 on March 29, 2019 minus the exercise price).

	Severance Pay ($)	COBRA Premiums ($)	Option Vesting ($)	RSU Vesting ($)	PRU Vesting ($)
Involuntary Termination	2,000,000	20,031	—	3,790,062	—

        Mr. Clark served as our President and CEO through May 9, 2019. In connection with Mr. Clark's departure, he and the Company entered into a separation agreement dated May 9, 2019. Pursuant to the separation agreement, Mr. Clark was not entitled to and did not receive any payouts under his employment agreement, the NortonLifeLock Executive Retention Plan, the NortonLifeLock Executive Severance Plan or any other arrangement.

  Nicholas R. Noviello

        As discussed above, in connection with the CFO transition process announced in January 2019, we entered into the Transition Services Agreement with Nicholas Noviello, which governed the payments Mr. Noviello would receive through the date of his departure, which was May 24, 2019. Under the Transition Services Agreement, Mr. Noviello was entitled to receive his base salary, continue to participate in the Company's FY19 EAIP without regard to individual performance, continue to participate in Company benefit programs, and continue to vest in his outstanding restricted stock unit awards through the end of his transition period. Mr. Noviello was also entitled to vesting and settlement of his remaining 44,184 shares under his FY17 PRUs and was eligible to receive a portion of his awards under his FY18 PRUs and FY19 PRUs, subject to achievement of applicable performance metrics, upon the completion of the transition period or upon an earlier involuntary termination without cause, a constructive termination or his termination due to his death or disability, as if services ended at the end of the transition period, subject to a release of claims.

        Following the completion of his transition period, or upon an earlier involuntary termination without cause, a constructive termination or termination due to death or disability, and subject to delivery of a release of claims, Mr. Noviello was entitled to receive severance payments and benefits consistent with the Company's Executive Severance Plan, including a one-time lump sum payment of $665,000, six months of outplacement services and a lump sum payment equal to 75% of Mr. Noviello's target cash incentive award under the FY19 EAIP payment, but only if it would be greater than the amount paid in the ordinary course as described above.

        The following table summarizes the value of payments to Mr. Noviello in accordance with his Transition Services Agreement. The intrinsic values of equity awards set forth in the table below are based upon the closing price for a share of our common stock of $22.90 on March 29, 2019.

	Severance Pay ($)	Option Vesting ($)	RSU Vesting ($)	PRU Vesting ($)
Involuntary Termination	3,152,500	—	1,729,087	3,426,067

FY20 Severance and Retention Arrangements

        In August 2019, the Compensation Committee approved enhanced severance and retention arrangements (the "Severance and Retention Arrangements") for certain executives of the Company, including Amy L. Cappellanti-Wolf, Scott C. Taylor and Vincent Pilette in connection with the Broadcom Sale to incentivize them to continue to provide transition services following the closing of the transaction. Pursuant to the Severance and Retention Arrangements, if the applicable executive is employed with the Company through the closing of the transaction and (i) through a transition period (the "Transition Period"), or (ii) is terminated by the Company without cause prior to the end of the Transition Period, such executive will be entitled to receive, effective as of the earlier of the executive's termination date or the end of the Transition Period (a) a cash payment equal to such executive's annual base salary, (b) a cash payment equal to such executive's target bonus (increased pro rata for any additional period of service in the Transition Period), and (c) vesting as to 50% of such executive's unvested equity as of the closing of the Broadcom Sale (the "Unvested Equity").

        Such executive will also be entitled to receive between 75% and 150% acceleration of the additional 50% Unvested Equity if the average closing price of the Company's common stock reaches predetermined levels based 50% (y) during the Transition Period and (z) from July 1, 2020 through December 31, 2020.

CEO Pay Ratio

        As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the ratio of the annual total compensation of Mr. Clark, our former CEO, to the median of the annual total compensation of our employees. We believe that the pay ratio disclosed below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and apply various assumptions and, as result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.

        NortonLifeLock is a global cybersecurity company and operates in 47 countries. As of the end of FY19, March 29, 2019, we employed 11,921 employees globally. Of our total workforce, approximately 46% was based in the United States and 54% was based outside of the United States as of the end of FY19. Our compensation programs and reward offerings are designed to reflect local market practices across our global operations.

  Pay Ratio:

  •
  Mr. Clark's FY19 annual total compensation was $2,921,038, as reported in the "Total" column of the "2019 Summary Compensation Table" in this proxy statement.

  •
  The FY19 annual total compensation of our median employee (other than our CEO) was $115,899.

  •
  Based on this information, the pay ratio of the annual total compensation our CEO to the median of the annual total compensation of our employees is 25.2 to 1.

  Identification of the Median Employee:

        For purposes of identifying our median employee, we used our global employee population as of March 29, 2019, identified based on our global human resources system of record, inclusive of all regular employees employed by the company as of that date. We used total direct compensation as our consistently applied compensation measure. In this context, total direct compensation is the sum of the value of base salary or wages earned, which has been annualized with respect to permanent employees, the annual incentive target amount or annual commission target amount in effect as of March 29, 2019, and the grant date fair value of all equity awards granted during FY19. Cash compensation figures were converted from local currency to U.S. dollars using the exchange rate the Company used for 2019 internal budgeting purposes. NortonLifeLock did not utilize the de minimis exemption to eliminate countries representing no more than 5% of our global population in the aggregate as allowed by SEC rules.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related-Person Transactions Policy and Procedure

        NortonLifeLock has adopted a written related person transactions policy which provides for the Company's policies and procedures regarding the identification, review, consideration and approval or ratification of "related person transactions." The Nominating and Governance Committee reviews transactions that may be "related person transactions," which are transactions between NortonLifeLock and any related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000, and in which the related person has or will have a direct or indirect material interest. For purposes of the policy, a related person is any NortonLifeLock executive officer, director, nominee for director, or stockholder holding more than 5% of any class of NortonLifeLock's voting securities, in each case, since the beginning of the previous fiscal year, and their immediate family members.

        Under the policy, absent any facts or circumstances indicating special or unusual benefits to the related person, the following transactions are deemed not to be "related person transactions" (meaning the related person is deemed to not have a direct or indirect material interest in the transaction):

  •
  compensation to executive officers determined by NortonLifeLock's Compensation Committee;

  •
  any transaction with another company at which a related person is a director or an employee (other than an executive officer) if the aggregate amount involved does not exceed the greater of $2,000,000, or three percent of that company's total annual gross revenues, provided that the transaction involves the purchase of either company's goods and services and the transaction is subject to usual trade terms and is in the ordinary course of business and the related person is not involved in the negotiation of the transaction;

  •
  any compensation paid to a director if the compensation is required to be reported in NortonLifeLock's proxy statement;

  •
  any transaction where the related person's interest arises solely from the ownership of the Company's common stock and all holders of the Company's common stock received the same benefit on a pro rata basis;

  •
  any charitable contribution, grant or endowment by NortonLifeLock or the NortonLifeLock Foundation to a charitable organization, foundation or university at which a related person's only relationship is as a director or an employee (other than an executive officer), if the aggregate amount involved does not exceed $120,000, or any non-discretionary matching contribution, grant or endowment made pursuant to a matching gift program;

  •
  any transaction where the rates or charges involved are determined by competitive bids;

  •
  any transaction involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority; or

  •
  any transaction involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

        Under the policy, members of NortonLifeLock's legal department review transactions involving related persons that do not fall into one of the above categories. If they determine that a related person could have a significant interest in a transaction, the transaction is referred to the Nominating and Governance Committee. In addition, transactions may be identified through NortonLifeLock's Code of Conduct or other NortonLifeLock policies and procedures, and reported to the Nominating and Governance Committee. The Nominating and Governance Committee determines whether the related person has a material interest in a transaction and may approve, ratify, rescind or take other action with respect to the transaction.

Certain Related Person Transactions

  Investments by Firms Affiliated with our Directors

        On February 3, 2016, NortonLifeLock entered into an investment agreement with investment entities affiliated with Silver Lake, a private equity firm, relating to the issuance to Silver Lake of $500 million principal amount of 2.5% convertible unsecured notes, due in 2021. In connection with the investment, Kenneth Y. Hao, a managing partner and managing director of Silver Lake, was appointed to our Board.

        On June 12, 2016, NortonLifeLock entered into an investment agreement with investment entities affiliated with Silver Lake and Bain Capital relating to the issuance of $1.25 billion aggregate principal amount of 2.0% convertible unsecured notes due in 2021. Pursuant to the investment agreement, Silver Lake has agreed to purchase $500 million aggregate principal amount of the notes, and Bain Capital, private equity firm of which David W. Humphrey is a managing director, has agreed to purchase $750 million aggregate principal amount of the notes. The transactions contemplated by this investment agreement closed concurrently with the closing of the Blue Coat acquisition on August 1, 2016. In connection with the investment, Mr. Humphrey was appointed to our Board.

        The 2.5% convertible unsecured notes, due in 2021 (the "2.5% Notes"), bear interest at a rate of 2.5% per annum. The 2.0% convertible unsecured notes, due in 2021 (the "2.0% Notes" and, together with the 2.5% Notes, collectively, the "Notes"), bear interest at a rate of 2.0% per annum. Interest is payable semiannually in cash under the Notes. The initial conversion rate for the 2.5% Notes was 59.6341 shares of our common stock, and cash in lieu of fractional shares, per $1,000 principal amount of the 2.5% Notes, which was equivalent to an initial conversion price of approximately $16.77 per share of common stock. The initial conversion rate for the 2.0% Notes was 48.9860 shares of our common stock, and cash in lieu of fractional shares, per $1,000 principal amount of the 2.0% Notes, which was equivalent to an initial conversion price of approximately $20.41 per share of common stock. The conversion rates under the Notes are subject to customary anti-dilution adjustments. Holders may surrender their Notes for conversion at any time prior to the close of business on the business day immediately preceding the maturity date for the Notes.

        As of March 30, 2018, $1.75 billion in aggregate principal amount of the Notes was outstanding. During FY18, we paid an aggregate of $37.5 million in interest on the Notes.

        NortonLifeLock also entered into a Registration Rights Agreement pursuant to which holders of the Notes have certain registration rights with respect to the Notes and the shares of our common stock issuable upon conversion of the Notes.

  Reinvestment Agreements with our Executive Officers

        On June 12, 2016, we entered into reinvestment agreements with our former CEO Mr. Clark and GSC-OZ Investment LLC, an entity controlled by Mr. Clark, pursuant to which the parties agreed to purchase, in the aggregate, 2,329,520 shares our common stock for an aggregate purchase price of $40,300,696. On August 1, 2016, we issued and sold these shares to Mr. Clark and GSC-OZ Investment LLC.

        On June 12, 2016, we entered into a reinvestment agreement with each of Mr. Fey, our former President and COO, and Mr. Noviello, our former CFO, pursuant to which each of Mr. Fey and Mr. Noviello agreed not to transfer certain shares of common stock to be issued upon exercise of options held by Mr. Fey and Mr. Noviello. On August 1, 2017 these shares were released from transfer restrictions when our common stock achieved the specified volume weighted average trading price over a defined period as set forth in the agreements.

  Transactions with Starboard Value LP

        In September 2018, the Company entered into an agreement with Starboard Value LP and certain of its affiliates (collectively, "Starboard") regarding, among other things, the membership and composition of the Board and committees thereof (the "Starboard Agreement"). Under the terms of the Starboard Agreement, the Company appointed Peter A. Feld and Dale L. Fuller to serve on the Board and agreed to nominate them for election to the Board at the Annual Meeting. The Starboard Agreement also provided that Robert S. Miller and Geraldine B. Laybourne would not stand for re-election as directors at the Annual Meeting and that, within 30 days after the Annual Meeting, the Company would appoint Richard S. "Rick" Hill to the Board and an additional director to the Board who would be selected by the then-appointed Board from a list of candidates mutually agreed by the Company and Starboard pursuant to the procedures described in the Starboard Agreement. On January 7, 2019, the Board appointed Mr. Hill and Sue Barsamian to the Board in accordance with this provision.

        Pursuant to the Starboard Agreement, if at any time Starboard beneficially owns less than 3.0% of the Company's then-outstanding common stock (the "Minimum Ownership Threshold"), Mr. Feld (or, if Mr. Feld is no longer serving on the Board, the substitute Starboard employee director who replaced Mr. Feld) will immediately resign from the Board. Furthermore, until the earlier of (x) 15 business days prior to the deadline for the submission of stockholder nominations for the 2019 Annual Meeting and (y) 90 days prior to the first anniversary of the Annual Meeting, for so long as Starboard satisfies the Minimum Ownership Threshold, Starboard also has certain additional rights to recommend or select substitute directors as provided in the Starboard Agreement.

  Aircraft Lease Agreement

        On November 9, 2017, the Company and Mr. Clark, our former CEO, entered into an Aircraft Lease Agreement (the "Aircraft Lease Agreement") for the occasional lease by the Company of an aircraft owned by Mr. Clark. Under the Aircraft Lease Agreement, the Company will reimburse Mr. Clark for business travel on his aircraft at a rate of $2,500 per flight hour plus additional operating costs. The Nominating and Governance Committee of our Board of Directors approved the Aircraft Lease Agreement after completing a competitive analysis of comparable chartered aircraft rates, which showed that the reimbursement rate is at or below market rates for the charter of similar aircraft. The Nominating and Governance Committee during FY18 also adopted a Company-wide Aircraft Usage Policy, which governs the approved business usage of corporate aircraft, including Mr. Clark's, and set an annual cap on the amount of expenses to be incurred by the Company under the policy at two million dollars. During FY19, we incurred approximately $2 million in fees for the aircraft owned by Mr. Clark. Please see "Executive Compensation and Related Information — Summary Compensation Table" on page 60 for more information.

REPORT OF THE AUDIT COMMITTEE

        The information contained in the following report of NortonLifeLock's Audit Committee is not considered to be "soliciting material," "filed" or incorporated by reference in any past or future filing by NortonLifeLock under the Exchange Act or the Securities Act of 1933 unless and only to the extent that NortonLifeLock specifically incorporates it by reference.

        The Audit Committee is comprised solely of independent directors, as defined by current Nasdaq listing standards, and operates under a written charter which was most recently amended by the Board on January 29, 2018. The Audit Committee oversees NortonLifeLock's financial reporting process on behalf of the Board. Management has primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements that were included in NortonLifeLock's Annual Report on Form 10-K for the fiscal year ended March 29, 2019 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

        The Audit Committee reviewed with NortonLifeLock's independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of NortonLifeLock's accounting principles and discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. In addition, the Audit Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the registered public accounting firm's communications with the Audit Committee concerning independence from management and NortonLifeLock, and has discussed with the independent registered public accounting firm the registered public accounting firm's independence from management and NortonLifeLock.

        The Audit Committee discussed with NortonLifeLock's internal accountants and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the internal accountants and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of NortonLifeLock's internal controls, and the overall quality of NortonLifeLock's financial reporting.

        The Audit Committee also received the report of management contained in NortonLifeLock's Annual Report on Form 10-K for the fiscal year ended March 29, 2019, as well as KPMG's Report of Independent Registered Public Accounting Firm included in NortonLifeLock's Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements and financial statement schedule and (ii) the effectiveness of internal control over financial reporting. The Audit Committee continues to oversee NortonLifeLock's efforts related to its internal control over financial reporting and management's preparations for the evaluation in fiscal 2019.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in NortonLifeLock's Annual Report on Form 10-K for the fiscal year ended March 29, 2019 for filing with the SEC.

        By: The Audit Committee of the Board of Directors:

  V. Paul Unruh (Chair)
  Frank E. Dangeard
  Dale L. Fuller
  Anita M. Sands
  Suzanne M. Vautrinot

 NORTONLIFELOCK INC.
2019 ANNUAL MEETING OF STOCKHOLDERS
MEETING INFORMATION

Information About Solicitation and Voting

        This proxy is solicited on behalf of the Board for use at the Annual Meeting, which will be conducted via live webcast on December 19, 2019, at 9:00 a.m. (Pacific Time), and any adjournment or postponement thereof. We will provide a re-playable webcast of the Annual Meeting, which will be available on the events section of our investor relations website at investor.NortonLifeLock.com.

About the Annual Meeting

What is the purpose of the Annual Meeting?

        At our Annual Meeting, stockholders will act upon the proposals described in this proxy statement. In addition, following the meeting, management will report on the performance of NortonLifeLock and respond to questions from stockholders.

What proposals are scheduled to be voted on at the Annual Meeting?

        Stockholders will be asked to vote on four proposals. The proposals are:

    1.
    Election to the Board of the eight nominees named in this proxy statement;

    2.
    Ratification of the appointment of KPMG as our independent registered public accounting firm for the 2020 fiscal year;

    3.
    An advisory vote to approve executive compensation;

    4.
    Stockholder proposal regarding independent board chairman; and

    5.
    To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

What is the recommendation of the Board on each of the proposals scheduled to be voted on at the Annual Meeting?

        The Board recommends that you vote FOR each of the nominees to the Board (Proposal No. 1), FOR the ratification of the appointment of KPMG as our independent registered public accounting firm for the 2020 fiscal year (Proposal No. 2); FOR the approval of compensation to our named executive officers (Proposal No. 3); and AGAINST the stockholder proposal regarding independent board chairman (Proposal No. 4).

Could other matters be decided at the Annual Meeting?

        Our Bylaws require that we receive advance notice of any proposal to be brought before the Annual Meeting by stockholders of NortonLifeLock, and we have not received notice of any such proposals. If any other matter were to come before the Annual Meeting, the proxy holders appointed by the Board will have the discretion to vote on those matters for you.

Who can vote at the Annual Meeting?

        Stockholders as of the record date for the Annual Meeting, November 1, 2019, are entitled to vote at the Annual Meeting. At the close of business on the record date, there were 623,246,880 shares of NortonLifeLock common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the meeting.

  Stockholder of Record: Shares Registered in Your Name

        If on November 1, 2019 your shares were registered directly in your name with our transfer agent, Computershare Investor Services, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to virtually attend the Annual Meeting, we urge you to vote over the Internet or by telephone, or if you received paper proxy materials by mail, by filling out and returning the proxy card.

        For questions regarding your stock ownership, you may contact our transfer agent, Computershare Investor Services, by email through their website at www.computershare.com/contactus or by phone at (877) 282-1168 (within the U.S. and Canada) or (781) 575-2879 (outside the U.S. and Canada).

  Beneficial Owner: Shares Registered in the Name of a Broker or Nominee

        If on November 1, 2019 your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and it has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.

How do I vote?

        If you are a stockholder of record, you may:

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  vote at the virtual annual meeting — to participate in and vote at the virtual annual meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials;

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  vote via the Internet or via telephone — instructions are shown on your Notice of Internet Availability or proxy card; or

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  vote by mail — if you received a paper proxy card and voting instructions by mail, simply complete, sign and date the enclosed proxy card and return it before the Annual Meeting in the envelope provided.

        Votes submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on December 18, 2019. Submitting your proxy, whether via the Internet, by telephone or by mail if you received a paper proxy card, will not affect your right to vote at the Annual Meeting should you decide to virtually attend the meeting.

        If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct it how to vote your shares.

        Your vote is important. Whether or not you plan to virtually attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted. You may still virtually attend the Annual Meeting if you have already voted by proxy.

What is the quorum requirement for the Annual Meeting?

        A majority of our outstanding shares as of the record date must be present at the Annual Meeting in order to hold the meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you virtually attend and vote at the Annual Meeting or if you have properly submitted a proxy.

How are abstentions and broker non-votes treated?

        Abstentions (shares present at the meeting and voted "abstain") are counted for purposes of determining whether a quorum is present, and have no effect on the election of directors. For the purpose of determining whether the stockholders have approved all other matters, abstentions have the same effect as an "against" vote.

        Broker non-votes occur when shares held by a broker for a beneficial owner are not voted either because (i) the broker did not receive voting instructions from the beneficial owner, or (ii) the broker lacked discretionary authority to vote the shares. Broker non-votes are counted for purposes of determining whether a quorum is present, and have no effect on the matters voted upon. If you are a beneficial holder and do not provide specific voting instructions to your broker, the broker that holds your shares will not be authorized to vote your shares on any of the proposals, except for Proposal No. 2, ratification of the appointment of KPMG as our independent public accounting firm for the 2019 fiscal year. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to virtually attend the Annual Meeting.

What is the vote required for each proposal?

        The votes required to approve each proposal are as follows:

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  Proposal No. 1.  Each director must be elected by a majority of the votes cast, meaning the votes "FOR" a director must exceed the number of votes "AGAINST" a director.

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  Proposal Nos. 2, 3, and 4.  Approval of each of Proposals Nos. 2, 3, and 4 requires the affirmative "FOR" vote of a majority of the shares entitled to vote on these proposals at the Annual Meeting and virtually attending the Annual Meeting or represented by proxy.

What if I return a proxy card but do not make specific choices?

        All proxies will be voted in accordance with the instructions specified on the proxy card. If you vote over the internet or by telephone, please follow the instructions included on the Notice of Internet Availability, proxy card or proxy materials on how to vote over the Internet or by telephone. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our Board stated above.

        If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute "broker non-votes" (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the Annual Meeting. Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting.

Who is paying for this proxy solicitation?

        NortonLifeLock is paying the costs of the solicitation of proxies. We have retained D.F. King & Co., Inc. to help us solicit proxies from brokers, bank nominees and other institutions for a fee of $10,000, plus reasonable out-of-pocket expenses. We will also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. In addition, our directors, officers, and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, e-mail, or otherwise. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for any Internet access charges you may incur.

What does it mean if I receive more than one proxy card or Notice of Internet Availability?

        If you receive more than one proxy card or Notice of Internet Availability, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on your proxy card or Notice of Internet Availability on how to access each proxy card and vote each proxy card over the Internet or by telephone. If you received paper proxy materials by mail, you can also complete, sign and return each proxy card to ensure that all of your shares are voted.

How can I change my vote after submitting my proxy?

        You may change your vote or revoke your proxy at any time before your proxy is voted at the Annual Meeting. If you are a stockholder of record, you may change your vote or revoke your proxy by:

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  delivering to the Corporate Secretary of NortonLifeLock (by any means, including facsimile) a written notice stating that the proxy is revoked;

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  signing and delivering a proxy bearing a later date;

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  voting again over the Internet or by telephone; or

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  virtually attending and voting at the Annual Meeting (although attendance at the meeting will not, by itself, revoke a proxy).

        Please note, however, that if you are a beneficial owner and you wish to change or revoke your proxy, you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares at the Annual Meeting, by virtually attending and voting at the Annual Meeting.

How can I attend the Annual Meeting and submit questions?

        To attend the Annual Meeting and submit your questions prior to or during the Annual Meeting, please visit www.virtualshareholdermeeting.com/NLOK2019. To participate in the Annual Meeting or to submit questions in advance of the meeting, you will need the 16-digit control number included with your proxy materials, on your proxy card, Notice of Internet Availability or on the instructions that accompanied your proxy materials.

What if during the check-in time or during the meeting I have technical difficulties or trouble accessing the virtual meeting website?

        We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call:

        1-855-449-0991 (U.S. Domestic Toll Free)

        1-720-378-5962 (International)

Why are you not holding the Annual Meeting in a physical location?

        We are excited to embrace the latest technology to provide expanded access, improved communication and cost savings for our stockholders. Hosting a virtual meeting will enable increased stockholder attendance and participation since stockholders can participate from any location around the world. In addition, the online format will allow us to communicate more effectively with you via a pre-meeting forum that you can enter by visiting www.virtualshareholdermeeting.com/NLOK2019.

How can I get electronic access to the proxy materials?

        The proxy materials will provide you with instructions regarding how to:

  •
  view our proxy materials for the Annual Meeting over the Internet; and

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  instruct us to send our future proxy materials to you electronically by email.

        Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings of stockholders on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Where can I find the voting results?

        The preliminary voting results will be announced at the Annual Meeting and posted on our website at investor.NortonLifeLock.com. The final results will be tallied by the inspector of elections and filed with the U.S. Securities and Exchange Commission in a current report on Form 8-K within four business days of the Annual Meeting.

ADDITIONAL INFORMATION

Stockholder Proposals for the 2020 Annual Meeting

        Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. NortonLifeLock's Bylaws provide that, for stockholder nominations to the Board or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Corporate Secretary at NortonLifeLock Inc., 60 E. Rio Salado Parkway, Suite 1000, Tempe, Arizona 85281, Attn: Corporate Secretary.

        To be timely for the 2020 annual meeting of stockholders, a stockholder's notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices between August 21, 2020 and September 20, 2020 (or, if the 2020 annual meeting is called for a date that is more than 30 calendar days before or more than 60 calendar days after the anniversary of the date of the 2019 Annual Meeting, then by no later than 10 calendar days after our public announcement of the date of the 2020 annual meeting). A stockholder's notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by NortonLifeLock's Bylaws.

        Requirements for Stockholder Proposals to be Considered for Inclusion in Our Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at NortonLifeLock's 2020 annual meeting must be received by us not later than July 10, 2020 in order to be considered for inclusion in NortonLifeLock's proxy materials for that meeting.

Available Information

        NortonLifeLock will mail without charge, upon written request, a copy of NortonLifeLock's Annual Report on Form 10-K for fiscal year 2019, including the financial statements, schedule and list of exhibits, and any exhibit specifically requested. Requests should be sent to:

NortonLifeLock Inc.
60 E. Rio Salado Parkway, Suite 1000
Tempe, Arizona 85281
Attn: Investor Relations

        The Annual Report is also available at investor.NortonLifeLock.com.

"Householding" — Stockholders Sharing the Same Last Name and Address

        The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called "householding." Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.

        This year, a number of brokers with account holders who are NortonLifeLock stockholders will be "householding" our annual report and proxy materials. A single set of annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting Broadridge ICS, either by calling toll-free (800) 542-1061, or by writing to Broadridge ICS, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

        Upon written or oral request, NortonLifeLock will promptly deliver a separate copy of the annual report and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the annual report and other proxy materials, you may write or call NortonLifeLock's Investor Relations department at 60 E. Rio Salado Parkway, Suite 1000, Tempe, Arizona 85281, Attn: Investor Relations, telephone number (650) 527-8020.

        Any stockholders who share the same address and currently receive multiple copies of NortonLifeLock's annual report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about householding or NortonLifeLock's Investor Relations department at the address or telephone number listed above.

OTHER MATTERS

        The Board does not presently intend to bring any other business before the meeting and, so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may arise and properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. NORTONLIFELOCK INC. (FORMERLY SYMANTEC CORPORATION) 60 EAST RIO SALADO PARKWAY SUITE 1000 TEMPE, ARIZONA 85281 During The Meeting - Go to www.virtualshareholdermeeting.com/NLOK2019 You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E82515-P28869 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. NORTONLIFELOCK INC. The Board of Directors recommends that you vote FOR the following: 1. Election of Directors Nominees: For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! The Board of Directors recommends that you vote FOR proposals 2 and 3. 1a. Sue Barsamian For Against Abstain 2. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2020 fiscal year. Advisory vote to approve executive compensation. ! ! For ! ! Against ! ! Abstain 1b. Frank E. Dangeard 1c. Nora M. Denzel 3. 1d. Peter A. Feld The Board of Directors recommends you vote AGAINST the following proposal: ! ! ! 1e. Kenneth Y. Hao 4. Stockholder proposal regarding independent board chairman. 1f. David W. Humphrey NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 1g. Vincent Pilette 1h. V. Paul Unruh Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E82516-P28869 This Proxy is Solicited on Behalf of the Board of Directors of NortonLifeLock Inc. 2019 Annual Meeting of Stockholders The undersigned stockholder(s) appoint(s) Vincent Pilette, Matthew Brown, and Scott C. Taylor (the "Proxies") and each of them, with full power of substitution, as attorneys and proxies for and in the name and place of the undersigned, and hereby authorize(s) each of them to represent and to vote all of the shares of Common Stock of NortonLifeLock Inc. that are held of record by the undersigned as of November 1, 2019, which the undersigned is entitled to vote at the Annual Meeting of Stockholders of NortonLifeLock Inc. to be held on December 19, 2019 at 9:00 A.M. (Pacific Time), and at any adjournments or postponements thereof. THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE ANNUAL MEETING AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF IN THE MANNER DESCRIBED HEREIN. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE EIGHT NOMINEES IDENTIFIED HEREIN TO THE BOARD OF DIRECTORS, AND FOR PROPOSALS 2 AND 3 AND AGAINST PROPOSAL 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. Continued and to be signed on reverse side